UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2020

DEERFIELD HEALTHCARE TECHNOLOGY

ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 37th Floor New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 551-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	DFHTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DFHT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DFHTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment supplements Item 7.01 and Item 9.01 (solely to add additional exhibits) of the Current Report on Form 8-K of Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“DFHT”), filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2020 (the “Original Current Report”), in which DFHT reported, among other events, the execution of the Business Combination Agreement (as defined in the Original Current Report).

This Amendment No. 1 on Form 8-K/A does not supplement any other item of the Original Current Report or purport to provide an update or a discussion of any developments at DFHT or its subsidiaries subsequent to the filing date of the Original Current Report. The information previously reported in or filed with the Original Current Report is hereby incorporated by reference to this Form 8-K/A.

Capitalized terms used herein but not defined herein have the meanings given to such terms in the Original Current Report.

Item 7.01	Regulation FD Disclosure.

On December 18, 2020, the management of CareMax and DFHT held a presentation via webcast regarding the Business Combination (the “Webcast”). A copy of the transcript for the Webcast is furnished hereto as Exhibit 99.3.

The information in this Item 7.01 and Exhibit 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. This Current Report on Form 8-K/A will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.3.

Additional Information

In connection with the proposed Business Combination, DFHT intends to file with the SEC a preliminary proxy statement relating to the Business Combination. DFHT will mail a definitive proxy statement and other relevant documents to the stockholders of DFHT. Stockholders of DFHT and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and, when available, the definitive proxy statement, and any amendments thereto, in connection with DFHT’s solicitation of proxies for the special meeting to be held to approve the Business Combination because the proxy statement will contain important information about DFHT, CareMax, IMC and the Business Combination. The definitive proxy statement will be mailed to stockholders of DFHT as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Deerfield Healthcare Technology Acquisitions Corp., 780 Third Avenue, New York, NY 10017, Attention: Corporate Secretary, or by calling (212) 551-1600.

Participants in the Solicitation

DFHT, CareMax and IMC, and their respective directors and executive officers, may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. Information about the directors and executive officers of DFHT is set forth in DFHT’s registration statement on Form S-1, which was initially filed with the SEC on June 30, 2020 and is available free of charge from the sources indicated above.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the proposed Business Combination will be set forth in the preliminary and definitive proxy statement when filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This Current Report on Form 8-K/A is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K/A includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, the expectation that the combined company’s Class A common stock will be listed on Nasdaq, and the anticipated closing date of the proposed Business Combination. These statements are based on various assumptions and on the current expectations of DFHT and CareMax management and IMC management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DFHT, CareMax and IMC. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which CareMax or IMC may become a party or governmental investigations to which CareMax or IMC may become subject that could interrupt or limit CareMax’s or IMC’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in CareMax’s or IMC’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the stockholders of DFHT and/or the equity holders of CareMax or IMC for the proposed Business Combination is not obtained; failure to realize the anticipated benefits of the proposed Business Combination, including as a result of a delay in consummating the proposed Business Combination or a delay or difficulty in integrating the businesses of DFHT, CareMax and IMC; the amount of redemption requests made by DFHT’s stockholders; those factors discussed in DFHT’s registration statement on Form S-1, which was initially filed with the SEC on June 30, 2020, under the heading “Risk Factors,” and other documents of DFHT filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DFHT, CareMax nor IMC presently know or that DFHT, CareMax and IMC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DHT’s, CareMax’s and IMC’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K/A. DFHT, CareMax and IMC anticipate that subsequent events and developments will cause DFHT’s, CareMax’s and IMC’s assessments to change. However, while DFHT, CareMax and IMC may elect to update these forward-looking statements at some point in the future, DFHT, CareMax and IMC specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing DFHT’s, CareMax’s and IMC’s assessments as of any date subsequent to the date of this Current Report on Form 8-K/A. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of December 18, 2020, by and among DFHT, the Sellers, the Companies and Deerfield Partners.

10.1	Lock-Up Agreement, dated as of December 18, 2020, by and among DFHT, DFHTA Sponsor LLC, Deerfield Partners, certain other shareholders of DFHT and the Sellers.

10.2	Registration Rights Agreement, dated as of December 18, 2020, by and among DFHT, the Sellers, DFHTA Sponsor LLC, Deerfield Partners and the other parties thereto.

10.3	Form of Subscription Agreement.

10.4	Form of Deerfield Subscription Agreement.

10.5	Consent and Waiver Letter, dated as of December 18, 2020, by and among DFHT, Deerfield Partners and DFHTA Sponsor LLC.

99.3	Transcript of Webcast held on December 18, 2020.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). DFHT agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2020

Deerfield Healthcare Technology Acquisitions Corp.

By:	/s/ Christopher Wolfe
	Name:	Christopher Wolfe
	Title:	Chief Financial Officer

Exhibit 2.1

EXECUTION COPY

Dated December 18, 2020

Business Combination Agreement

between

Deerfield Healthcare Technology Acquisitions Corp.,

as DFHT

CareMax Medical Group, LLC,

as CareMax

IMC Medical Group Holdings, LLC,

as IMC

the entities listed in Annex I,

as the CareMax Group

IMC Holdings, LLC,

as IMC Parent

and

Deerfield Partners, L.P.

as Deerfield Partners

-i-

-ii-

-iii-

Page

Annex

Annex I	CareMax Group

Annex II	Definitions

Exhibits

Exhibit A	CareMax Pre-Closing Reorganization

Exhibit B	A&R Registration Rights Agreement

Exhibit C	Lockup Agreement

Exhibit D	Working Capital Calculation

Exhibit E	Form of DFHT Third Amended and Restated Certificate of Incorporation

Exhibit F	Form of DFHT Amended and Restated Bylaws

-iv-

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (together with all Schedules and Exhibits attached hereto, this “Agreement”) is made and entered into as of December 18, 2020, by and among Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“DFHT”), the entities listed in Annex I (collectively, the “CareMax Group”), IMC Holdings, LLC, a Delaware limited liability company (including its successor pursuant to Section 6.05(l), “IMC Parent” and, together with the CareMax Group, each “Seller” and collectively with IMC Parent and any other party that subsequent to the date hereof executes a joinder agreement in form and substance reasonably acceptable to DFHT, the “Sellers”), CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC” and, together with CareMax, each a “Company” and collectively, the “Companies”), and Deerfield Partners, L.P. (“Deerfield Partners”), but solely for purposes of Section 6.12 and Section 6.26. Each of DFHT, each Seller, CareMax and IMC shall individually be referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Annex II of this Agreement.

RECITALS

WHEREAS, DFHT is structured as a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, as of the date of this Agreement, the CareMax Group owns 100% of the issued and outstanding Equity Interests in CareMax (the “CareMax Units”);

WHEREAS, IMC Parent owns 100% of the issued and outstanding Equity Interests in IMC (the “IMC Units”);

WHEREAS, following the date hereof, but prior to the Closing, the CareMax Group will effect a reorganization, as set forth and described on Exhibit A, pursuant to which (a) each equity holder (each a “CHG Equityholder”) of Care Holdings Group, L.L.C., a Delaware limited liability company (“CHG”), shall contribute to CareMax, in exchange for the receipt by such CHG Equityholder of CareMax Units, such CHG Equityholder’s Equity Interests in CHG (the “CHG Contribution”) and (b) each equity holder (each a “MHP Equityholder”) of Managed Healthcare Partners, LLC, a Florida limited liability company (“MHP”), shall contribute to CareMax, in exchange for the receipt by each such MHP Equityholder of CareMax Units, such MHP Equityholder’s Equity Interests in MHP (the “MHP Contribution” and together with the CHG Contribution, the “CareMax Pre-Closing Reorganization”);

WHEREAS, the Parties intend to enter into a Business Combination pursuant to which, subject to the terms and conditions hereof, at the Closing, DFHT will acquire all of the issued and outstanding Equity Interests of (a) CareMax from the CareMax Group and (b) IMC from IMC Parent, in exchange for a combination of cash consideration, equity consideration and earnout share consideration, as set forth herein;

WHEREAS, the board of directors, board of managers, or equivalent governing body, as applicable, of each of DFHT, each member of the CareMax Group (including each such member’s requisite equityholders, board of directors, board of managers, or equivalent governing body), and IMC Parent have (a) determined that the transactions contemplated by this Agreement are fair, advisable and in the best interests of their respective companies and security holders, and (b) approved the Agreement and the transactions contemplated hereby, upon and subject to the conditions set forth herein;

WHEREAS, in connection with the transactions contemplated by this Agreement, on the date hereof (a) Deerfield Partners has entered into the Deerfield PIPE Agreement with DFHT pursuant to which Deerfield Partners has agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase up to $96,000,000 of shares of DFHT Class A Common Stock in connection with the Closing (the “Deerfield PIPE”); (b) Sponsor has entered into the Deerfield Sponsor PIPE Agreement with DFHT pursuant to which Sponsor has agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase up to $4,000,000 of shares of DFHT Class A Common Stock in connection with the Closing (the “Deerfield Sponsor PIPE”); and (c) DFHT has entered into subscription agreements (the “Subscription Agreements”) with certain third party investors (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to purchase DFHT Class A Common Stock (the “PIPE Investment”) up to an aggregate amount of $305,000,000;

WHEREAS, in connection with the signing of this Agreement, (a) DFHT, Sponsor and certain other equityholders of Sponsor, Deerfield Partners, IMC Parent and the CareMax Group have entered into the amended and restated registration rights agreement attached hereto as Exhibit B (the “A&R Registration Rights Agreement”); and (b) each of the Lockup Stockholders have entered into the lockup agreement attached hereto as Exhibit C (the “Lockup Agreement”);

WHEREAS, the contributions by the CareMax Group and IMC Parent of outstanding Equity Interests in the Companies, as the case may be, to DFHT in exchange for Equity Interests in DFHT and cash and the contributions by the PIPE Investors, Deerfield Partners, and Sponsor of cash to DFHT in exchange for Equity Interests in DFHT, pursuant to, and in accordance with the terms of this Agreement, together are intended to be treated as an integrated transaction qualifying under Section 351 of the Code; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

IMC CONTRIBUTION; CAREMAX CONTRIBUTION; CONSIDERATION

Section 1.01     CareMax Contribution.

(a)            At the Closing, and subject to and upon the terms and conditions of this Agreement, the CareMax Group shall sell, transfer, convey, assign and deliver to DFHT, and DFHT shall purchase, acquire and accept delivery from the CareMax Group, in accordance with the allocation set forth in the Estimated Closing Certificate, all of the CareMax Units, free and clear of all Encumbrances (other than potential restrictions on transfer arising under applicable securities Laws), in exchange for the payment of an aggregate purchase price equal to (i) the Estimated CareMax Closing Date Cash Consideration paid by DFHT, plus (ii) the Estimated CareMax Closing Date Equity Consideration issued by DFHT.

(b)            For purposes of this Agreement, the Estimated CareMax Closing Date Equity Consideration, together with the Estimated CareMax Closing Date Cash Consideration and any amounts paid to the CareMax Group out of the CareMax Earnout Shares (if any) shall be referred to as the “CareMax Consideration.” The CareMax Consideration shall be subject to adjustment in accordance with Section 1.09.

Section 1.02     IMC Contribution.

(a)            At the Closing, and subject to and upon the terms and conditions of this Agreement, IMC Parent shall sell, transfer, convey, assign and deliver to DFHT, and DFHT shall purchase, acquire and accept delivery from IMC Parent, all of the IMC Units, free and clear of all Encumbrances (other than potential restrictions on transfer arising under applicable securities Laws), in exchange for the payment of an aggregate purchase price equal to (i) the Estimated IMC Closing Date Cash Consideration paid by DFHT, plus (ii) the Estimated IMC Closing Date Equity Consideration issued by DFHT.

(b)            For purposes of this Agreement, the Estimated IMC Closing Date Equity Consideration, together with the Estimated IMC Closing Date Cash Consideration and any amounts paid to IMC Parent out of the IMC Earnout Shares (if any) shall be referred to as the “IMC Consideration.” The IMC Consideration shall be subject to adjustment in accordance with Section 1.09.

Section 1.03     Earnout Consideration.

(a)            Following the Closing, subject to the terms and conditions set forth herein, IMC Parent shall have the contingent right to receive additional consideration from DFHT based on the performance of DFHT and the VWAP of DFHT Class A Common Stock, if the requirements as set forth in this Section 1.03(a) are achieved (the “IMC Earnout Consideration”). If, at any time during the (i) twelve (12)-month period following the Closing Date (the “First Earnout Period”), the VWAP of DFHT Class A Common Stock is equal to or greater than $12.50 for any twenty (20) Trading Days within any thirty (30) Trading Day period (the “First IMC Share Price Trigger”), DFHT shall promptly, and in no event greater than five (5) Business Days following the achievement of the First IMC Share Price Trigger, issue to IMC Parent, a one-time payment of One Million Four Hundred Fifty Thousand (1,450,000) shares of DFHT Class A Common Stock, and (ii) twenty-four (24)-month period following the Closing Date (the “Second Earnout Period” and each, an “Earnout Period”), the VWAP of DFHT Class A Common Stock is equal to or greater than $15.00 for any twenty (20) Trading Days within any thirty (30) Trading Day period (the “Second IMC Share Price Trigger” and together with the First IMC Share Price Trigger, each a “IMC Share Price Trigger” and collectively, the “IMC Share Price Triggers”), DFHT shall promptly, and in no event greater than five (5) Business Days following the achievement of the Second IMC Share Price Trigger, issue to IMC Parent, a one-time payment of One Million Four Hundred Fifty Thousand (1,450,000) shares of DFHT Class A Common Stock (such shares described under (i) and (ii) above, collectively, the “IMC Earnout Shares”). Notwithstanding anything contained in this Agreement, (A) if the First IMC Share Price Trigger is not satisfied but the Second IMC Share Price Trigger is satisfied, DFHT shall issue to IMC Parent a one-time payment of Two Million Nine Hundred Thousand (2,900,000) shares of DFHT Class A Common Stock in connection with the satisfaction of the IMC Share Price Triggers, (B) the maximum aggregate amount of IMC Earnout Shares issuable to IMC Parent under this Section 1.03(a) and Section 1.03(d) shall be Two Million Nine Hundred Thousand (2,900,000) shares of DFHT Class A Common Stock, subject, in each case with respect to the immediately preceding (A) and (B), to any adjustment as set forth in Section 1.03(c), and (C) if the PIPE Investment raises less than Forty Million Dollars ($40,000,000) each of the First Earnout Period and the Second Earnout Period shall automatically be extended by a period of six (6) months for purposes of this Section 1.03(a) and Section 1.03(b).

(b)            Following the Closing, subject to the terms and conditions set forth herein, the members of the CareMax Group shall have the contingent right to receive additional consideration from DFHT in accordance with the allocation set forth in the Estimated Closing Certificate, based on the performance of DFHT and the VWAP of DFHT Class A Common Stock, if the requirements as set forth in this Section 1.03(b) are achieved (the “CareMax Earnout Consideration”). If, at any time during the (i) First Earnout Period, the VWAP of DFHT Class A Common Stock is equal to or greater than $12.50 for any twenty (20) Trading Days within any thirty (30) Trading Day period (the “First CareMax Share Price Trigger”), DFHT shall promptly, and in no event greater than five (5) Business Days following the achievement of the First CareMax Share Price Trigger, issue to the members of the CareMax Group, in accordance with the allocation set forth in the Estimated Closing Certificate, a one-time payment of One Million Seven Hundred Fifty Thousand (1,750,000) shares of DFHT Class A Common Stock, and (ii) Second Earnout Period, the VWAP of DFHT Class A Common Stock is equal to or greater than $15.00 for any twenty (20) Trading Days within any thirty (30) Trading Day period (the “Second CareMax Share Price Trigger” and together with the First CareMax Share Price Trigger, each a “CareMax Share Price Trigger” and collectively, the “CareMax Share Price Triggers”), DFHT shall promptly, and in no event greater than five (5) Business Days following the achievement of the Second CareMax Share Price Trigger, issue to the members of the CareMax Group, in accordance with the allocation set forth in the Estimated Closing Certificate, a one-time payment of One Million Seven Hundred Fifty Thousand (1,750,000) shares of DFHT Class A Common Stock (such shares described under (i) and (ii) above, collectively, the “CareMax Earnout Shares”). Notwithstanding anything contained in this Agreement, (A) if the First CareMax Share Price Trigger is not satisfied but the Second CareMax Share Price Trigger is satisfied, DFHT shall issue to the members of the CareMax Group, in accordance with the allocation set forth in the Estimated Closing Certificate, a one-time payment of Three Million Five Hundred Thousand (3,500,000) shares of DFHT Class A Common Stock in connection with the satisfaction of the CareMax Share Price Triggers, and (B) the maximum aggregate amount of CareMax Earnout Shares issuable to the members of the CareMax Group under this Section 1.03(b) and Section 1.03(d) shall be Three Million Five Hundred Thousand (3,500,000) shares of DFHT Class A Common Stock, subject, in each case, to any adjustment set forth in Section 1.03(c).

(c)            If, between the date of this Agreement and the date of payment (if any) of the IMC Earnout Shares or the CareMax Earnout Shares, as applicable, the outstanding shares of DFHT Class A Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then the payments required to be made under this Section 1.03 will be appropriately adjusted to provide to IMC Parent or the members of the CareMax Group, as applicable, the same economic effect as contemplated by this Section 1.03.

(d)            If, (i) prior to (A) the satisfaction of the IMC Share Price Triggers and the CareMax Share Price Triggers and (B) the end of the Second Earnout Period, (ii) DFHT enters into a definitive agreement that would result in a Change of Control Transaction, and (iii) the price per share of DFHT Class A Common Stock payable to the stockholders of DFHT in such Change of Control Transaction is equal to or greater than either of the IMC Share Price Triggers and/or either of the CareMax Share Price Triggers, in each case, that have not been satisfied during the applicable Earnout Period, then at the closing of such Change of Control Transaction, the applicable IMC Share Price Triggers or CareMax Share Price Triggers shall be deemed to have been satisfied and DFHT shall issue, as of such closing, the applicable IMC Earnout Shares and CareMax Earnout Shares, respectively.

(e)            If IMC Parent or the CareMax Group, as applicable, believes in good faith that any of the IMC Share Price Triggers or the CareMax Share Price Triggers, as applicable, set forth in Section 1.03(a) or Section 1.03(b), as applicable, have been achieved and DFHT does not cause the IMC Earnout Shares or the CareMax Earnout Shares, as applicable, to be issued, each of IMC Parent and the CareMax Group shall be entitled to deliver a written notice of objection to DFHT within thirty (30) Business Days following the last day of the month in which IMC Parent or the CareMax Group, as applicable, believes in good faith that the IMC Share Price Trigger or the CareMax Share Price Trigger, as applicable, was achieved (an “Objection Notice”). If either of IMC Parent or the CareMax Group delivers an Objection Notice, DFHT and each of IMC Parent and the CareMax Group shall, during the thirty (30)-day period following delivery of such Objection Notice, negotiate in good faith to reach an agreement. If, upon completion of such thirty (30)-day period, the Parties are unable to reach agreement, any applicable Party shall promptly thereafter cause an independent accounting firm reasonably acceptable to the other applicable Parties (the “Independent Accountant”) to review this Agreement and the disputed price and/or dates for the purpose of determining whether any of the IMC Share Price Triggers or the CareMax Share Price Triggers, as the case may be, was achieved; provided, that the Independent Accountant may consider only those items as to which the applicable Parties have disagreed; provided, further, that the Independent Accountant shall act as an expert and not as an arbitrator. The applicable Parties shall require the Independent Accountant to deliver to them, as promptly as practicable, its determination of whether the IMC Share Price Triggers or the CareMax Share Price Triggers, as the case may be, was achieved. Such determination will be final and binding upon the applicable Parties. The fees and expenses charged by the Independent Accountant shall be borne by DFHT.

(f)            Any issuance of IMC Earnout Shares or CareMax Earnout Shares (i) is intended to comply with, and shall be effected in accordance with, Rev. Proc. 84-42, 1984-1 C.B. 521; and (ii) shall be treated for Tax purposes as an adjustment to the IMC Closing Date Equity Consideration or CareMax Closing Date Equity Consideration, as applicable, unless otherwise required by applicable Tax law, as further detailed in Section 6.05(g), or with respect to any amounts treated as imputed interest under Section 483 of the Code.

Section 1.04     No Fractional Shares. Notwithstanding anything to the contrary contained herein, no fractional shares of DFHT Class A Common Stock shall be issued pursuant to the terms of this Agreement and all such fractional shares shall be rounded down to the nearest whole share. In lieu of the issuance of fractional shares, payment shall be made to the applicable Party in cash.

Section 1.05     Withholding Rights. Each of DFHT and the PPP Escrow Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under applicable Tax Law or under any other applicable Law, provided, however, except with respect to payments in the nature of compensation to be made to employees or former employees, DFHT and the PPP Escrow Agent shall use commercially reasonable efforts to provide the applicable recipients with a written notice of the intention to withhold at least three (3) Business Days prior to any such withholding and the Parties shall use commercially reasonable efforts to minimize any such Taxes. Amounts so withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 1.06     Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of DFHT Class A Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of DFHT Class A Common Stock will be appropriately adjusted to provide to the holders of DFHT Class A Common Stock the same economic effect as contemplated by this Agreement.

Section 1.07     Adjustment Escrow.

(a)            At the Closing, DFHT shall deposit with the Escrow Agent an amount equal to $1,000.000 of which forty-five percent (45%) shall be in cash and fifty-five percent (55%) shall be in DFHT Class A Common Stock (which shall be valued at the Reference Price) (the “IMC Escrow Amount”) into a designated non-interest bearing account the (“IMC Escrow Account”), of which the cash portion of the IMC Escrow Account shall be delivered by wire transfer of immediately available funds in U.S. dollars. Pursuant to an escrow agreement to be entered into on the Closing Date by and among DFHT, IMC Parent, and the Escrow Agent in a form to be reasonably agreed upon between DFHT, IMC Parent and the Escrow Agent, which form shall include joint instructions from IMC Parent and DFHT to release any funds or equity from the IMC Escrow Account (the “IMC Escrow Agreement”), DFHT and IMC Parent will appoint the Escrow Agent to hold the IMC Escrow Amount as provided herein and in the IMC Escrow Agreement. The IMC Escrow Amount shall be held in escrow by the Escrow Agent until the Escrow Expiration Date for the purpose of securing the Post-Closing Adjustment obligations of IMC Parent set forth in Section 1.09.

(b)            At the Closing, DFHT shall deposit with the Escrow Agent an amount equal to $500,000 of which sixty-eight percent (68%) shall be in cash and thirty-two (32%) shall be in DFHT Class A Common Stock (which shall be valued at the Reference Price) (the “CareMax Escrow Amount”) into a designated non-interest bearing account the (“CareMax Escrow Account”), of which the cash portion of the CareMax Escrow Account shall be delivered by wire transfer of immediately available funds in U.S. dollars. Pursuant to an escrow agreement to be entered into on the Closing Date by and among DFHT, the CareMax Representative and the Escrow Agent in a form to be reasonably agreed upon between DFHT, the CareMax Representative and the Escrow Agent, which form shall include joint instructions from the CareMax Representative and DFHT to release any funds or equity from the CareMax Escrow Account (the “CareMax Escrow Agreement”), DFHT and the CareMax Representative will appoint the Escrow Agent to hold the CareMax Escrow Amount as provided herein and in the CareMax Escrow Agreement. The CareMax Escrow Amount shall be held in escrow by the Escrow Agent until the Escrow Expiration Date for the purpose of securing the Post-Closing Adjustment obligations of the CareMax Group set forth in Section 1.09.

Section 1.08     Estimated Closing Date Cash Consideration and Estimated Closing Date Equity Consideration.

(a)            Not fewer than five (5) days prior to the Closing Date, each Seller shall deliver to DFHT (i) an unaudited, consolidated balance sheet of the applicable Company Group as of immediately prior to Closing together with a statement signed and certified by an authorized officer of IMC Parent or the CareMax Representative, as applicable, on behalf of such Seller, which shall set forth such Seller’s good faith calculation of, with respect to the applicable Company Group (A) Working Capital (the “Estimated Working Capital”), (B) the Cash Amount (the “Estimated Cash Amount”), (C) the outstanding amount of all Payoff Indebtedness as of the Closing (the “Estimated Payoff Indebtedness”), (D) Expenses as of the Closing Date, as set forth on Section 6.04(b), and (E) based on the amounts set forth in clauses (A) through (C), the (x) the Estimated CareMax Closing Date Cash Consideration and Estimated CareMax Closing Date Equity Consideration or (y) the Estimated IMC Closing Date Cash Consideration and the Estimated IMC Closing Date Equity Consideration, as applicable (each, an “Estimated Closing Statement”) (ii) the allocations and bank accounts designated by each Seller, in each case, with respect to such Seller’s applicable Company Group, and (iii) all documentation reasonably necessary to compute and verify the calculations set forth in such Estimated Closing Statement. During the period between delivery of its Estimated Closing Statement and the Closing, (1) DFHT and its Representatives shall be permitted to make inquiries of the Sellers and their Representatives regarding questions, concerns, or disagreements with respect to such Estimated Closing Statement arising in the course of its review thereof, (2) each Seller shall use commercially reasonable efforts to (x) make available to DFHT and its Representatives such information as DFHT may reasonably request in connection with its review of such Estimated Closing Statement, (y) review in good faith any comments proposed by DFHT with respect to the applicable Estimated Closing Statement, and (z) solely if such Seller is in agreement with DFHT’s proposed changes, deliver a revised Estimated Closing Statement at any time prior to the Closing.

(b)            DFHT shall be entitled to rely (without duty of inquiry) upon each Estimated Closing Statement, including the allocations and bank accounts set forth therein, and as a condition to receipt of any Estimated Closing Date Consideration, as applicable, each Seller hereby waives any and all claims that the Estimated Closing Statement did not accurately reflect the allocations and bank account information.

Section 1.09     Final Closing Date Cash Consideration and Final Closing Date Equity Consideration.

(a)            Determination. As promptly as possible, but in any event within ninety (90) days after the Closing Date, DFHT in consultation with Sponsor shall prepare and deliver to each Seller (i) an unaudited, consolidated balance sheet of the applicable Company Group as of the Closing together with a statement setting forth DFHT’s good faith calculation of, with respect to the applicable Company Group, (A) the Working Capital, (B) the Cash Amount, (C) the outstanding amount of all Payoff Indebtedness as of the Closing, (D) Expenses as of the Closing, and (E) based on the amounts set forth in clauses (A) through (C), the (x) IMC Closing Date Cash Consideration and IMC Closing Date Equity Consideration, or (y) CareMax Closing Date Cash Consideration and CareMax Closing Date Equity Consideration, as applicable (each a “Closing Statement”) and (ii) all documentation reasonably necessary to compute and verify the information set forth in such Closing Statement. After delivery of the applicable Closing Statement by DFHT, such Seller and its Representatives shall be permitted to make inquiries of DFHT and its Representatives regarding questions, concerns, or disagreements with respect to such Closing Statement arising in the course of their review thereof. If such Seller has any objections to any of the items set forth in such Closing Statement, then such Seller will deliver to DFHT a statement (an “Objection Statement”) setting forth in reasonable detail those items that it disputes (the “Objection Disputes”), the basis for each such Objection Dispute and, to the extent practical, such Seller’s proposed resolution of each such Objection Dispute, and attaching reasonably detailed supporting documentation. If an Objection Statement is not delivered to DFHT within thirty (30) days after receipt of the Closing Statement by such Seller, then such Closing Statement as originally delivered by DFHT shall be final, binding, and non-appealable by the Parties. If an Objection Statement is timely delivered, then DFHT and such Seller shall negotiate in good faith to resolve any Objection Disputes, but if they do not reach a final resolution within thirty (30) days after the delivery of such Objection Statement (the “Negotiation Period”), such Seller and DFHT shall retain and submit each unresolved Objection Dispute to (A) PricewaterhouseCoopers or, (B) if PricewaterhouseCoopers is not available or is not independent at such time, another independent accounting firm set forth on Schedule 1.09(a)  (the “Independent Auditor”) to resolve such Objection Disputes. If, during the Negotiation Period, such Seller and DFHT are able to resolve any Objection Disputes, then such amounts as agreed upon in writing shall become final, binding, non-appealable, and conclusive on the Parties. The Independent Auditor shall be instructed to set forth a procedure to provide for prompt resolution of any unresolved Objection Disputes and, in any event, to make its determination in respect of such Objection Disputes within thirty (30) days following its retention. For the avoidance of doubt, the Independent Auditor shall also resolve any disputes which may arise as to whether the terms and procedures of this Section 1.09(a) have been complied with by the Parties. Neither DFHT nor such Seller shall have or conduct any communication, either written or oral, with the Independent Auditor without the other Party either being present (or having waived or declined its right to be present) or receiving a concurrent copy of any written communication. DFHT and such Seller, and their respective Representatives, shall cooperate fully with the Independent Auditor during its engagement and respond on a timely basis to all reasonable requests for information or access to documents or personnel made by the Independent Auditor, all with the intent to fairly and in good faith resolve all Objection Disputes as promptly as reasonably practicable. The Parties shall be entitled to have a judgment entered on such written report in any court of competent jurisdiction. In resolving any disputed item, the Independent Auditor (w) may not assign a value to any particular item greater than the greatest value for such item claimed by either DFHT or such Seller, or less than the lowest value for such item claimed by either DFHT or such Seller, in each case, contained in such Closing Statement or Objection Dispute, as applicable, (x) shall be bound by the principles set forth in this Agreement, (y) shall act as an expert and not as an arbitrator, and (z) shall limit its review to the unresolved Objection Disputes specifically set forth in the Objection Statement. The Independent Auditor’s determination of such Objection Disputes shall be final and binding upon the Parties. The fees, costs and expenses of such Independent Auditor incurred in resolving the disputed matter shall be equitably apportioned by such Independent Auditor based on the extent to which DFHT, on the one hand, or such Seller, on the other hand, is determined by the Independent Auditor to be the prevailing Party in the resolution of such unresolved Objection Disputes. The final Closing Statement, however determined pursuant to this Section 1.09(a), will produce the Working Capital, the Cash Amount, the outstanding amount of all Payoff Indebtedness, in each case with respect to the applicable Company Group, to be used to determine the final IMC Closing Date Cash Consideration and final IMC Closing Date Equity Consideration or final CareMax Closing Date Cash Consideration and final CareMax Closing Date Equity Consideration, as applicable.

(b)            Payment of Post-Closing Adjustment.

(i)            For the purposes of this Agreement, the “Post-Closing Adjustment” shall be an amount equal to:

(A)            for IMC Parent, (x) (the IMC Closing Date Cash Consideration, as finally determined in accordance with Section 1.09(a), plus the IMC Closing Date Equity Consideration Absolute Value), minus (y) (the Estimated IMC Closing Date Cash Consideration plus the Estimated IMC Closing Date Equity Consideration Absolute Value); and

(B)            for the CareMax Group, (x) (the CareMax Closing Date Cash Consideration, as finally determined in accordance with Section 1.09(a), plus the CareMax Closing Date Equity Consideration Absolute Value), minus (y) (the Estimated CareMax Closing Date Cash Consideration plus the Estimated CareMax Closing Date Equity Consideration Absolute Value).

(ii)            To the extent the applicable Post-Closing Adjustment is a positive amount (an “Excess Amount”), then, within three (3) Business Days following the final, binding, non-appealable, and conclusive determination of the IMC Closing Date Cash Consideration and IMC Closing Date Equity Consideration or the CareMax Closing Date Cash Consideration and CareMax Closing Date Equity Consideration, as applicable, in accordance with Section 1.09(a) (each, an “Adjustment Determination Date”), (A) first, the applicable Seller and DFHT shall provide a joint written instruction to the Escrow Agent to deliver from the applicable Escrow Account to such Seller, the applicable DFHT Class A Common Stock and, by wire transfer of immediately available funds to an account designated in writing by such Seller, the cash portion of the IMC Escrow Amount or the CareMax Escrow Amount, as applicable, together with any dividends paid with respect to such shares, and (B) upon exhaustion of the Escrow Amount, if applicable, DFHT shall pay or issue, as applicable, to (x) IMC Parent, the IMC Adjustment Equity and forty-five percent (45%) of the applicable Excess Amount, if any, in cash and (y) to the CareMax Group, the CareMax Adjustment Equity and sixty-eight percent (68%) of the applicable Excess Amount, if any, in cash. Any amount payable to such Seller by DFHT pursuant to this Section 1.09(b) shall be paid by wire transfer of immediately available funds to such accounts as such Seller may specify in writing.

(iii)            To the extent the applicable Post-Closing Adjustment is a negative amount (the absolute value of such amount, a “Shortfall Amount”), then, within three (3) Business Days following the applicable Adjustment Determination Date, the applicable Seller and DFHT shall provide a joint written instruction to the Escrow Agent to deliver from the applicable Escrow Account to DFHT, by wire transfer of immediately available funds to an account designated in writing by DFHT with respect to the cash amount and to an address designated in writing by DFHT with respect to the DFHT Class A Common Stock (which shares shall be canceled), such Shortfall Amount. In the event the applicable Escrow Amount exceeds such Shortfall Amount, such Seller and DFHT shall provide a joint written instruction to the Escrow Agent to deliver from the applicable Escrow Account to such Seller, by wire transfer of immediately available funds to an account designated in writing by such Seller with respect to the cash amount and to an address designated in writing by such Seller with respect to the DFHT Class A Common Stock, an amount equal to the IMC Escrow Amount or the CareMax Escrow Amount, as applicable, less such Shortfall Amount. The payment of the applicable Shortfall Amount (if any) from the IMC Escrow Account shall be made, as close as reasonably possible, such that forty-five (45%) of such payment is made in cash and fifty-five percent (55%) of such payment is made in DFHT Class A Common Stock (which shall be valued as set forth in the IMC Escrow Agreement); provided, that the Parties acknowledge that fluctuations in the value of the DFHT Class A Common Stock may make maintaining such 45/55 ratio impossible. The payment of the applicable Shortfall Amount (if any) from the CareMax Escrow Account shall be made, as close as reasonably possible, such that sixty-eight percent (68%) of such payment is made in cash and thirty-two percent (32%) of such payment is made in DFHT Class A Common Stock (which shall be valued as set forth in the CareMax Escrow Agreement); provided, that the Parties acknowledge that fluctuations in the value of the DFHT Class A Common Stock may make maintaining such 68/32 ratio impossible. Notwithstanding anything to the contrary in this Agreement, DFHT’s sole recourse for payment of such Shortfall Amount shall be the applicable Escrow Account, and neither DFHT nor any of its Affiliates shall have any claim against such Seller or any of its Affiliates for any portion of the Shortfall Amount.

(iv)            To the extent the applicable Post-Closing Adjustment is $0, such Seller and DFHT shall provide a joint written instruction to the Escrow Agent to deliver from the applicable Escrow Account to such Seller, the applicable DFHT Class A Common Stock and, by wire transfer of immediately available funds to an account designated in writing by such Seller, the cash portion of the IMC Escrow Amount or the CareMax Escrow Amount, as applicable, together with any dividends paid with respect to such shares.

(v)            The amount of any Excess Amount or Shortfall Amount, as applicable, paid pursuant to Section 1.09(b)(ii) or Section 1.09(b)(iii) shall be deemed an adjustment to the IMC Consideration or the CareMax Consideration, as applicable, to the extent such adjustment affects any amounts that are due to or from such Seller.

Section 1.10     Preparation of Estimated Closing Statement and Closing Statement; Cooperation.

(a)            Preparation of Estimated Closing Statement and Closing Statement. Each Estimated Closing Statement and Closing Statement (and all calculations of Estimated Working Capital, Estimated Cash Amount, Working Capital and the Cash Amount, as applicable) shall be prepared and calculated in accordance with GAAP, consistently applied and, to the extent consistent with GAAP, with the same accounting methodologies, principles, and procedures used in, and on a basis consistent with, those applied by the applicable Company Group in preparing its Financial Statements (including calculating reserves in accordance with the same methodology used to calculate such reserves in preparation of its Financial Statements), except that such Estimated Closing Statement or Closing Statement (and all calculations of Estimated Working Capital, Estimated Cash Amount, Working Capital and the Cash Amount, as applicable) shall: (i) not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement; and (ii) not reflect or take into account developments between of 12:00 a.m. on the Closing Date and the date of preparation or completion of the calculation of the applicable Working Capital as finally determined in accordance with Section 1.09, except for those developments that provide additional evidence with respect to conditions that existed as of 12:01 a.m. on the Closing Date, but without taking into account any of the transactions to occur thereafter. For illustrative purposes only, if Working Capital were calculated as of December 31, 2020, Working Capital would be calculated as set forth on Exhibit D.

(b)            Cooperation. During the period between delivery of its Estimated Closing Statement and the Closing, each Seller shall, and shall cause the applicable Company Group and its respective officers, employees, consultants, accountants, and agents, to reasonably cooperate with DFHT and its Representatives in connection with its review of the applicable Estimated Closing Statement and to provide any books, records and work papers reasonably requested by DFHT and its Representatives in connection therewith. Following the Closing and until the applicable Closing Statement has become final in accordance with Section 1.09, DFHT shall, and shall cause the applicable Company Group, and its respective officers, employees, consultants, accountants, and agents to, reasonably cooperate with the applicable Seller and its Representatives in connection with its review of such Closing Statement and the preparation of any Objection Statement and to provide any books, records and work papers reasonably requested by such Seller and its Representatives in connection therewith or in connection with resolving any Objection Disputes.

Article II

CLOSING

Section 2.01     The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement, as applicable, shall take place virtually at 10:00 a.m. local time, on a date that is no later than three (3) Business Days after all of the conditions precedent set forth in Article VII have been satisfied or waived (other than those conditions which by their terms are intended to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible under applicable Law and the terms of this Agreement, waiver of those conditions), or such other time, date and location as may be mutually agreed upon by the Parties. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” The Parties may participate in the Closing via electronic means.

Section 2.02     Closing Deliverables.

(a)            At the Closing, each of IMC Parent and/or IMC, as applicable, shall deliver or cause to be delivered to DFHT:

(i)              membership interest powers or other instruments of transfer reasonably acceptable to DFHT duly executed in blank with respect to the IMC Units;

(ii)             a counterpart to each Related Document to which it is to be a party, duly executed by a duly authorized representative of such Person;

(iii)            a certificate, executed by an authorized officer of IMC and dated as of the Closing Date, certifying that the conditions specified in Section 7.02(a) through (d) have been satisfied;

(iv)            certificates of good standing (or equivalent document) each dated not more than ten (10) Business Days prior to the Closing Date for IMC and its Subsidiaries, in each case issued by the Secretary of State of the applicable jurisdiction of incorporation and any other jurisdiction in which the applicable entity operates and in which it is required to be qualified to do business;

(v)             executed Debt Payoff Letters with respect to the Payoff Indebtedness; and

(vi)            a certificate or certificates in compliance with Treasury Regulation Section 1.1445-2, establishing that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

(b)            At the Closing, each of the CareMax Group and/or CareMax, as applicable, shall deliver or cause to be delivered to DFHT:

(i)              membership interest powers or other instruments of transfer reasonably acceptable to DFHT duly executed in blank with respect to the CareMax Units;

(ii)             a counterpart to each Related Document to which it is to be a party, duly executed by a duly authorized representative of such Person;

(iii)            a certificate, executed by an authorized officer of CareMax and dated as of the Closing Date, certifying that the conditions specified in Section 7.02(a) through (d) have been satisfied;

(iv)            certificates of good standing (or equivalent document) each dated not more than ten (10) Business Days prior to the Closing Date for CareMax and its Subsidiaries (including, for the avoidance of doubt, the CareMax Contributed Entities), in each case issued by the Secretary of State of the applicable jurisdiction of incorporation and any other jurisdiction in which the applicable entity operates and in which it is required to be qualified to do business;

(v)             executed Debt Payoff Letters with respect to the Payoff Indebtedness; and

(vi)            a certificate or certificates in compliance with Treasury Regulation Section 1.1445-2, establishing that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

(c)            At the Closing:

(i)              DFHT shall issue to the members of the CareMax Group the Estimated CareMax Closing Date Equity Consideration, which shall be free and clear of Encumbrances (other than potential restrictions on transfer under applicable securities Laws), in accordance with the allocation set forth in the Estimated Closing Statement, and any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 1.04;

(ii)             DFHT shall pay to each member of the CareMax Group by wire transfer of immediately available funds, to the bank account listed in the Estimated Closing Statement, an amount equal to the Estimated CareMax Closing Date Cash Consideration in accordance with the allocation set forth in the Estimated Closing Statement;

(iii)            DFHT shall issue to IMC Parent the Estimated IMC Closing Date Equity Consideration, which shall be free and clear of Encumbrances (other than potential restrictions on transfer under applicable securities Laws) and any cash in lieu of fractional shares which IMC Parent has the right to receive pursuant to Section 1.04;

(iv)            DFHT shall pay to IMC Parent by wire transfer of immediately available funds, to the bank account listed in the Estimated Closing Statement, an amount equal to the Estimated IMC Closing Date Cash Consideration;

(v)             If applicable, DFHT shall deposit, by wire transfer of immediately available funds, an amount equal to the PPP Escrow Amount into the PPP Escrow Account established pursuant to the terms of the PPP Escrow Agreement;

(vi)            DFHT shall deliver to each Seller a copy of the Third Amended and Restated Certificate of Incorporation of DFHT in substantially the form set forth in Exhibit E, as filed with the Secretary of State of the State of Delaware on the Closing Date (the “DFHT Third Amended and Restated Certificate of Incorporation”);

(vii)           DFHT shall deliver to each Seller a certified copy of the Amended and Restated Bylaws of DFHT in substantially the form set forth in Exhibit F, as adopted by the board of directors of DFHT on the Closing Date (the “DFHT Amended and Restated Bylaws”);

(viii)          DFHT shall have delivered to each Seller a certificate, executed by an executive officer of DFHT and dated as of the Closing Date, certifying that the conditions specified in Section 7.03(a) and Section 7.03(b) have been satisfied;

(ix)            DFHT shall deliver to each Seller, a counterpart to each Related Document to which it is to be a party, duly executed and delivered by a duly authorized representative of such Person;

(x)             DFHT shall pay and discharge, on behalf of the CareMax Company Group, the amount payable to each counterparty or holder of Payoff Indebtedness, as specified in the Estimated Closing Statement and the applicable Debt Payoff Letters;

(xi)             DFHT shall pay and discharge, on behalf of the CareMax Group, the CareMax Group’s Expenses specified in the Estimated Closing Statement in accordance with Section 6.04(b), by wire transfer of immediately available funds, to the bank accounts listed therein;

(xii)            DFHT shall pay and discharge, on behalf of the IMC Company Group, the amount payable to each counterparty or holder of Payoff Indebtedness, as specified in the Estimated Closing Statement and the applicable Debt Payoff Letters; and

(xiii)           DFHT shall pay and discharge, on behalf of IMC Parent, IMC Parent’s Expenses specified in the Estimated Closing Statement in accordance with Section 6.04(b), by wire transfer of immediately available funds, to the bank accounts listed therein.

Article III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the applicable Seller Disclosure Schedules, (a) each member of the CareMax Group, jointly and severally, represents and warrants to DFHT as of the date hereof and as of the Closing Date (or in the case of representations and warranties that speak of a specified date, as of such specified date), solely in respect of the CareMax Group and CareMax (as used in this Article III with respect to the CareMax Group, the term Seller shall refer to each member of the CareMax Group), and (b) IMC Parent represents and warrants to DFHT as of the date hereof and as of the Closing Date (or in the case of representations and warranties that speak of a specified date, as of such specified date), solely in respect of IMC Parent and IMC, as follows:

Section 3.01     Standing; Qualification and Power. Seller, as applicable, is, duly organized, validly existing and in good standing (or has the equivalent status) under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Seller is qualified or licensed to do business in each jurisdiction in which ownership of its property or assets or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. True, correct and complete copies of the Organizational Documents, as applicable, of Seller, as in effect as of the date of this Agreement, have been made available to DFHT. The Seller is not in violation of any of the provisions of its Organizational Documents.

Section 3.02     Ownership.

(a)            Seller has good and valid title to all of the issued and outstanding Equity Interests of the Company (beneficially and of record) owned by it, as set forth in the Recitals to this Agreement or Section 3.02 of the Seller Disclosure Schedules, free and clear of all Encumbrances (other than potential restrictions on transfer under applicable securities Laws).

(b)            After giving effect to the CareMax Pre-Closing Reorganization and the Pre-Closing Transfer, the CareMax Group will have good, valid and marketable title to all of the issued and outstanding Equity Interests and other securities of CareMax (beneficially and of record), as set forth in Section 3.02 of the Seller Disclosure Schedules, free and clear of all Encumbrances (other than potential restrictions on transfer under applicable securities Laws and the Organizational Documents).

(c)            The Purchased Equity constitutes 100% of the issued and outstanding Equity Interests in the Company. Assuming DFHT has the requisite power and authority to lawfully own the Purchased Equity, at the Closing, (a) good and valid title to the Purchased Equity will pass to DFHT, free and clear of all Encumbrances (other than potential restrictions on transfer under applicable securities Laws and the Organizational Documents), and (b) DFHT will own 100% of the issued and outstanding Equity Interests in the Company. Other than this Agreement, and except as set forth in Section 3.02 of the Seller Disclosure Schedule, the Equity Interests of the Company are not subject to any voting trust agreement or other Contract. The Purchased Equity has been duly authorized and validly issued and is fully paid and nonassessable, was issued in compliance with applicable Law and was not issued in breach of violation of any preemptive rights or Contract.

Section 3.03     Authority; Execution and Delivery; Enforceability. Seller has all requisite corporate or entity power and authority to execute and deliver this Agreement and each of the Related Documents to which it will be a Party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement has been and, in the case of the Related Documents to which it will be a Party, will be when delivered, and the consummation of the transactions contemplated hereby has been and the consummation of the transactions contemplated by the Related Documents to which it will be a Party will be when delivered, duly authorized by all requisite actions of Seller. This Agreement has been, and each such Related Document will be, duly and validly executed and delivered by Seller and, assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”).

Section 3.04     Brokers’ and Finders’ Fees. Except for the fees described in Section 3.04 of the Seller Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Seller.

Section 3.05     No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.05 of the Seller Disclosure Schedules, the execution, delivery and performance of this Agreement and each Related Document to which Seller is a Party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the certificate of formation, certificate of incorporation, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents in effect (“Organizational Documents”) of Seller, (b) conflict with or result in any violation of any provision of any Law, Permit or Order applicable to Seller, or any of its respective properties or assets, (c) result in a violation or breach of, or constitute (with or without the giving of notice or, the lapse of time or both) a default (or give rise to any right of termination or cancellation of obligations) under, any Contract to which Seller is a Party or by which any of its respective properties or assets are bound or (d) result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties, Equity Interests or assets of (x) with respect to a member of the CareMax Group, CareMax or its Subsidiaries and (y) with respect to IMC Parent, IMC or its Subsidiaries, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.06     Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of Seller with respect to Seller’s execution, delivery or performance of this Agreement or the Related Documents to which such Seller is or will be a party or the consummation of the transactions contemplated hereby and thereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Seller to consummate the Transactions and (c) as otherwise disclosed in Section 3.06 of the Seller Disclosure Schedules.

Section 3.07     Litigation. Except as set forth in Section 3.07 of the Seller Disclosure Schedule, there are no pending or, to the knowledge of Seller, threatened, Actions and, to the knowledge of Seller, there are no pending or threatened investigations, in each case, against Seller, or otherwise affecting Seller. Seller is not subject to any Order, or, to the knowledge of Seller, (a) any continuing investigation by, any Governmental Authority, or (b) any facts that would reasonably be expected to form the basis for any investigation or audit by a Governmental Authority. There is no unsatisfied judgment or any open injunction binding upon Seller.

Section 3.08     Investment Intent.

(a)            Seller is acquiring the Closing Date Equity Consideration solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Seller acknowledges that the Closing Date Equity Consideration is not registered under the Securities Act or any state securities Laws, and that the Closing Date Equity Consideration may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations, as applicable. Seller is able to bear the economic risk of holding the Closing Date Equity Consideration for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in its financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(b)            Seller qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

Section 3.09     No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III (AS MODIFIED BY THE SELLER DISCLOSURE SCHEDULES) OR IN ANY RELATED DOCUMENTS, Neither SELLER nor any of their respective representatives, directors, managers, partners, officers, MANAGERS or direct or INDIRECT equityholders has made any representations or warranties, express or implied, of any nature whatsoever relating to ANY SELLER, or otherwise in connection with the contemplated transactions, or any REPRESENTATIONS or warranties arising from statute or otherwise in law, from a course of dealing or usage of trade. all such other representations and warranties are expressly disclaimed by EACH OF the sellers.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Except as set forth in the applicable Company Disclosure Schedules (x) CareMax represents and warrants to DFHT as of the date hereof and as of the Closing Date (or in the case of representations and warranties that speak of a specified date, as of such specified date) solely in respect of CareMax and each member of the CareMax Company Group and (y) IMC represents and warrants to DFHT as of the date and as of the Closing Date (or in the case of representations and warranties that speak of a specified date, as of such specified date) solely in respect of IMC and each member of the IMC Company Group, as follows:

Section 4.01     Standing; Qualification and Power. Each member of the Company Group is duly organized, validly existing and in good standing (or has the equivalent status) under the laws of the jurisdiction of its organization, is duly qualified or is licensed to do business and is in good standing in each jurisdiction in which its respective properties or assets or the conduct of its business requires such qualification and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its Business, except where the failure to be so qualified or to be in good standing (or the equivalent) would not have a Material Adverse Effect. True, correct and complete copies of the certificate of formation, operating agreement, certificate of incorporation and bylaws (or other comparable governing documents), as applicable, of each member of the Company Group, as in effect as of the date of this Agreement, have been made available to DFHT. No Company Subsidiary is in material violation of any of the provisions of its Organizational Documents.

Section 4.02     Due Authorization. The Company has all requisite power and authority and has taken all action necessary to execute and deliver this Agreement and each Related Document to which it is a party and (subject to the approvals described in Section 4.04) to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Related Documents by the Company and the consummation of the transactions contemplated hereby and thereby by the Company have been duly and validly authorized and approved by all necessary limited liability company or other action of the Company. This Agreement has been, and each such Related Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization and execution by the other parties hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.03     No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.03 of the Company Disclosure Schedules, the execution, delivery and performance of this Agreement and each Related Document to which it is a Party by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Organizational Documents of the Company or the Company Subsidiaries, (b) conflict with or result in any violation of any provision of any Law, Permit or Order applicable to the Company or the Company Subsidiaries, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of (i) any Material Contract, (ii) any Real Estate Document to which the Company or the Company Subsidiaries is a Party or by which any of them or any of their respective assets or properties may be bound or affected or (iii) any obligation, permit, license or authorization to which any of the members of the Company Group is a Party or by which their respective assets are bound and (d) result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties, Equity Interests or other securities (other than potential restrictions on transfer arising under applicable securities Laws) or assets of the Company or the Company Subsidiaries, except (in the case of clauses (b) or (c) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.04     Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company or any of its Subsidiaries with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the ability of the Company to consummate the Transactions and (c) as otherwise disclosed in Section 4.04 of the Company Disclosure Schedules.

Section 4.05     Capitalization of the Company and the Company Subsidiaries.

(a)            Section 4.05(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, the number of authorized Equity Interests and other securities of each class of Equity Interests of the Company Subsidiaries (excluding the CareMax Contributed Entities), the number of issued and outstanding Equity Interests of each class of Equity Interests, the record owners thereof and number of Equity Interests and other securities of each class owned by each such record owner, and in the case of incentive equity awards outstanding as of the date hereof, on an individual-by-individual and grant-by-grant basis, the date of grant, number of awards granted and exercise price (if applicable), and treatment in connection with the transactions contemplated by this Agreement. Except for the Company’s or the Company Subsidiaries’ ownership interests in the Subsidiaries listed in Section 4.05(a) of the Company Disclosure Schedules and, in the case of CareMax, except for the CareMax Pre-Closing Reorganization, as of the date of this Agreement, neither the Company nor any of its Subsidiaries owns any Equity Interests in any other Person or has any Derivative Rights, under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, Equity Interests, or Derivative Rights, of such Person.

(b)            All of the issued and outstanding Equity Interests of the Company and its Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable securities Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. Except in the case of CareMax in respect of the CareMax Pre-Closing Reorganization, there are (A) no Derivative Rights of the Company or its Subsidiaries, or any other Contracts to which the Company or its Subsidiaries are a party or by which the Company or its Subsidiaries are bound obligating the Company or its Subsidiaries to issue or sell any shares of Equity Interests of, or securities in or debt securities of, the Company or its Subsidiaries and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company or any of its Subsidiaries. As of the date hereof, there are no outstanding contractual obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any securities or Equity Interests of the Company or its Subsidiaries. There are no outstanding bonds, debentures, notes or other indebtedness of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which any of their equityholders may vote. Except as set forth in Section 4.05(b) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is party to any equityholders agreement, voting agreement or registration rights agreement relating to its Equity Interests.

(c)            As of the date hereof, the Company is the direct or indirect owner of, and has good direct or indirect title to, all the issued and outstanding Equity Interests of its Subsidiaries, free and clear of any Encumbrances (other than potential restrictions on transfer arising under applicable securities Laws and the Organizational Documents). There are no options or warrants convertible into or exchangeable or exercisable for the Equity Interests or other securities of the Company Subsidiaries.

Section 4.06          Financial Statements.

(a)            Section 4.06(a) of the Company Disclosure Schedules contains true and complete copies of (i) the audited consolidated balance sheet of (A) in the case of the CareMax Group and CareMax, CareMax and its respective Company Subsidiaries (excluding the CareMax Contributed Entities) and MHP, and (B) in the case of IMC and IMC Parent, IMC and its respective Company Subsidiaries, each as of December 31, 2018 and 2019, and the related audited consolidated statements of income, members’ equity and cash flows for the years ended December 31, 2018 and 2019 (the “Annual Financial Statements”) and (ii) the unaudited internally prepared financial statements of (A) in the case of the CareMax Group and CareMax, CareMax and its respective Company Subsidiaries and CareMax Contributed Entities (excluding the CareMax Contributed Entities) and MHP as of September 30, 2020; and (iii) the unaudited internally prepared financial statements of Care Optimize, LLC as of June 30, 2020, and (B) in the case of IMC and IMC Parent, IMC and its respective Company Subsidiaries, as of September 30, 2020 (the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”).

(b)           The Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), changes in equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments) and were derived from, and accurately reflect in all material respects, the books and records of the Company and the Company Subsidiaries. Other than the Annual Financial Statements, there are no audited financial statements (including any audited consolidated balance sheets, income (loss) statements, statements of comprehensive income (loss), changes in equity and cash flows) for the Company or any Company Subsidiary with respect to calendar years 2018 and 2019. IMC is a holding company with no material business, operations or liabilities. CareMax is a holding company with no material business, operations or liabilities.

(c)            The books of account and other financial records of the Company Group have been kept accurately in all material respects in the ordinary course operation of the Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company Group have been properly recorded therein in all material respects. The Company has established and maintains a system of internal accounting controls which is intended to provide, in all material respects, reasonable assurance: (i) that transactions, receipts and expenditures of the Company Group are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group, and (iv) that accounts, notes and other receivables and inventory are recorded accurately.

(d)            In the past three (3) years, none of the Company’s independent auditors have identified or made the Company Group aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company Group which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information with respect to the Business, or (ii) any fraud, whether or not material, that involves the Company Group’s management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized by the Company Group.

Section 4.07          Undisclosed Liabilities. There is no material liability, debt or obligation of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability) against the Company or the Company Subsidiaries, except for liabilities and obligations (a) expressly reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Unaudited Financial Statements in the ordinary course of the operation of business of the Company and its Subsidiaries, (c) disclosed in Section 4.07 of the Company Disclosure Schedules, (d) arising under this Agreement and/or the performance by the Company of its obligations hereunder, or (e) arising under any Contract to which a Company is a party (other than as a result of breach of contract).

Section 4.08          Litigation and Proceedings. Except as disclosed in Section 4.08 of the Company Disclosure Schedules, there are no, and in the preceding three (3) year period there have not been any, Actions pending or, to the knowledge of the Company, threatened (in writing), in each case exceeding $200,000, (a) against the Company or the Company’s Subsidiaries or any of their equity holders, limited liability company managers or equivalent governing authority or officers, in each case, in their respective capacities as such, (b) with respect to or affecting any member of the Company Group’s operations, business or financial condition or (c) related to the consummation of the transactions contemplated hereby. Except as disclosed in Section 4.08 of the Company Disclosure Schedules, the Company Group has not initiated (or threatened to initiate) against any other Person any litigation, proceeding (at law or in equity) or governmental, quasi-governmental or other investigation. There is no unsatisfied judgment or any open injunction binding upon the Company or the Company Subsidiaries.

Section 4.09          Healthcare Compliance.

(a)            The Company Group is operating and since the Lookback Date has operated in material compliance with all applicable Health Care Laws. None of the members of the Company Group and their respective Affiliates, officers, managers, senior executives, and Health Care Professionals is in violation of or, to the knowledge of the Company, is being investigated by a Governmental Authority for a material violation of any Health Care Laws by which such Person is bound or to which any business activity or professional services performed by such Person for the Company Group (including services provided to other Persons but arranged by the Company Group) is subject. Except as set forth in Section 4.09(a) of the Company Disclosure Schedules, no member of the Company Group has received since the Lookback Date any written notice, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority of non-compliance by, or liability of, any member of the Company Group or Health Care Professional under any Health Care Law.

(b)            Section 4.09(b) of the Company Disclosure Schedules lists all National Provider Identifiers and provider numbers for each member of the Company Group that participates in any Federal Health Care Program. Each member of the Company Group that participates in any Federal Health Care Program is qualified to participate in such Federal Health Care Program and is duly enrolled and certified in such Federal Health Care Program at every location at which such Person has operations. Each member of the Company Group is operating and since the Lookback Date has operated in material compliance with all Federal Health Care Program rules and regulations and all provisions of each Federal Health Care Program Contract to which it is party and by which it is bound. No member of the Company Group is party to an individual or corporate integrity agreement with the Office of Inspector General of the United States Department of Health and Human Services or otherwise has any continuing reporting obligations pursuant to any deferred prosecution, settlement or other agreement with any Governmental Authority. No member of the Company Group has made any self-disclosure to any Governmental Authority for any violation of Health Care Laws. There is no litigation or proceeding (at law or in equity) pending or, to the knowledge of the Company, threatened (in writing), and there is no inquiry or investigation pending or, to the knowledge of the Company, threatened with respect to the termination or suspension of the participation by any member of the Company Group in any Federal Health Care Program because of alleged violations of or material non-compliance with applicable Federal Health Care Program regulations or other participation requirements.

(c)            No member of the Company Group or Health Care Professional is or ever has been, while being employed by or contracted with the Company Group, (i) debarred, excluded or suspended from participating in any Federal Health Care Program, (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act or (iii) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs, the “list of Excluded Individuals/Entities” on the website of the United States Health and Human Services Office of Inspector General, or similar state equivalent exclusion lists and databases.

(d)            None of the Company’s or its Subsidiaries’ current limited liability company managers, employees, or independent contractors is or ever has been, while being employed by or contracted or otherwise affiliated with the Company or any Subsidiary, (i) debarred, excluded or suspended from participating in any Federal Health Care Program, (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act, indicted or convicted of a felony, or pled nolo contendere or to sufficient facts, in connection with any allegation of violation of any Federal Health Care Program requirement or Health Care Law, (iii) listed on the General Services Administrative published list of parties excluded from federal procurement programs and non-procurement programs the “list of Excluded Individuals/Entities” on the website of the United States Health and Human Services Office of Inspector General, or similar state equivalent exclusion lists and databases, (iv) designated a Specially Designated National or Blocked Person by the Office of Foreign Asset Control of the U.S. Department of Treasury or (v) convicted of a criminal offense and that falls within the scope of 42 U.S.C. §1320a-7(a).

(e)            The Company and its Subsidiaries have, as applicable, since the Lookback Date, timely filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority, including state health and insurance regulatory authorities and any applicable federal regulatory authorities. All such regulatory filings complied in all material respects with applicable Health Care Laws.

(f)             Except as set forth in Section 4.09(f) of the Company Disclosure Schedules, each member of the Company Group has, as applicable, since the Lookback Date: (i) timely filed all material reports and billings required to be filed with respect to each Customer or Third-Party Payor, all of which were prepared in material compliance with all applicable Laws governing reimbursement and claims and the binding payment policies of the applicable Customer or Third-Party Payor to which such Person is bound, (ii) paid all known and undisputed refunds, overpayments, discounts and adjustments required to be paid, and there is no pending or, to the knowledge of the Company, threatened material appeal, adjustment, challenge, adverse inquiry, audit (including written notice of an intent to audit), or litigation by any Customer or Third-Party Payor with respect to such member of the Company Group’s billing practices and reimbursement claims (other than routine audits in the ordinary course of business) and (iii) never been audited (or received notice that it is subject to an audit) or otherwise examined Customer or Third-Party Payor other than in the ordinary course of business. All billings for medical services submitted by the members of the Company Group since January 1, 2016 were for medically necessary items or goods actually sold and services actually performed by the applicable member of the Company Group to eligible patients in material compliance with the applicable requirements of the Third-Party Payor to which such Person was bound, and the members of the Company Group had reasonably sufficient documentation to support such billings. The members of the Company Group have implemented billing practices that are in compliance in all material respects with all applicable Health Care Laws and Third-Party Payor written policies and binding rules governing reimbursement and claims. None of the members of the Company Group has any rate appeal currently pending before any Third-Party Payor.

(g)            The members of the Company Group and, to the knowledge of the Company, the members of the Company Group’s limited liability company managers, officers, personnel (whether employed or engaged as independent contractors), Health Care Professionals and authorized representatives are operating and since the Lookback Date have operated in compliance, in all material respects, with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq.), and any similar state law, the federal physician self-referral law (commonly known as the Stark Law) (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J), any patient brokering laws, and all other applicable Laws with respect to direct and indirect compensation arrangements, ownership interests or other relationships between such Person and any past, present or potential patient, physician, supplier, contractor, Customer, Third-Party Payor or other Person in a position to refer, recommend or arrange for the referral of patients or other health care business (a “Referral Source”) or to whom such Person refers, recommends or arranges for the referral of patients or other health care business (a “Referral Recipient”). Except as set forth in Section 4.09(g) of the Company Disclosure Schedules, none of the members of the Company Group’s independent contractors currently provides or since the Lookback Date has provided, directly or indirectly, sales representative or marketing services to the Company Group, and none of the Company Group’s independent contractors receive commission, percentage of revenue or profit or other success-based fees from a member of the Company Group in exchange for referring, arranging, or recommending, the referral of, health care items or services performed by any of the members of the Company Group.

(h)            The members of the Company Group, as applicable, have and since the Lookback Date, have had privacy and security policies, procedures and safeguards adopted and implemented that materially comply with then-applicable HIPAA requirements (collectively, “HIPAA Policies and Procedures”) and the members of the Company Group have, as applicable operated in accordance with such HIPAA Policies and Procedures in all material respects. The members of the Company Group, as applicable have performed a security risk analysis that meets the standards set forth at 45 C.F.R. § 164.308(a)(1)(ii)(A) (the “Security Risk Analysis”), and the applicable members of the Company Group have addressed and remediated all material threats and deficiencies identified in each Security Risk Analysis. The members of the Company Group have made available to DFHT complete and accurate copies of all HIPAA Policies and Procedures. Each member of the Company Group, as applicable has a written and signed business associate agreement that meets the requirements of 45 C.F.R. § 164.504(e)(2) with each Person who is a “business associate” (as defined in 45 C.F.R. § 160.103) of such company. No member of the Company Group has received written notice of, and there is no litigation, proceeding (at law or in equity) or, audit, inquiry or investigation pending or, to the knowledge of the Company, threatened with respect to, any alleged “breach” as defined in 45 C.F.R. § 164.402 (a “Breach”), any other violation of HIPAA by any member of the Company Group or its “workforce” (as defined under HIPAA), or any compliance audit or review related to HIPAA by a Governmental Authority. No material Breach or other material violation of HIPAA by any member of the Company Group or its “workforce” or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the members of the Company Group since the Lookback Date. Each member of the Company Group has implemented training with respect to HIPAA, including security awareness training, for its workforce who has access to protected health information (as defined under HIPAA).

(i)             With respect to the generation, transportation, treatment, storage, disposal and other handling of Medical Waste, the members of the Company Group are operating and since the Lookback Date have operated in material compliance with, as applicable, the Medical Waste Tracking Act of 1988, 42 U.S.C. § 6992, et seq., the United States Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 U.S.C. § 2501, et seq., the Marine Protection, Research and Sanctuaries Act of 1972, 33 U.S.C. § 1401 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119, et seq., and all other applicable Laws regulating Medical Waste or imposing requirements relating to Medical Waste.

(j)             The members of the Company Group have, and since the Lookback Date have maintained, a compliance program having the elements of an effective corporate compliance and ethics program identified in U.S.S.G. § 8B2.1 in all material respects. The members of the Company Group have made available to DFHT complete and accurate copies of all compliance program policies and procedures.

(k)            Section 4.09(k) of the Company Disclosure Schedules lists the Company Group’s ten (10) largest Third-Party Payors in the aggregate (in terms of the companies’ gross billings) during the twelve (12)-month period ended December 31, 2019 and nine (9)-month period ended September 30, 2020 (the “Significant Third-Party Payors”), all Referral Sources that referred, recommended or arranged for the referral of patients or other health care business that represented more than two percent (2%) such member of the Company Group’s gross billings during the twelve (12)-month period ended December 31, 2019 and nine (9)-month period ended September 30, 2020 (the “Significant Referral Sources”) and its ten (10) largest suppliers in the aggregate (in terms of items, goods and services purchased) during the twelve (12)-month period ended December 31, 2019 and nine (9)-month period ended September 30, 2020 (the “Significant Suppliers”). No Significant Third-Party Payor, Significant Referral Source or Significant Supplier has indicated orally or in writing that it intends to terminate, limit, materially change or negatively alter its business relationship with the members of the Company Group or their businesses. To the knowledge of the Company, there is no basis for any Significant Third-Party Payor, Significant Referral Source or Significant Supplier to terminate, limit, materially change or negatively alter its business relationship with members of the Company Group or their businesses.

Section 4.10          Compliance with Laws.

(a)            The Company and the Company Subsidiaries are, and since the Lookback Date have been, in compliance in all material respects with all applicable Laws. Neither the Company nor its Subsidiaries have received any written notice from any Governmental Authority of a material violation of any applicable Law by the Company or the Company Subsidiaries at any time since the Lookback Date.

(b)            Since December 31, 2017, (i) there has been no action taken by the Company, its Subsidiaries, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent, representative or sales intermediary of the Company or the Company Subsidiaries, in each case, acting on behalf of the Company or the Company Subsidiaries, in violation of any applicable Anti-Corruption Laws, (ii) neither the Company nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) neither the Company nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) neither the Company nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws.

(c)            Section 4.10(c) of the Company Disclosure Schedules sets forth a true, correct and complete list of any Governmental PPP Program from which any Company has received, or expects to receive on or after the Closing Date (based on any application submitted prior to the Closing Date), any proceeds. All statements and information provided by or on behalf of any Company, any officer of a Company or any Seller (solely on behalf of, or in such Seller’s capacity as a direct or indirect equityholder of any Company), in connection with any application (including any application for forgiveness) under any Governmental PPP Program, was made in good faith and was true, correct and complete in all material respects, and, to the knowledge of the Companies, otherwise not in violation of the requirements of any applicable Governmental Authority or under an applicable Governmental PPP Program. To the knowledge of the Companies, any proceeds received by any Company from any Governmental PPP Program has been allocated, used, spent, paid, reserved, or otherwise disbursed or, as applicable, reimbursed, repaid or otherwise refunded, in each case, in accordance with the requirements of any applicable Governmental Authority (including, for the avoidance of any doubt, any procedures set forth in any FAQs or other guidance released by such applicable Governmental Authority, on or prior to the date of such allocation, use, spending, payment, reservation, or disbursement) or under any applicable Governmental PPP Program in respect of such proceeds.

Section 4.11          Intellectual Property.

(a)            Section 4.11(a) of the Company Disclosure Schedules sets forth, as of the date hereof, a true and complete list, including owner, jurisdiction, and registration and application numbers, of (i) all issued patents, all registered copyrights, all registered trademarks, all domain name registrations and all pending registration applications for any of the foregoing, in each case, that are owned by the Company or one of its Subsidiaries (the “Registered Intellectual Property”), all of which are valid, subsisting, and enforceable, and (ii) all material unregistered trademarks and material unregistered Software, in each case, that are owned by the Company or one of its Subsidiaries. All Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. Except as set forth in Section 4.11(a) of the Company Disclosure Schedules, no loss or expiration of any material Owned Intellectual Property is threatened or pending, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or any of its Subsidiaries, including failure thereby to pay any required maintenance fees).

(b)            (i) Except as set forth in Section 4.11(b)(i) of the Company Disclosure Schedules, as of the date hereof, no Actions are pending or, to the Company’s knowledge, threatened (including unsolicited offers to license patents) against the Company or any of its Subsidiaries by any third party and no written claims have been received either (A) claiming infringement, misappropriation or other violation of Intellectual Property rights owned by such third party; or (B) challenging the ownership, use, patentability, validity, or enforceability of any Owned Intellectual Property. (ii) Except as set forth in Section 4.11(b)(ii) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any pending Action claiming infringement, misappropriation or other violation by any third party of any Owned Intellectual Property. (iii) Except as set forth in Section 4.11(b)(ii) of the Company Disclosure Schedules, since the Lookback Date, neither the Company nor its Subsidiaries, nor the conduct of their businesses has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party. To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Owned Intellectual Property.

(c)            Except as set forth in Section 4.11(c) of the Company Disclosure Schedules, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title, and interest in and to all Registered Intellectual Property and all other Owned Intellectual Property, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances, and either own(s), has a valid license to use, or otherwise has the lawful right to use, all of the Company Intellectual Property, IT Systems, and Company Software and no such ownership, license, or right to use will be adversely impacted by (nor will require the payment or grant of additional amounts or consideration as a result of) the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby. Immediately subsequent to the Closing, the Company Intellectual Property shall be owned or available for use by the Company and the Company Subsidiaries on terms and conditions identical to those under which they own or use the Company Intellectual Property immediately prior to the Closing, without payment of additional fees. Without limiting any of the foregoing, the Caremax Group solely and exclusively owns and possesses all right, title, and interest in and to all of the Owned Company Software, free and clear of all Encumbrances, orders, and restrictions.

(d)            The Company and its Subsidiaries have undertaken commercially reasonable efforts to maintain and protect all Owned Intellectual Property and to protect the confidentiality of any trade secrets included in the Owned Intellectual Property that are material to their businesses. No such trade secrets or confidential information of any Person to whom the Company or any of the Subsidiaries owes a duty of confidentiality have been, to the knowledge of the Company, disclosed thereby to any Person other than pursuant to a written agreement sufficiently restricting the disclosure and use thereof by such Person.

(e)            No current or former director, officer, employee or other Representative of the Company or any of its Subsidiaries has any right, title, or ownership interest in or to any of the Owned Intellectual Property. The Company has implemented policies whereby employees and contractors of the Company who create or develop any material Intellectual Property in the course of their employment or provision of services for the Company or any of its Subsidiaries are required to assign to the Company all of such employee’s or contractor’s rights therein, and all such employees and contractors have executed valid written agreements pursuant to which such Persons have assigned to the Company or its applicable Subsidiaries all of such employee’s or contractor’s rights in and to such Intellectual Property that did not vest automatically in the Company or its Subsidiary by operation of Law (and, in the case of contractors, to the extent such Intellectual Property was intended by the Company to be proprietary to the Company or its Subsidiary). Without limiting any of the foregoing, the only Persons who contributed to the creation, authorship, or development of the Owned Company Software of the Caremax Group are (x) employees of the Caremax Group located in the U.S. who created, authored, or developed such contributions within the scope of their employment by the Caremax Group; and (y) employees of Arteaga Consulting Services pursuant to that certain Consulting Agreement dated as of December 28, 2015 (as amended), a true, correct, and complete copy of which has been made available to DFHT.

(f)             Except as set forth in Section 4.11(f) of the Company Disclosure Schedules, or otherwise as would not materially adversely affect the Owned Intellectual Property or the businesses of the Company or the Company Subsidiaries, no funding and no personnel, facilities or other resources of any Governmental Authority, university, college, other similar institution, or research center were used in the development of any Owned Intellectual Property nor does any such Person have any rights, title or interest in or to any Company Intellectual Property. Neither the Company nor any of its Subsidiaries is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to which the Company or any of its Subsidiaries is obligated to grant any license, rights, or immunity in or to any Company Intellectual Property to any Person.

(g)            The Owned Intellectual Property of the IMC Company Group does not include any proprietary Software or other Software developed by or for IMC.

(h)            The Company and each of its Subsidiaries is, in all material respects, in compliance with the terms and conditions of all licenses for “free software,” “open source software” or under a similar licensing or distribution term (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Affero General Public License (AGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License) (“Open Source Materials”) used by CareMax or any of its Subsidiaries in any way.

(i)             Neither CareMax nor any of its Subsidiaries has (i) incorporated Open Source Materials into, or combined Open Source Materials with, any material Owned Intellectual Property including Owned Company Software, (ii) distributed Open Source Materials in conjunction or connection with any Owned Intellectual Property including Owned Company Software or (iii) used Open Source Materials in or in connection with any Owned Intellectual Property including Owned Company Software (including, in each case, any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other Software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributable at no charge), in each case of the foregoing clauses (i), (ii) and (iii), in such a way that grants or otherwise requires CareMax or any of its Subsidiaries to license, grant rights or otherwise provide or disclose to any third party any material Owned Intellectual Property, including the source code for any Owned Company Software or otherwise imposes any limitation, restriction or condition on the right or ability of CareMax or any of its Subsidiaries to use, distribute or enforce any Owned Intellectual Property in any manner (collectively, “Copyleft Terms”). No third Person has been granted any current or contingent right, license, access, or interest in or to the source code of any Owned Company Software. No source code for any Owned Company Software has been disclosed to, is in the possession of, or has been placed in escrow with any Person (other than disclosures of discrete portions of the source code to employees and contractors of CareMax or any of its Subsidiaries who have entered into reasonably protective confidentiality agreements).

(j)             Except as set forth on Section 4.11(j) of the Company Disclosure Schedules, in the three (3) year period preceding the date hereof (i) there have been no unauthorized intrusions or breaches of the security of the IT Systems currently used to provide material products to customers in the conduct of their business as it is currently conducted and (ii) the Company and the Company Subsidiaries have implemented commercially reasonable security, including disaster recovery plans and procedures, for the IT Systems and the data thereon.

(k)            The Company and its Subsidiaries are, at all times have been in compliance in all material respects with applicable privacy, data security and data protection Laws, applicable internal and external Company or Subsidiary policies, and Contracts in all relevant jurisdictions. The Company and its Subsidiaries have implemented, and required that its third party vendors to implement, adequate policies and commercially reasonable security measures consistent with and where required by applicable Laws regarding (i) the Processing, confidentiality, integrity and availability of Personal Data and business proprietary or sensitive information in its possession, custody or control, and (ii) the integrity and availability of the IT Systems. Neither the Company nor any of its Subsidiaries has experienced any information security incident that has materially compromised the integrity or availability of the IT Systems that the Company or any Subsidiary owns, operates, or outsources, and there has been no material loss, damage, or unauthorized access, disclosure, use, or breach of security of any information in any Company or Subsidiary’s possession, custody, or control. Since the Lookback Date, (i) neither the Company nor any Subsidiary has received any written notice of any Actions or alleged violations of Laws or Contract with respect to Personal Data or information security-related incidents and (ii) neither the Company nor any Subsidiary has notified in writing or been required by applicable Laws or Contract to notify in writing, any Person of any Personal Data or information security-related incident.

Section 4.12          Material Contracts; No Defaults.

(a)            Section 4.12(a) of the Company Disclosure Schedules contains a listing of all Contracts described in clauses (i) through (xix) below (collectively, such Contracts that are listed or should be listed in Section 4.12(a) of the Company Disclosure Schedules, “Material Contracts”) to which, as of the date of this Agreement, any member of the Company Group is a party or by which any member of the Company Group’s respective assets are bound.

(i)            each collective bargaining agreement;

(ii)           any Contract pursuant to which any member of the Company Group grants (or is granted) a license, immunity, or other rights in or to any Owned Intellectual Property (or Intellectual Property or IT Systems of a third Person) that is material to the businesses of the Company and its Subsidiaries, provided, however, that none of the following are required to be set forth on Section 4.12(a)(ii) of the Company Disclosure Schedules (but shall constitute Material Contracts for purposes of Section 4.11(b) if they otherwise qualify): (A) click-wrap or shrink-wrap software licenses or other software licenses for uncustomized software that is commercially available on reasonable terms to the public generally, in each case, with license, maintenance, support and other fees less than $10,000 per year; or (B) non-exclusive licenses of Owned Company Software granted to customers in the ordinary course of business consistent with past practice;

(iii)          any Contract to which a member of the Company Group is a party or by which any member of the Company Group’s assets are bound that restricts in any material respect or contains any material limitations on the ability of any member of the Company Group to compete in any line of business or in any geographic territory or that contains any “take or pay” or minimum requirements;

(iv)          any Contract under which any member of the Company Group has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness, (B) granted an Encumbrance (other than Permitted Encumbrances) on its assets, whether tangible or intangible, to secure any Indebtedness or (C) extended credit to any Person (other than (1) intercompany loans and advances and (2) customer payment terms in the ordinary course of business);

(v)           any principal transaction Contract entered into in connection with a completed acquisition or disposition any member of the Company Group since December 31, 2017 involving consideration in excess of $200,000 of any Person or other business organization, division or business of any Person (including through merger or consolidation or the purchase of a controlling Equity Interest in or substantially all of the assets of such Person or by any other manner);

(vi)          any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $200,000 or, together with all related Contracts, in excess of $500,000, in each case, other than sales or purchases in the ordinary course of business consistent with past practices;

(vii)         any Contract between any member of the Company Group, on the one hand, and any of the Company Group’s shareholders, members or partners, on the other hand, that will not be terminated at or prior to Closing (other than Contracts related to employment or engagement of such shareholder, member, or partner);

(viii)        any Contract establishing any joint venture, partnership, strategic alliance or other collaboration that is material to the business of the Company Group taken as a whole;

(ix)           each Contract (except for any Contract with a Third-Party Payor) with consideration paid or payable to any member of the Company Group of more than $50,000, in the aggregate, over the twelve (12)-month period ending December 31, 2019;

(x)            all Contracts with a Third-Party Payor from which the Company has received reimbursement in excess of $500,000 over the twelve (12)-month period ending December 31, 2019;

(xi)           any Contract with physicians, Contract for sales representative and marketing services and Contracts with Referral Recipients and Referral Sources;

(xii)          any Contract providing for any Change of Control Payment;

(xiii)         any corporate integrity agreements, settlement and other similar agreements with Governmental Authorities;

(xiv)         any Contract pursuant to which any Person provides management services to any member of the Company Group or pursuant to which any member of the Company Group provides management services to any other Person;

(xv)         any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement that exceed $100,000, or (B) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any member of the Company Group (or DFHT or any of their Affiliates after the Closing);

(xvi)        any Contracts with Governmental Authorities;

(xvii)       any Contract required to be disclosed on Section 4.21 of the Company Disclosure Schedules;

(xviii)      the Restructuring Agreements; and

(xix)         each Contract and agreement with payors or suppliers to any member of the Company Group for expenditures paid or payable by any member of the Company Group of more than $200,000, in the aggregate, over the twelve (12)-month period ending December 31, 2019.

(b)            Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Material Contract, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the member of the Company Group party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Company, are enforceable by the member of the Company Group to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) no member of the Company Group or, to the knowledge of the Company, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since December 31, 2018, no member of the Company Group has received any written or, to the knowledge of the Company, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by the Company or the Company Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since December 31, 2018 through the date hereof, no member of the Company Group received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract. The Company has made available to DFHT true and complete copies, as amended and currently in effect, of all Material Contracts.

(c)            None of the members of the Company Group has amended any Material Contract in response to COVID-19.

Section 4.13          Company Benefit Plans.

(a)            Section 4.13(a) of the Company Disclosure Schedules sets forth an accurate and complete list of each material Company Benefit Plan. “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and any other plan, policy, program, practice, agreement, Contract or other arrangement, whether or not in writing and whether or not funded, providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider, in each case, that is maintained, sponsored or contributed to, or required to be maintained or contributed to, or with respect to which any potential liability is borne or could reasonably be expected to be borne, by a member of the Company Group or any of such member’s respective ERISA Affiliates, including, all pension, retirement, supplemental retirement, profit sharing, employment, consulting, change in control, severance, termination, retention, incentive, bonus, deferred compensation, vacation, sick, holiday, cafeteria, insurance, medical, disability, welfare, fringe or other benefits or remuneration of any kind, equity purchase, stock option, stock appreciation, phantom equity, restricted stock or other stock- or other equity-based compensation plans, policies, programs, practices, agreements, Contracts or other arrangements.

(b)            With respect to each Company Benefit Plan, the Company has delivered or made available to DFHT true, correct and complete copies of, if applicable, (i) all documents embodying such Company Benefit Plan, including all amendments thereto and all related trust documents, insurance Contracts or other funding vehicles, (ii) written descriptions of any Company Benefit Plans that are not set forth in a written document, (iii) the most recent summary plan description together with a summary of material modifications thereto, (iv) the two (2) most recent annual reports on Form 5500 or 990 series (and all schedules and financial statements attached thereto) filed with the Internal Revenue Service, (v) the most recent actuarial valuations, (vi) the most recent determination or opinion letter issued by the Internal Revenue Service (or applicable comparable Governmental Authority) and (vii) all material correspondence to or from the Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority received in the last three (3) years with respect to any Company Benefit Plan.

(c)            Each Company Benefit Plan has been established, operated and administered in all material respects in compliance with its terms and all applicable Laws, including, ERISA and the Code, and all contributions required to be made under the terms of any Company Benefit Plan as of the date this representation is made have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other Person has made any binding commitment to materially modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(d)            No Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any independent contractor or other individual service providers of the Company or any of its Subsidiaries who reside or work outside of the United States.

(e)            Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. To the knowledge of the Company, no event has occurred that would reasonably be expected to result in the loss of the tax-qualified status of such plans.

(f)             Neither the Company nor any Company Subsidiary or ERISA Affiliates sponsored, maintained, contributed to or was required to contribute to, or has or had any liability in respect of, at any point since the Lookback Date, a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan, in each case, that is subject to Title IV of ERISA. No circumstance or condition exists that would reasonably be expected to result in an actual obligation of the Company or any Company Subsidiary to pay money to any Multiemployer Plan or other pension plan that is subject to Title IV of ERISA and that is maintained by an ERISA Affiliate of the Company. For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company or a Company Subsidiary that, together with the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code. No Company Benefit Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (iii) a “funded welfare plan” within the meaning of Section 419 of the Code.

(g)            Neither the Company, any Company Benefit Plan nor, to the knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject the Company or any ERISA Affiliate to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, which, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(h)            With respect to the Company Benefit Plans, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authorities is pending or, to the knowledge of the Company, threatened, that, in each case, could reasonably be expected to result in any material lability to the Company or any of its Subsidiaries.

(i)             Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or Company Subsidiaries has any obligation to provide such benefits.

(j)             Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) entitle any employee, director, officer or independent contractor of the Company or any Company Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Closing, (vi) require a “gross-up,” indemnification for, or payment to any individual for any taxes imposed under Section 409A or Section 4999 of the Code or any other tax or (vii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

Section 4.14          Labor Matters.

(a)            (i) Neither the Company nor the Company Subsidiaries is a party to, negotiating, required to negotiate, or bound by any collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council, (ii) no labor union or organization, works council or group of employees of the Company or the Company Subsidiaries has made a pending written demand for recognition or certification and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority.

(b)            The Company and each of the Company Subsidiaries (i) is, and since December 1, 2017 has been, in material compliance with all applicable Laws regarding employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, harassment, workers’ compensation, data privacy, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not committed any unfair labor practice or received written notice of any unfair labor practice complaint against it that is pending, and to the knowledge of the Company, no such complaint is threatened, in each case, before the National Labor Relations Board or any similar labor relations authority, that remains unresolved, or has resulted or could reasonably be expected to result, individually or in the aggregate, in any material liability to the Company or any of its Subsidiaries, and (iii) since December 1, 2017, has not experienced any actual or, to the knowledge of the Company, threatened (in writing) arbitrations, material labor disputes, strikes, lockouts, picketing, union organization activities (including union organization campaigns or requests for representation), material grievances or collective labor disputes, labor-related hand-billing, concerted slowdowns or concerted work stoppages or similar activity against or affecting the Company or its Subsidiaries.

(c)            All material payments due from the Company and any of its Subsidiaries on account of wages or other compensation owed to employees, and employee health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of the Company or its Subsidiaries.

(d)            To the knowledge of the Company, no employee of the Company or the Company Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to the Company or the Company Subsidiaries. To the knowledge of the Company, no senior executive or key employee of the Company or the Company Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by the Company or the Company Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information.

(e)            To the knowledge of the Company, no senior executive or other key employee of the Company or any of its Subsidiaries has provided notice of his or her intention to terminate his or her employment as a result of or following the consummation of the transactions contemplated by this Agreement.

(f)             Since December 1, 2017, (i) to the knowledge of the Company, no allegations of sexual harassment or sexual misconduct have been made through the Company’s human resources department or otherwise through the reporting procedure designated in the Company’s policies pertaining to harassment, if any, or threatened to be made, against or involving any current or former officer, director or other key employee by any current or former officer, employee or independent contractor of the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements resolving, in whole or in part, allegations of sexual harassment or sexual misconduct by any current or former officer, director or other key employee.

Section 4.15          Taxes.

(a)            All income and other material Tax Returns required by Law to be filed by (or with respect to) the Company or the Company Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings). Such Tax Returns are true, correct and complete in all material respect, and accurately reflect all material liability for Taxes of (and with respect to) the Companies and the Company Subsidiaries.

(b)            All material amounts of Taxes shown due on any Tax Returns of the Company and the Company Subsidiaries and all other material amounts of Taxes owed by(or with respect to) the Company and the Company Subsidiaries have been timely paid. All material Taxes incurred but not yet due and payable (i) for periods covered by the Financial Statements have been accrued and adequately disclosed on the Financial Statements in accordance with GAAP, and (ii) for periods not covered by the Financial Statements have been accrued on the books and records of the Company and the Company Subsidiaries.

(c)            Each of the Company and the Company Subsidiaries has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, equityholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.

(d)            Neither the Company nor its Subsidiaries has been since the Lookback Date or is currently engaged in any audit or administrative or judicial proceeding with a taxing authority with respect to Taxes (and no such audit is pending or contemplated). Neither the Company nor its Subsidiaries has received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company or its Subsidiaries, and no written request for any such waiver or extension is currently pending.

(e)            Neither the Company nor its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two (2) years.

(f)             Neither the Company nor its Subsidiaries has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(g)            Neither the Company nor its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; (v) intercompany item or transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; (vi) inclusion under Section 965 of the Code; (vii) an election pursuant to Section 108(i) or the Code or (viii) any Governmental PPP Program proceeds received by any Company or its Subsidiaries in the form of a loan.

(h)           There are no Encumbrances with respect to Taxes on any of the assets of the Company or its Subsidiaries, other than Permitted Encumbrances.

(i)             Neither the Company nor its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return or has any liability for the Taxes of any Person (in each case, other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee, assignee or successor.

(j)             Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(k)            IMC is, and has been since the date of its formation, treated as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3. Each Subsidiary of IMC is, and has been since its date of formation, treated as an entity disregarded as separate from IMC for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3.

(l)             CareMax is, and has been since the date of its formation, treated as a partnership for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3. Each Subsidiary of CareMax is, and has been since its date of formation, treated as either a partnership or an entity disregarded as separate from CareMax for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3.

(m)           IMC is not, and has not been at any time during the five (5)-year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(n)           Except as set forth on Section 4.15(n) of the Company Disclosure Schedules, no Company nor any of its Subsidiaries has elected, through action or inaction, to benefit from any payroll tax relief, including tax credits and tax deferrals, under the Families First Coronavirus Response Act or the Coronavirus Aid, Relief, and Economic Security Act (including pursuant to Sections 2301 and 2302 of the Coronavirus Aid, Relief, and Economic Security Act) or any similar legislation that addresses the financial impact of COVID-19 on employers. Other than the PPP Loans, no Company nor any of its Subsidiaries has applied for, or otherwise received, any assistance or any amount under the Paycheck Protection Program provided for under the CARES ACT or any similar legislation.

Section 4.16          Brokers’ Fees. Except for the fees described in Section 4.16 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, its Subsidiaries or any of their Affiliates for which any member of the Company Group has any obligation.

Section 4.17          Insurance. Section 4.17 of the Company Disclosure Schedules contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company or the Company Subsidiaries as of the date of this Agreement. True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to DFHT. With respect to each such insurance policy required to be listed in Section 4.17 of the Company Disclosure Schedules, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) all premiums due have been paid, (ii) to the knowledge of the Company, the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) neither the Company nor its Subsidiaries is in material breach or material default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or material default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened (in writing) and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

Section 4.18          Real Property; Assets.

(a)            Neither the Company nor any of the Company Subsidiaries owns, or has ever owned, any real property.

(b)            Section 4.18(b) of the Company Disclosure Schedules contains a true, correct and complete list of all real property leased or subleased by the Company or any Company Subsidiary (the “Leased Real Property”), including the address thereof and the Real Estate Documents related thereto. The Company has made available to DFHT true, correct and complete copies of the written leases, subleases, licenses and occupancy agreements (including all written modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other written agreements relating thereto) for the Leased Real Property to which the Company or any of the Company Subsidiaries is a party (the “Real Estate Documents”), and such deliverables comprise all Real Estate Documents relating to the Leased Real Property. There are no material oral arrangements or agreements with respect to the Leased Real Property.

(c)            Each Real Estate Document (i) is a legal, valid, binding and enforceable obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, as applicable, subject to the Enforceability Exceptions, and each such lease is in full force and effect, (ii) has not been amended or modified except as reflected in the Real Estate Documents made available to DFHT and (iii) to the knowledge of the Company, subject to securing the consents or approvals, if any, required under the Real Estate Documents to be obtained from any landlord, lender or any other third party (as applicable), in connection with the execution and delivery of this Agreement by the Company or the consummation of the transaction contemplated hereby by the Company, upon the consummation of the transactions contemplated by this Agreement, will entitle DFHT or its Subsidiaries to the use, occupancy and possession (in each case, subject to the terms of the respective Real Estate Documents in effect with respect to Leased Real Property and the receipt of all required consents related thereto) of the premises specified in the Real Estate Documents for the purpose specified in the Real Estate Documents.

(d)            No material default or material breach by (i) the Company or the Company Subsidiaries or (ii) to the actual knowledge of the Company, any other parties thereto, as applicable, presently exists under any Real Estate Documents. Neither the Company nor the Company Subsidiaries has received written or, to the knowledge of the Company, oral notice of any material default or material breach under any Real Estate Document which has not been cured. To the knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default or material breach under any Real Estate Document by the Company or the Company Subsidiaries or by the other parties thereto. Neither the Company nor the Company Subsidiaries has subleased or otherwise granted in writing any Person the right to use or occupy any Leased Real Property, or any portion thereof, which is still in effect. Neither the Company nor the Company Subsidiaries has collaterally assigned or granted any other security interest in the Leased Real Property. The Company or the Company Subsidiaries has good and valid leasehold title to each Leased Real Property free and clear of Encumbrances, other than Permitted Encumbrances.

(e)            Neither the Company nor any of the Company Subsidiaries has received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property, or any portion thereof, and the improvements thereon (i) are prohibited by any Encumbrance, Law or Order other than Permitted Encumbrances or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

(f)             To the knowledge of the Company, the Leased Real Property is in good operating condition (ordinary wear and tear excepted), are suitable in all material respects for the purposes for which they are presently being used and, with respect to each, the Company or a Company Subsidiary has rights of ingress and egress to the Leased Real Property for operation of the business of the Company and the Company Subsidiaries in the ordinary course. To the knowledge of the Company, no condemnation proceeding is pending or threatened which would preclude or impair the use of any such property by the Company or the Company Subsidiaries for the purposes for which it is currently used.

Section 4.19          Environmental Matters. Except as is not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries:

(a)            the Company, each of its Subsidiaries, and all of their operations and properties, including the Leased Real Property, are and, during the last three (3) years, have been in compliance with all Environmental Laws;

(b)            neither the Company nor any of its Subsidiaries has caused, nor are any of them subject to any claim that any of them is actually or allegedly responsible for conducting or financing any investigation, sampling, monitoring, treatment, remediation, removal or cleanup of, any Release of any Hazardous Materials at, in, on or under any Leased Real Property or, to the knowledge of the Company, any other property in connection with the Company’s or any of its Subsidiaries’ or any of their predecessor’s operations off-site of the Leased Real Property, including at, in, on or under any formerly owned or leased real property;

(c)            neither the Company nor its Subsidiaries is subject to any Order relating to any actual or alleged non-compliance with any Environmental Law by the Company or any of its Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of any Hazardous Material;

(d)            no Action is pending or, to the knowledge of the Company, threatened (in writing) and, to the knowledge of the Company, no investigation is pending or threatened (in writing) with respect to the Company’s or any of its Subsidiaries’ compliance with or liability relating to any Environmental Law or Hazardous Material;

(e)            the Company has made available to DFHT all environmental reports (including all Phase I and Phase II environmental site assessments) and audits relating to any Environmental Law, Hazardous Material or any environmental matter and the Company or any of its Subsidiaries or any of their predecessors, the Leased Real Property, or any formerly owned or operated real property or any other location for which the Company or any of its Subsidiaries may be liable, in its possession, custody or control.

Section 4.20          Absence of Changes.

(a)            Since December 31, 2019, there has not been any change, development, condition, occurrence, event or effect relating to the Company or the Company Subsidiaries that, individually or in the aggregate, resulted in, or would result in, a Material Adverse Effect.

(b)            From December 31, 2019 through the date of this Agreement, (i) the Company and the Company Subsidiaries have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practices except with respect to the implementation or effect of COVID-19 Actions or COVID-19 Measures as described in Section 4.20(b) of the Company Disclosure Schedules; (ii) the Company and the Company Subsidiaries have not taken any action that (A) would require the consent of DFHT pursuant to Section 6.01 if such action had been taken after the date hereof and (B) is material to the Company Group, taken as a whole; and (iii) no member of the Company Group has made or suffered any material change in the conduct or nature of its business or operations or otherwise suffered or, to the knowledge of the Company, been threatened (in writing) with any material adverse change in its business, operations, assets, liabilities, financial condition or prospects (including the existence or threat of any material and adverse change in any relationship between such entity and any of its senior executives, Customers, Third-Party Payors, Referral Sources and other suppliers).

Section 4.21          Affiliate Agreements. Except as set forth in Section 4.21 of the Company Disclosure Schedules and except for, in the case of any employee, officer or director, any employment Contract, or Contract with respect to the issuance of equity in the Company, no member of the Company Group is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any member of the Company Group, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five percent (5%) or more of the capital stock or Equity Interests of any member of the Company Group or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, a “Company Affiliate Agreement”).

Section 4.22          Permits and Health Professionals.

(a)            Section 4.22(a) of the Company Disclosure Schedules lists all Permits issued or given to members of the Company Group and no such Permit required to be held by a member of the Company Group was given to any other Person in lieu of being given to the appropriate member of the Company Group. Each such Permit is in good standing and in full force and effect, and such Permits constitute all Permits that are required for the Company Group to conduct their businesses as currently conducted (including the receipt of payment or reimbursement from Customers, Third-Party Payors and related fiscal intermediaries). The members of the Company Group are operating and since the Lookback Date have operated in material compliance with each such issued Permit. Except as set forth in Section 4.22(a) of the Company Disclosure Schedules, no statement of deficiencies, survey report or inspection report (other than routine annual survey or inspections that note minor issues), audit results, complaint or other notice of noncompliance with the Permits or any revocation, termination, suspension or limitation of any Permits has been issued, received, or threatened (in writing) by a Governmental Authority in the past three (3) years, and, to the knowledge of the Company, there is no basis for any Governmental Authority to allege that the members of the Company Group are not operating in compliance with any required Permit or that any Permit held by a member of the Company Group is not in good standing. The Sellers made available in the Data Room to DFHT complete and accurate copies of all such issued Permits.

(b)            Section 4.22(b) of the Company Disclosure Schedules lists all physicians or other health care professionals employed or engaged as an independent contractor by the Company Group (each a “Health Care Professional” and collectively, “Health Care Professionals”). Each Health Care Professional has in good standing all Permits required for such Person to perform such Person’s duties for the Company Group (including healthcare-related or medical services provided to other Persons but arranged by the Company Group) and for the Company Group to obtain payment or reimbursement from Customers, Third-Party Payors and related fiscal intermediaries with respect to the services provided by such Person on behalf of the Company Group and the members of the Company Group have made available complete copies of such Permits to DFHT. Each Health Care Professional, while providing services on behalf of a member of the Company Group, is and since the Lookback Date has been appropriately providing services within the relevant scope of practice and under necessary and appropriate supervision, and has entered into and maintained compliance with all reasonable and necessary collaborative practice, supervision and other similar arrangements. Except as set forth in Section 4.22(b) of the Company Disclosure Schedules, to the knowledge of the Company, no Health Care Professional, since the Lookback Date, has been while providing services on behalf of a member of the Company Group a party or subject to: (i) any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree; (ii) any disciplinary, peer review or professional review investigation or action instituted by any licensure board, hospital, professional school, health care facility or entity, professional society or association, third party payor, or Governmental Authority; (iii) any criminal complaint, indictment or criminal action relating to health care fraud or crimes of moral turpitude; (iv) any unsealed investigation or action, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, or violating anti-kickback or fee-splitting Laws; (v) any investigation or action based on any allegation of violating professional ethics or standards, or engaging in illegal activities relating to his or her profession; or (vi) any denial of an application in any state for a Permit as a health care professional, for participation in any third-party payment program.

Section 4.23          Indebtedness. Section 4.23 of the Company Disclosure Schedules sets forth the Indebtedness of the Company Group outstanding as of the date hereof, which shall be updated by the Company three (3) Business Days prior to the Closing Date. The Company Group has no other Indebtedness outstanding as of the date hereof except for Indebtedness set forth in Section 4.23 of the Company Disclosure Schedules. As of the Closing, the Company Group will have no Indebtedness outstanding other than Indebtedness set forth in Section 4.23 of the Company Disclosure Schedules.

Section 4.24          CareMax Pre-Closing Reorganization. Notwithstanding anything to the contrary set forth herein, the representations made in this Section 4.24 (a) are being made exclusively by the CareMax Group and not by IMC Parent or any of its Affiliates and (b) shall only be true as of the Closing Date and not as of the date hereof. Prior to the Closing, each of the CHG Equityholders and the MHP Equityholders, respectively, consummated the actions effectuating the transactions set forth in Exhibit A, including all actions and related documentation to effectuate the CareMax Pre-Closing Reorganization, in compliance, in all respects, with all applicable Laws. Section 4.24 of the Company Disclosure Schedules sets forth the number of authorized Equity Interests and other securities of each class of Equity Interests and other securities of CareMax and its Subsidiaries immediately prior to the Closing (after completion of the CareMax Pre-Closing Reorganization), the number of issued and outstanding Equity Interests and other securities of each class of Equity Interests, the record owners thereof and number of Equity Interests and other securities of each class owned by each such record owner, and in the case of incentive equity awards outstanding as of the date hereof, on an individual-by-individual and grant-by-grant basis, the date of grant, number of awards granted and exercise price (if applicable), and treatment in connection with the transactions contemplated by this Agreement. The CareMax Group has provided DFHT with true and complete copies of all Contracts related to and implementing the CareMax Pre-Closing Reorganization (the “Restructuring Agreements”) and such Restructuring Agreements have been duly authorized by all corporate and other required action are in full force and effect and have not been amended, waived, replaced or superseded. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other third party or notice, approval, consent waiver or authorization from any Governmental Authority or any other third party is required on the part of the CareMax Group, CareMax or any of their Subsidiaries with respect to the implementation and completion of the CareMax Pre-Closing Reorganization. There are no Actions pending or, to the knowledge of the Company, threatened against the CareMax Group, CareMax or any of its Subsidiaries in connection with the CareMax Pre-Closing Reorganization. On or before the Closing, and after giving effect to the CareMax Pre-Closing Reorganization, (i) the members of CareMax, by unanimous resolutions duly adopted (and not thereafter modified or rescinded), have approved this Agreement, the Related Documents, and the transactions contemplated hereby and thereby in accordance with applicable Law and the Organizational Documents of CareMax.

Section 4.25          Dormant Entities. None of the Dormant Entities (a) have or hold any assets of any kind or nature, (b) have any liabilities, obligations or Indebtedness of any kind, and (c) have any operations or employees.

Section 4.26          No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article IV (AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULES) OR IN ANY RELATED DOCUMENTS, Neither company nor any of their respective representatives, directors, managers, partners, officers, MANAGERS or direct or INDIRECT equityholders has made any representations or warranties, express or implied, of any nature whatsoever relating to ANY MEMBER OF THE company group or the business, or otherwise in connection with the contemplated transactions, including any representations and warranties as to the accuracy or completeness of any evaluation material or as to the future sales, revenue, PROFITABILITY or success of any member of the company group, or any REPRESENTATIONS or warranties arising from statute or otherwise in law, from a course of dealing or usage of trade. all such other representations and warranties are expressly disclaimed by EACH OF the sellers.

Article V

REPRESENTATIONS AND WARRANTIES OF DFHT

Except as set forth in (a) the DFHT Disclosure Schedules (which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), or (b) as set forth in any DFHT SEC Reports filed or furnished with the SEC through the date of this Agreement (to the extent the qualifying nature of such disclosure is reasonably apparent from the content of such DFHT SEC Reports, but excluding any disclosures in such DFHT SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), DFHT represents and warrants to the Sellers and the Companies as of the date hereof (or in the case of representations and warranties that speak of a specified date, as of such specified date) as follows:

Section 5.01     Corporate Organization.

(a)            DFHT is a corporation and is duly organized, validly existing and in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its respective assets and properties and to conduct its respective business as it is now being conducted. The copies of the Organizational Documents of DFHT previously delivered by DFHT to the Companies are true, correct and complete and are in effect as of the date of this Agreement. DFHT is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective Organizational Documents. DFHT is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its respective ownership of property or the character of its respective activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not in the aggregate have a DFHT Material Adverse Effect.

(b)            DFHT has no Subsidiaries or any equity or other interests in any other Person.

Section 5.02     Due Authorization.

(a)            DFHT has all requisite corporate or entity power and authority to execute and deliver this Agreement and each of the Related Documents to which it is a party and (subject to the approvals described in Section 5.06 of the DFHT Disclosure Schedules), in the case of DFHT, upon receipt of the DFHT Stockholder Approval and the Deerfield Partners consent contained in the Consent and Waiver Letter Agreement (which has been executed and delivered on the date hereof), to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to receipt of the DFHT Stockholder Approval, the Deerfield Partners consent contained in the Consent and Waiver Letter Agreement (which has been executed and delivered on the date hereof) and the other approvals described in Section 5.06 of the DFHT Disclosure Schedules, at the Closing, DFHT will have full corporate or limited liability company power and authority to enter into and perform its obligations under each other agreement, document or certificate to be executed by such Party at the Closing and to consummate the transactions contemplated thereby. Subject to receipt of the DFHT Stockholder Approval, the Deerfield Partners consent contained in the Consent and Waiver Letter Agreement (which has been executed and delivered on the date hereof) and the other approvals described in Section 5.06 of the DFHT Disclosure Schedules, the execution, delivery and performance of this Agreement and such Related Documents by DFHT and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized by all requisite action and, except for the DFHT Stockholder Approval, no other corporate or equivalent proceeding on the part of DFHT is necessary to authorize this Agreement or such Related Documents or DFHT’s performance hereunder or thereunder. This Agreement has been, and each such Related Document will be, duly and validly executed and delivered by DFHT, and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each such Related Documents will constitute, a legal, valid and binding obligation of DFHT, enforceable against DFHT in accordance with its terms, subject to Enforceability Exceptions.

(b)            The board of directors of DFHT has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of DFHT and its stockholders; (ii) determined that the fair market value of the Companies is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) resolved to recommend to the stockholders of DFHT approval of each of the matters requiring DFHT Stockholder Approval.

Section 5.03     No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.06 of the DFHT Disclosure Schedules, the DFHT Stockholder Approval, and the Deerfield Partners consent contained in the Consent and Waiver Letter Agreement (which has been executed and delivered on the date hereof), the execution, delivery and performance of this Agreement and each of the Related Documents by DFHT and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the DFHT Organizational Documents or any Organizational Documents of any Subsidiaries of DFHT, (b) conflict with or result in any violation of any provision of any Law or Order applicable to DFHT or any of its respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which DFHT or any of its Subsidiaries is a party or by which any of their respective assets or properties may be bound or affected or (d) result in the creation of any Encumbrance upon any of the properties or assets of DFHT, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a DFHT Material Adverse Effect.

Section 5.04     Litigation and Proceedings. There are no pending or, to the knowledge of DFHT, threatened, Actions and, to the knowledge of DFHT, there are no pending or threatened investigations, in each case, against DFHT, or otherwise affecting DFHT or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, have a DFHT Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon DFHT which could, individually or in the aggregate, have a DFHT Material Adverse Effect.

Section 5.05     Compliance with Laws.

(a)            Except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, have a DFHT Material Adverse Effect, DFHT and its Subsidiaries are, and have been, compliance in all material respects with all applicable Laws. DFHT and its Subsidiaries have not received any written notice from any Governmental Authority of a material violation of any applicable Law by DFHT or its Subsidiaries.

(b)            There has been no action taken by DFHT, its Subsidiaries, or, to the knowledge of DFHT, any officer, director, equityholder, manager, employee, agent or representative of DFHT or its Subsidiaries, in each case, acting on behalf of DFHT or its Subsidiaries, in violation of any applicable Anti-Corruption Laws, (i) neither DFHT nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (ii) neither DFHT nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) neither DFHT nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws.

Section 5.06     Governmental Authorities; Consents. Except as set forth on Section 5.06 of the DFHT Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of DFHT with respect to either of DFHT’s or execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law and securities Law, and (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, have a DFHT Material Adverse Effect on the ability of the Company to consummate the Transactions.

Section 5.07     Financial Ability; Trust Account.

(a)            As of the date hereof, there is at least $143,000,000 invested in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated July 16, 2020, by and between DFHT and the Trustee (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of DFHT and, to the knowledge of DFHT, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. There are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the DFHT SEC Reports to be inaccurate or (ii) entitle any Person (other than any stockholder of DFHT who shall have the right to elect to redeem its shares of DFHT Common Stock pursuant to DFHT Organizational Documents in connection with the transactions contemplated by this Agreement) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, DFHT Organizational Documents and DFHT’s final prospectus dated July 16, 2020. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. DFHT has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or material breach thereunder. There are no Actions pending or, to the knowledge of DFHT, threatened with respect to the Trust Account. DFHT has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Closing, the obligations of DFHT to dissolve or liquidate pursuant to the DFHT Organizational Documents shall terminate, and, as of the Closing, DFHT shall have no obligation whatsoever pursuant to the DFHT Organizational Documents to dissolve and liquidate the assets of DFHT by reason of the consummation of the transactions contemplated hereby. Following the Closing, no stockholder of DFHT shall be entitled to receive any amount from the Trust Account other than any stockholder of DFHT who shall have the right to elect to redeem its shares of DFHT Common Stock pursuant to DFHT Organizational Documents in connection with the Transactions.

(b)            As of the date hereof, assuming the accuracy of the representations and warranties of the Sellers and the Companies herein and the compliance by the Sellers and the Companies with their respective obligations hereunder, DFHT has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to DFHT on the Closing Date.

Section 5.08     Taxes.

(a)           All income and other material Tax Returns required by Law to be filed by DFHT have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings). Such Tax Returns are true, correct and complete in all material respect, and accurately reflect all material liability for Taxes of DFHT.

(b)           All material amounts of Taxes shown due on any Tax Returns of DFHT and all other material amounts of Taxes owed by DFHT have been timely paid. All material Taxes incurred but not yet due and payable (i) for periods covered by the financial statements of DFHT have been accrued and adequately disclosed on such financial statements in accordance with GAAP, and (ii) for periods not covered by such financial statements have been accrued on the books and records of DFHT.

(c)           DFHT has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, equityholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.

(d)           DFHT has not been since its formation or is currently engaged in any audit or administrative or judicial proceeding with a taxing authority with respect to Taxes (and no such audit is pending or contemplated). DFHT has not received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where DFHT does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of DFHT, and no written request for any such waiver or extension is currently pending.

(e)           DFHT has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two (2) years.

(f)            DFHT has not been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(g)           DFHT will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; (v) intercompany item or transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; (vi) inclusion under Section 965 of the Code; or (vii) an election pursuant to Section 108(i) or the Code.

(h)           There are no Encumbrances with respect to Taxes on any of the assets of the DFHT, other than Permitted Encumbrances.

(i)            DFHT has not been included in any “consolidated,” “unitary” or “combined” Tax Return or has any liability for the Taxes of any Person (in each case, other than DFHT) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (ii) as a transferee, assignee or successor.

(j)            DFHT is not party to, or bound by, or has any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(k)           DFHT is not, nor has been at any time since its formation and ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

Section 5.09     Brokers’ Fees. Except for fees described in Section 5.09 of the DFHT Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by DFHT or its Affiliates, including the Sponsor.

Section 5.10     DFHT SEC Reports; Financial Statements; Sarbanes-Oxley Act. DFHT has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since July 16, 2020 (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, as they have been amended since the time of their filing and including all exhibits thereto, the “DFHT SEC Reports”). None of the DFHT SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the DFHT SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of DFHT as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. DFHT has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to DFHT and other material information required to be disclosed by DFHT in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to DFHT’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting DFHT’s principal executive officer and principal financial officer to material information required to be included in DFHT’s periodic reports required under the Exchange Act. DFHT has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of DFHT’s financial reporting and the preparation of DFHT’s financial statements for external purposes in accordance with GAAP. There are no outstanding loans or other extensions of credit made by DFHT to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of DFHT. DFHT has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. Based on DFHT’s management’s most recently completed evaluation of DFHT’s internal control over financial reporting, (a) DFHT had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect DFHT’s ability to record, process, summarize and report financial information and (b) DFHT does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in DFHT’s internal control over financial reporting. To the knowledge of DFHT, as of the date hereof (i) there are no outstanding comments in comment letters (or otherwise) from the SEC with respect to the DFHT SEC Reports and (ii) none of the DFHT SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation.

Section 5.11     Business Activities; Undisclosed Liabilities; Absence of Changes.

(a)            Since its incorporation, DFHT has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the DFHT Organizational Documents, there is no agreement, commitment or Order binding upon DFHT or to which DFHT is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of DFHT or any acquisition of property by DFHT or the conduct of business by DFHT as currently conducted or as currently contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which would not have a DFHT Material Adverse Effect.

(b)            There has not been any change, development, condition, occurrence, event or effect relating to DFHT or its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a DFHT Material Adverse Effect.

Section 5.12     No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, DFHT and its Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or representatives, acknowledge and agree that DFHT has made its own investigation of the Companies and that neither the Companies, the Sellers, nor any of their respective Affiliates or any of their respective directors, officers, managers, employees, equityholders, partners, members, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Sellers in Article III and the Companies in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Companies or their Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by DFHT or its representatives) or reviewed by DFHT pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to DFHT and its Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or representatives are not and will not be deemed to be representations or warranties of the Companies or the Sellers, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as expressly set forth in Article III or Article IV of this Agreement.

Section 5.13     Capitalization.

(a)            The authorized capital stock of DFHT consists of 110,000,000 shares of DFHT Common Stock, including 100,000,000 shares of DFHT Class A Common Stock and 1,000,000 of DFHT Preferred Stock. As of the date of this Agreement: (i) (A) 14,375,000 shares of DFHT Class A Common Stock; (B) 3,593,750 shares of DFHT Class B Common Stock; and (C) no DFHT Preferred Stock, were issued and outstanding; and (ii) (A) 2,875,000 DFHT Public Warrants; and (B) 2,916,667 DFHT Private Warrants, were issued and outstanding. All of the issued and outstanding shares of DFHT Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the DFHT Warrants, and the DFHT Common Stock issuable upon exercise of the DFHT Warrants, were duly authorized, and the DFHT Common Stock issuable upon exercise of the DFHT Warrants, when issued in the accordance with the terms of the DFHT Warrant Agreement will be validly issued and be fully paid and nonassessable. All outstanding DFHT Units, shares of DFHT Common Stock and DFHT Warrants (1) were issued in compliance with applicable Law and (2) were not issued in breach or violation of any preemptive rights or Contract.

(b)            Except for this Agreement, the DFHT Warrants, and the Subscription Agreements, the Deerfield PIPE Agreement, and the Deerfield Sponsor PIPE Agreement, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of DFHT Common Stock or the equity interests of DFHT, or any other Contracts to which DFHT is a party or by which DFHT is bound obligating DFHT to issue or sell any shares of capital stock of, other equity interests in or debt securities of, DFHT, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in DFHT. Except as disclosed in the DFHT SEC Reports or the DFHT Organizational Documents, there are no outstanding contractual obligations of DFHT to repurchase, redeem or otherwise acquire any securities or equity interests of DFHT. There are no outstanding bonds, debentures, notes or other indebtedness of DFHT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which DFHT’s stockholders may vote. Except as disclosed in the DFHT SEC Reports, DFHT is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to DFHT Common Stock or any other Equity Interests of DFHT. DFHT does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which DFHT is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by the Subscription Agreements that have not been or will not be waived on or prior to the Closing Date.

(c)            The shares of DFHT Common Stock to be issued by DFHT in connection with the Transactions, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of DFHT and will be capable of effectively vesting in the holders thereof title to all such securities, free and clear of all Encumbrances (other than Encumbrances arising pursuant to applicable securities Laws, DFHT’s Organizational Documents, the A&R Registration Rights Agreement and the Lockup Agreement).

(d)            Except as set forth in the DFHT Organizational Documents and in connection with the Transactions (including the A&R Registration Rights Agreement and the Lockup Agreement), there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which DFHT is a party or by which DFHT is bound with respect to any ownership interests of DFHT.

Section 5.14     NASDAQ Stock Market Quotation. The issued and outstanding (a) shares of DFHT Class A Common Stock, (b) DFHT Units and (c) DFHT Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbols “DFHT,” “DFHTU,” and “DFHTW,” respectively. Except as set forth in Section 5.14 of the DFHT Disclosure Schedules, DFHT is in compliance in all material respects with the listing rules of NASDAQ and there is no action or proceeding pending or, to the knowledge of DFHT, threatened against DFHT by the NASDAQ or the SEC with respect to any intention by such entity to deregister the DFHT Common Stock or terminate the listing of the DFHT Class A Common Stock, DFHT Units, or DFHT Warrants on the NASDAQ.

Section 5.15     Contracts; No Defaults. Section 5.15(a) of the DFHT Disclosure Schedules contains a listing of all Contracts including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements, this Agreement, and the Subscription Agreements, the Deerfield PIPE Agreement and the Deerfield Sponsor PIPE Agreement) to which, as of the date of this Agreement, DFHT or one or more of its Subsidiaries is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed in Section 5.15(a) of the DFHT Disclosure Schedules have been delivered to or made available to each Company or its respective agents or representatives. Except as would not have, individually or in the aggregate, a DFHT Material Adverse Effect, each Contract of a type required to be listed in Section 5.15(a) of the DFHT Disclosure Schedules, whether or not set forth in Section 5.15(a) of the DFHT Disclosure Schedules, was entered into at arm’s length and in the ordinary course of business. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 5.15(a) of the DFHT Disclosure Schedules, whether or not set forth in Section 5.15(a) of the DFHT Disclosure Schedules, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of DFHT or its Subsidiaries party thereto and, to the knowledge of DFHT, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of DFHT, are enforceable by DFHT or its Subsidiaries to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of DFHT, its Subsidiaries or, to the knowledge of DFHT, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) neither DFHT nor its Subsidiaries have received any written or, to the knowledge of DFHT, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of DFHT, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by DFHT or its Subsidiaries or, to the knowledge of DFHT, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) through the date hereof, neither DFHT nor its Subsidiaries have received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

Section 5.16     Title to Property. Except as set forth in Section 5.16 of the of the DFHT Disclosure Schedules, neither DFHT nor any of its Subsidiaries (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.

Section 5.17     Investment Company Act. Neither DFHT nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act.

Section 5.18     Affiliate Agreements. Except as set forth in Section 5.18 of the DFHT Disclosure Schedules and except for, in the case of any employee, officer or director, any employment Contract or Contract with respect to the issuance of equity in DFHT, none of DFHT or its Subsidiaries is a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of any of DFHT or its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five percent (5%) or more of the capital stock or Equity Interests of any of DFHT or its Subsidiaries, or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, a “DFHT Affiliate Agreement”).

Section 5.19     Takeover Statutes and Charter Provisions. The Board of Directors of DFHT has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the Delaware General Corporation Law (the “DGCL”)) contained in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the transactions contemplated hereby, including the Business Combination and the issuance of the Closing Date Equity Consideration, the IMC Earnout Shares and CareMax Earnout Shares. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to DFHT or any of its Subsidiaries in connection with this Agreement, the Business Combination, the issuance of the Closing Date Equity Consideration, IMC Earnout Shares and CareMax Earnout Shares, or any of the other transactions contemplated hereby. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which DFHT or any of its Subsidiaries is subject, party or otherwise bound.

Section 5.20     PIPE Investment Amount; Subscription Agreements. DFHT has delivered to the Sellers true, correct and complete copies of each of the Deerfield PIPE, Deerfield Sponsor PIPE and Subscription Agreements that have been executed as of the date hereof pursuant to which Deerfield Partners, Sponsor and the PIPE Investors have committed, subject to the terms and conditions therein, to purchase shares of DFHT Class A Common Stock in the aggregate for an aggregate amount equal to Four Hundred Five Million Dollars ($405,000,000). Each of the Subscription Agreements are in full force and effect and are legal, valid and binding upon DFHT and the PIPE Investors, enforceable in accordance with their terms, subject to the Enforceability Exceptions. None of the Subscription Agreements have been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the knowledge of DFHT, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in the Subscription Agreements have not been withdrawn, terminated or rescinded by the subscribers thereto in any respect. There are no side letters or Contracts to which DFHT is a party related to the provision or funding, as applicable, of the purchases contemplated by the Subscription Agreements or the transactions contemplated hereby other than as expressly set forth in this Agreement, the Subscription Agreements or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Sellers.

Section 5.21     Financing.

(a)            DFHT has delivered to the Sellers true and complete copies of the executed commitment letter, dated as of the date of this Agreement, by and among the Financing Sources and DFHT (the “Commitment Letter”), pursuant to which the counterparties thereto have committed, subject to the terms and conditions thereof, to lend to DFHT or any of its Subsidiaries the Financing set forth therein for the purpose of funding the transactions contemplated by this Agreement.

(b)            As of the date hereof, there are no side letters or other Contracts or arrangements related to the Financing to which DFHT or any of its Subsidiaries is a party other than the Commitment Letter and other than any fee letters, true and complete copies of which (except for fee, “market flex” and other economic terms which are customarily redacted in transactions of this type, provided that none of such redacted terms would adversely affect the amount or availability of the Financing at Closing) have been provided to the Sellers (collectively, the “Fee Letters”). The Commitment Letter has not been amended or modified, no such amendment or modification is contemplated (other than with respect to the potential addition of additional arrangers or other commitment parties thereunder), and the respective commitments set forth in the Commitment Letter have not been withdrawn, reduced, or rescinded in any respect.

(c)            The Commitment Letter is in full force and effect and is the valid, binding and enforceable obligation of DFHT and, to the knowledge of DFHT, the other parties thereto, subject in each case to the Enforceability Exceptions, and does not contain any material misrepresentation by DFHT or any of its Subsidiaries. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Commitment Letter. No Person has any right to impose, and neither DFHT nor any party to the Commitment Letter has an obligation to accept, any condition precedent to such funding other than the conditions expressly set forth in the Commitment Letter nor any reduction to the aggregate amount available under the Commitment Letter at Closing (nor any term or condition which would have the effect of reducing the aggregate amount available under the Financing at Closing) DFHT has fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date of this Agreement as a condition of the Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or material breach (it being understood and agreed that any breach that could reasonably be expected to adversely affect the amount or availability of the Financing at Closing or prevent or delay the Closing shall be deemed material) on the part of DFHT or, to DFHT’s knowledge, any other party thereto under the Commitment Letter, and DFHT has no reason to believe that (x) any of the conditions to the Financing contemplated by the Commitment Letter will not be satisfied at or prior to Closing or (y) any amount of the Financing will not be available at the Closing.

(d)            The net proceeds of the Financing, the PIPE Investment and the Subscription Agreements shall be sufficient to fund the CareMax Consideration and the IMC Consideration and any and all fees and expenses of DFHT related to the transactions contemplated hereby (including those related to the Financing) and to satisfy all of the payment obligations of DFHT and the conditions to Closing contemplated hereunder.

Section 5.22     No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V (AS MODIFIED BY THE DFHT DISCLOSURE SCHEDULES) OR IN ANY RELATED DOCUMENTS, DFHT, nor any of its representatives, directors, managers, partners, officers, MANAGERS or direct or INDIRECT equityholders has made any representations or warranties, express or implied, of any nature whatsoever relating to DFHT or its business, or otherwise in connection with the contemplated transactions, including any representations and warranties as to the accuracy or completeness of any evaluation material or as to the future sales, revenue, PROFITABILITY or success of DFHT, or any REPRESENTATIONS or warranties arising from statute or otherwise in law, from a course of dealing or usage of trade. all such other representations and warranties are expressly disclaimed by DFHT.

Article VI

COVENANTS

Section 6.01     Conduct of Business Prior to Closing.

(a)            Except (i) with the written consent of DFHT (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as otherwise expressly contemplated by the terms of this Agreement, or (iii) as required by any applicable Law (including any COVID-19 Measures), from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms (the “Interim Period”), (A) CareMax shall, and shall cause the other members of the CareMax Company Group to, conduct its Business in the ordinary course and shall use commercially reasonable efforts to preserve intact their business organization and material Permits, retain their current officers and key employees, and preserve their relationships with key customers and suppliers and (B) IMC shall, and shall cause the other members of the IMC Company Group to, conduct its Business in the ordinary course and shall use commercially reasonable efforts to preserve intact their business organization and material Permits, retain their current officers and key employees and preserve their relationships with key customers and suppliers.

(b)            Without limiting the generality of Section 6.01(a), during the Interim Period, except (i) with the written consent of DFHT (which consent shall not be unreasonably withheld, conditioned or delayed, except as expressly set forth below), (ii) as otherwise expressly contemplated by the terms of this Agreement, or (iii) as required by any applicable Law (including any COVID-19 Measures), (A) CareMax shall not, and shall cause the other members of the CareMax Company Group not to, except as required to consummate the Caremax Pre-Closing Reorganization or the Pre-Closing Transfer, and (B) IMC shall not, and shall cause the other members of the IMC Company Group not to, except as required to consummate the Pre-Closing Transfer or as set forth on Section 6.01(b) of the Company Disclosure Schedules, do any of the following:

(i)            transfer, issue, sell or dispose of any shares of capital stock or other Equity Interests of any member of the Company Group, grant options, warrants, calls or other rights to purchase or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of the capital stock or other Equity Interests of any member of the Company Group;

(ii)           effect any recapitalization, reclassification, stock split, stock combination or like change in the capitalization of any member of the Company Group;

(iii)           make, set aside, declare or pay any dividend or distribution (other than mandatory tax distributions, if any) payable in cash, stock, property or otherwise with respect to any of its capital stock or other Equity Interest in any member of the Company Group, other than dividends and distributions by any member of the Company Group to another member of the Company Group;

(iv)           (A) incur, create, assume refinance or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities (or warrants or other rights to acquire any debt securities) of any member of the Company Group (other than incurrence of Indebtedness under any member of the Company Group’s respective credit facilities entered into prior to the date of this Agreement, including draws on such Company Group member’s revolving credit facility and other than loans, advances or capital contributions made by one member of the Company Group to another member of the Company Group) in excess of $50,000 individually or $100,000 in the aggregate (in each case, in excess of Indebtedness paid off after the date of this Agreement), or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans, advances or capital contributions made by one member of the Company Group to another member of the Company Group);

(v)           cancel or forgive any Indebtedness owed to the Company or the Company’s Subsidiaries;

(vi)          amend the certificate of incorporation or bylaws (or other comparable governing documents) of any member of the Company Group;

(vii)         grant any Encumbrances on any property or assets (whether tangible or intangible) of any member of the Company Group having an aggregate value in excess of $50,000, other than Permitted Encumbrances;

(viii)        except as required under applicable Law or the terms of any Company Benefit Plan existing as of the date hereof and set forth in Section 6.01(b)(viii) of the Company Disclosure Schedules, (A) except for any Change of Control Payments which shall be treated as Payoff Indebtedness, increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or independent contractor or other individual service provider of the Company or any of its Subsidiaries, in each case where such individual’s base compensation exceeds $350,000, other than increases to any such individuals who are not directors or officers of the Company or its Subsidiaries in the ordinary course of business consistent with past practice that do not exceed six percent (6%) individually or three (3%) in the aggregate, (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock- or equity-based compensation plan, or any compensation, severance, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement with or for the benefit of any current or former directors, officers, employees or independent contractors or other individual service providers of the Company or its Subsidiaries (or newly hired employees), (C) accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other long-term incentive compensation under any Company Benefit Plan, (D) grant any new awards under any Company Benefit Plan, (E) amend or modify any outstanding award under any Company Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (G) forgive any loans, or issue any loans (other than routine travel advances issued in the ordinary course of business) to any of its or its Subsidiaries’ directors, officers, employees, independent contractors or individual service providers or (H) hire or engage any new employee or independent contractor if such new employee or independent contractor will receive annual base compensation in excess of $100,000, or terminate the employment or engagement, other than for cause, of any employee or independent contractor who receives annual base compensation in excess of $100,000;

(ix)           except as required by changes in GAAP, change any member of the Company Group’s methods of accounting in any manner that would have a material impact on any member of the Company Group;

(x)            with respect to the Company Group, make, change or revoke any material Tax election; file any material amendment to any Tax Return for Income Taxes; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; prepare any Tax Returns in a manner inconsistent with past practice; incur any liability for Taxes other than in the ordinary course of business; enter into any material Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the ordinary course of business with vendors, customers or landlords a primary purpose of which is not related to Taxes; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax Authority with respect to Taxes; surrender any right to claim a Tax refund or a claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xi)           (A) transfer, sell, lease, license sublicense, covenant not to assert, abandon, permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to transfer, sell, lease, license, sublicense, covenant not to assert, abandon, permit to lapse or expire, dedicate to public, or otherwise dispose of, any portion of the property or tangible or intangible assets of any member of the Company Group having an aggregate value in excess of $50,000, other than any sale, lease or disposition of tangible assets in the ordinary course of business or pursuant to agreements existing on the date hereof and set forth in Section 6.01(b)(xi) of the Company Disclosure Schedules, or (B) disclose any material trade secrets (including any source code for Owned Company Software) to any Person (except pursuant to reasonably protective non-disclosure agreements) or subject any source code for Owned Company Software to Copyleft Terms;

(xii)          except as set forth in Section 6.01(b)(xii) of the Company Disclosure Schedules, purchase or otherwise acquire, or lease or license, any property or assets, other than acquisitions of equipment or inventory in the ordinary course of business;

(xiii)         (A) enter into any joint venture with a third party, (B) merge, consolidate, combine or amalgamate any member of the Company Group with any Person or (C) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Interests or other securities in or a substantial portion of the assets of, or by any other manner) any corporation, company, partnership, association or other business entity or organization or division thereof without DFHT’s consent, at its sole discretion;

(xiv)         authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(xv)          enter into, renew, modify or revise any Contract with any Related Person of any member of the Company Group, other than Contracts among members of the Company Group, or with any former or present director or officer of any member of the Company Group or with any Affiliates of the foregoing Persons (including the Company Group) or any other Person covered under Item 404 of Regulation S-K under the Securities Act;

(xvi)         except in the ordinary course of the Company Group’s Business, fail to use its commercially reasonable efforts to maintain with financially responsible insurance companies material insurance policies at least in such amounts and against at least such risk and losses as are consistent in all material respects with such entities’ past practices;

(xvii)        waive, release, assign, settle or compromise any Action pending or threatened against any member of the Company Group or any of their respective directors or officers other than in the case of Actions or claims either (A) (i) for an amount not greater than $200,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $500,000 in the aggregate (determined in each case net of insurance proceeds) and (ii) would not prohibit or materially restrict any member of the Company Group from operating its business substantially as currently conducted or anticipated to be conducted, except in the ordinary course of the Company Group’s Business, or (B) if the loss resulting from such waiver, release, assignment settlement or compromise is reimbursed or shall be reimbursed to any member of the Company Group by an insurance policy or pursuant to any other kind of contractual indemnification set forth in any other Contract, in each case without the imposition of equitable relief on, or the admission of wrongdoing by any member of the Company Group or any of its officers or directors;

(xviii)       except in the ordinary course of the Company Group’s Business, (A) materially amend, modify or terminate in any manner materially adverse to any member of the Company Group any Material Contracts or any Real Estate Documents, (B) waive any material benefit or right under any Material Contract or any Real Estate Document or (C) enter into any new Contract that would have been a Material Contract or Real Estate Document which would have been required to be included in the Company Disclosure Schedule;

(xix)          except in the ordinary course of the Company Group’s Business, make or enter into any contract to make any capital expenditures in excess of $200,000 other than capital expenditures made in the ordinary course of the Company Group Business if such capital expenditures are made to acquire equipment to satisfy requirements in Contracts with customers;

(xx)           write off as uncollectible any notes or accounts receivable having an aggregate value in excess of $70,000, except write-offs in the ordinary course of business consistent with past charged to applicable reserves;

(xxi)          acquire any fee interest in real property;

(xxii)        conduct a mass termination or engage in any other activity that would trigger notice obligations or liability under the Worker Adjustment and Retraining Notification Act or any similar applicable Law; or

(xxiii)       authorize, or commit or agree to take, any of the foregoing actions.

Notwithstanding anything in Section 6.01(a) and this Section 6.01(b) to the contrary, any action taken, or omitted to be taken, by any member of the Company Group to the extent such act or omission is reasonably determined by the Seller or the Company Group to be necessary to comply with any COVID-19 Measure (“COVID-19 Actions”), shall not be deemed to constitute a breach of Section 6.01(a) and this Section 6.01(b).

(c)            During the Interim Period, except (i) with the written consent of the Companies (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as otherwise expressly contemplated by the terms of this Agreement and the Related Documents (including as contemplated by the PIPE Investment the Deerfield PIPE and the Deerfield Sponsor PIPE) or (iii) as required by Law, DFHT shall not, and shall not permit any Subsidiary to:

(i)            form any Subsidiary;

(ii)            issue any shares of capital stock or other Equity Interests or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other Equity Interests of DFHT;

(iii)           effect any recapitalization, reclassification, stock split or like change in the capitalization of DFHT or any Subsidiary;

(iv)           make, set aside, declare or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock;

(v)            incur any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities (or warrants or other rights to acquire any debt securities);

(vi)           make any loans, advances or capital contributions to any other Person;

(vii)          amend its certificate of incorporation or bylaws (or other comparable governing documents);

(viii)         amend, terminate, waive or modify in any manner the Deerfield PIPE Agreement or the Deerfield Sponsor PIPE;

(ix)            amend, terminate, waive or modify in any manner any material compensation or benefits of DFHT or any Subsidiary;

(x)            grant any material Encumbrances on any property or assets (whether tangible or intangible) of DFHT;

(xi)           except as required by changes in GAAP, change any of its methods of accounting in any manner that would have a material impact DFHT or any Subsidiary;

(xii)          make, change or revoke any material Tax election; file any material amendment to any Tax Return for Income Taxes; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; prepare any Tax Returns in a manner inconsistent with past practice; incur any liability for Taxes other than in the ordinary course of business; enter into any material Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the ordinary course of business with vendors, customers or landlords a primary purpose of which is not related to Taxes; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax Authority with respect to Taxes; surrender any right to claim a Tax refund or claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xiii)         purchase or otherwise acquire (whether by merger or otherwise), or lease or license, any property or assets;

(xiv)         enter into any joint venture with a third party;

(xv)          except in the ordinary course of DFHT’s operations or as is reasonably necessary in connection with the transactions contemplated hereby, enter into, renew, modify or revise any Contract;

(xvi)         enter into any transactions with any of its Affiliates;

(xvii)        waive, release, assign, settle or compromise any material Action pending or threatened against DFHT or any of its directors or officers other than in the case of Actions or claims either (i) for an amount not greater than $100,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $200,000 in the aggregate (determined in each case net of insurance proceeds) or (ii) if the loss resulting from such waiver, release, assignment settlement or compromise is reimbursed to any member of the Company Group by an insurance policy, in each case without the imposition of equitable relief on, or the admission of wrongdoing by any member of the Company Group or any of its officers or directors; or

(xviii)       authorize, or commit or agree to take, any of the foregoing actions.

Notwithstanding anything in this Section 6.01(c) to the contrary, any COVID-19 Actions shall not be deemed to constitute a breach of this Section 6.01(c).

Section 6.02     Access to Information. During the Interim Period, each Seller shall give, and shall cause each member of the Company Group to give DFHT and its Representatives reasonable access, upon reasonable advance notice (of at least twenty-four (24) hours prior written notice), during normal business hours to the senior management, properties, books and records of the Company Group and, during such period, shall furnish to DFHT and its Representatives such additional financial and operating data and other information regarding the business of the Company Group as DFHT and its Representatives may reasonably request, including providing reasonable access to and copies of all relevant books, records and Contracts related to any acquisition or investment listed in Section 6.04(c) of the Company Disclosure Schedule and any proposed acquisition or investment pursuant to Section 6.01(b), for purposes of familiarizing itself with such properties and other matters and consummating the transactions contemplated by this Agreement; provided, however, that (a) such access or furnishing of information shall be conducted during normal business hours, under the supervision of such Company’s personnel, and in such a manner as to not unreasonably disrupt the normal operations of such Company or Company Subsidiary or in light of COVID-19 or any COVID-19 Measures, jeopardize the health or safety of any employee of such Company (which may require remote and telephonic meetings), and (b) neither Company nor any member of the Company Group is under any obligation to disclose hereunder any information the disclosure of which is restricted by a Contract in effect as of the date of this Agreement or applicable Law (including competition laws and any COVID-19 Measures) or would result in the waiver of any attorney-client, work product or other applicable privilege; provided, further, that in any such case, the applicable Parties shall cooperate and use commercially reasonable efforts to provide DFHT and its Representatives with such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner that does not violate any such applicable Contract, Law (including HIPAA) or attorney-client, work product or other applicable privilege. No investigation pursuant to this Section 6.02 or information provided, made available or delivered pursuant to this Agreement will affect or be deemed to modify any of the representations or warranties of the Parties contained in this Agreement or the conditions hereunder to the obligations of the Parties hereto. All information provided pursuant to this Section 6.02 shall remain subject in all respects to the DFHT Confidentiality Agreements.

Section 6.03     Efforts to Consummate; Consents and Filings.

(a)            Each of the Parties and their respective Affiliates shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, including to (i) obtain from any Governmental Authority with regulatory jurisdiction over enforcement of any applicable Antitrust Laws (“Governmental Antitrust Authority”), all Approvals as are necessary for the consummation of the Transactions and (ii) promptly (and, with respect to the HSR Act, in no event later than ten (10) Business Days after the date hereof) make all necessary filings (and if required under applicable Law, drafts thereof), and thereafter make any other required submissions, with respect to the Transactions required under the HSR Act or any other applicable Antitrust Law. DFHT shall pay any and all of the applicable filing fees in connection with the HSR Act required in connection with this Agreement.

(b)            Without limiting the generality of the Parties’ undertaking pursuant to Section 6.03(a), each Party agrees to use its commercially reasonable efforts to take all steps necessary to obtain all consents, approvals, and waivers under any Antitrust Law that may be required by any Governmental Authority to enable the Parties to close the Transactions no later than the Outside Date, excluding (i) proposing, negotiating, committing to, and/or effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of such assets, properties, or businesses of the Parties or their Subsidiaries or Affiliates as are required to be divested in order to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other Order that would make the Transactions unlawful or would otherwise materially delay or prevent the consummation of the Transactions, (ii) terminating, modifying, or assigning existing relationships, Contracts, or obligations of the Parties, their Subsidiaries or Affiliates or those relating to any assets, properties, or businesses to be acquired by DFHT pursuant to this Agreement, or (iii) changing or modifying any course of conduct regarding future operations of the Parties, their Subsidiaries or Affiliates or the assets, properties, or businesses to be acquired by DFHT pursuant to this Agreement. Each Party hereto shall use their commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Antitrust Authority with respect to the Transactions. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging such transactions, each Party shall cooperate and use their commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order that is in effect and that prohibits, prevents, or restricts consummation of such transactions.

(c)            Each of the Parties shall promptly notify the other Parties of any substantive communication it or any of its Affiliates receives from any Governmental Antitrust Authority and of any substantive communication received or given in connection with any proceeding by a private party relating to the matters that are the subject of this Agreement, and consult each other Party prior to any substantive communication with any Governmental Antitrust Authority to permit the other Parties to review in advance any proposed communication by such Party to any Governmental Antitrust Authority. No Party to this Agreement shall agree to participate in any substantive meeting with any Governmental Antitrust Authority in respect of any filings, investigation or other inquiry (including in connection with any proceeding by a private party) unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Antitrust Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination or expiration of the waiting period of any applicable waiting periods, including under the HSR Act. Subject to each of the Confidentiality Agreements, the Parties will provide each other with copies of all material/substantive correspondence, filings (except for Item 4(c) and 4(d) documents) or communications between them or any of their Representatives, on the one hand, and any Governmental Antitrust Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions.

(d)            Notwithstanding anything to the contrary in this Section 6.03, nothing contained in this Agreement shall be construed to require any Party to take or agree to take any action in response to a condition or requirement imposed by a Governmental Authority in connection with granting a Permit or other consent or approval if such action, individually or in the aggregate, would or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole (immediately following the Closing) (each of such actions, a “Burdensome Condition”). None of the Parties nor any of their respective Subsidiaries shall take any action that has the effect of, or agree with any Governmental Authority to a Burdensome Condition without the prior written consent of the other Parties.

Section 6.04     Expenses.

(a)            Except as expressly set forth in this Agreement, including in Section 6.04(b) and Section 6.04(c), each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the Transactions (the “Expenses”). If the Closing does not occur, DFHT shall be responsible for the payment of half the fees and expenses incurred by each of IMC Parent and CareMax in connection with the preparation of the financial statements of the applicable Company Group in accordance with the practice standards of the Public Company Accounting Oversight Board in connection with the Transactions.

(b)            Notwithstanding the foregoing, if the Closing occurs, DFHT shall be responsible for reasonable and properly documented Expenses of (i) Piper Sandler & Co., McDermott Will & Emery, Covington & Burling, LLP, Morrison, Brown, Argiz & Farra, LLC, Withum Smith + Brown, PC, Scalar, LLC, Ernst & Young, RSM US LLP, and CliftonLarsonAllen LLP in respect of IMC Parent, and (ii) Morgan Stanley, DLA Piper, CliftonLarsonAllen LLP, and Withum Smith + Brown, PC in respect of the CareMax Group, in each case, in connection with the Transactions. For the avoidance of doubt, to the extent any portion of the foregoing Expenses shall have already been paid to such third-party advisor, DFHT shall reimburse IMC Parent or the CareMax Group, as applicable, for such portion.

(c)            Notwithstanding the foregoing, if the Closing occurs, DFHT shall reimburse IMC Parent or CareMax, as applicable, for any purchase price paid, or Expenses paid to third-party advisors, including any and all fees, costs, and expenses paid by IMC Parent or CareMax (or any of their respective direct or indirect Subsidiaries) in connection with any acquisitions or investments approved in accordance with Section 6.01(b) prior to the Closing; provided, that the transactions set forth on Section 6.04(c) of the Company Disclosure Schedules are approved by the DFHT and DFHT shall reimburse the applicable Seller in accordance herewith.

Section 6.05     Tax Matters.

(a)            All transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the Related Documents (“Transfer Taxes”) shall be paid (i) in the case where such Transfer Taxes relate to the payment of the CareMax Consideration, fifty percent (50%) by DFHT, as incurred, and fifty percent (50%) by the CareMax Group and (ii) in the case where such Transfer Taxes relate to the payment of the IMC Consideration, fifty percent (50%) by DFHT, as incurred, and fifty percent (50%) by IMC Parent; provided however, that any Transfer Taxes imposed with respect to the CareMax Pre-Closing Reorganization and the Pre-Closing Transfer shall be borne 100% by the CareMax Group.

(b)            Each Seller shall have the authority and obligation (at its sole cost and expense) to prepare, or cause to be prepared, all Tax Returns of the members of the applicable Company Group that are due with respect to any taxable period ending on or before the Closing Date (each such Tax Return, a “Pre-Closing Return”); provided, that each Seller shall submit all Pre-Closing Returns (including, for the avoidance of doubt, Pre-Closing Returns that have not been filed as of the date hereof but are required to be filed on or before the Closing Date) to DFHT no later than thirty (30) days prior to the due date of such Pre-Closing Returns for its review, comment and approval, such approval not to be unreasonably withheld, conditioned or delayed. Such Pre-Closing Returns shall be prepared by treating items on such Pre-Closing Returns in a manner consistent with the past practices of the applicable Company Group, or if past practice is inconsistent with applicable Law, consistent with applicable Law, with respect to such items. If DFHT consents to such Pre-Closing Returns, the applicable member of the Company Group shall execute and file such Tax Returns as prepared by such Seller. In addition, such Seller shall pay, on or prior to five (5) days before the due date, any amount due and payable by the applicable member of the Company Group on such Pre-Closing Returns, except to the extent any such amount was (i) paid on, or prior to, the Closing Date or (ii) included in Indebtedness and increased a payment to, or reduced a payment by, DFHT hereunder.

(c)            DFHT shall have the exclusive authority to prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the members of the Company Group for any taxable period ending after the Closing Date, including Tax Returns of the members of the Company Group that are due with respect to any Straddle Period (“Straddle Period Returns”); provided, however, that drafts of any Straddle Period Returns shall be provided to each Seller for its review, comment and approval at least thirty (30) days prior to the due date of such Straddle Period Returns, such approval not to be unreasonably withheld, conditioned or delayed. Such approval may only be withheld to the extent both (i) such Straddle Period Return has not been prepared in accordance with past practice and applicable Law and (ii) and such deviation from past practice and applicable Law would have an adverse effect on such Seller under this Agreement. To the extent that any Seller is responsible for any Taxes for a Straddle Period, as determined in accordance with Section 6.05(d), such Seller shall cause such Taxes to be paid to DFHT no later than five (5) days prior to the due date of such Taxes, except to the extent any such amount was (i) paid on, or prior to, the Closing Date or (ii) included in Indebtedness and increased a payment to, or reduced a payment by, DFHT hereunder.

(d)            All Taxes of (or with respect to the income, assets or operations of) the members of the Company Group that relate to any Straddle Period shall be determined as follows: (i) in the case of ad valorem and property taxes, on a per diem basis; and (ii) in the case of all other Taxes, as determined from the books and records of the Company Group as though the taxable year of each member of the Company Group terminated at the close of business on the Closing Date.

(e)            To the extent permitted by applicable Law, a “push out” election pursuant to Section 6226 of the Code (or any state or local equivalent thereof) with respect to CareMax or any Subsidiary of CareMax or any of the CareMax Contributed Entities (as applicable) that is or previously has been, as of the Closing Date, treated as a partnership for U.S. federal income tax purposes, shall be made, or caused to be made, in connection with any imputed underpayment of Taxes for any taxable period ending on or before the Closing Date.

(f)            Each Seller shall terminate or cause to be terminated any and all of the tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings in effect, written or unwritten, on the Closing Date as between such Seller or any predecessor or Affiliate thereof, on the one hand, and any member of the Company Group, on the other hand, for all Taxes, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings.

(g)            The Parties acknowledge and agree that, for U.S. federal income tax purposes and applicable state and local Tax purposes, except with respect to any amounts treated as imputed interest under Section 483 of the Code, (i) (A) the exchange by the CareMax Group of CareMax Units for the CareMax Consideration (as adjusted pursuant to this Agreement), (B) the exchange by IMC Parent of IMC Units for the IMC Consideration (as adjusted pursuant to this Agreement), and (C) the contribution to DFHT by the PIPE Investors in exchange for the PIPE Investment, by Deerfield Partners in exchange for the Deerfield PIPE and by the Sponsor in exchange for the Deerfield Sponsor PIPE, together are intended to be treated as an integrated transaction qualifying under Section 351 of Code; and (ii) from the perspective of DFHT, the exchange by the CareMax Group of the CareMax Units to DFHT for the CareMax Consideration is intended to be treated in accordance with Revenue Ruling 99-6 (Situation 2) as a distribution of all the assets of CareMax in liquidation of CareMax to the CareMax Group, followed by the acquisition by DFHT of the assets deemed distributed to the CareMax Group (the “CareMax Assets”) in exchange for the CareMax Consideration. Unless otherwise required by a “determination” as defined in Section 1313(a) of the Code, the Parties further agree to file all U.S. federal, state, local and non-U.S. Tax Returns consistent with this Section 6.05(g) and shall not take any action before or after the Closing that is inconsistent with the foregoing treatment. DFHT shall have obtained in writing, as of the Closing Date, from each PIPE Investor, from the Sponsor, and from Deerfield Partners, as applicable, a representation that such PIPE Investor, the Sponsor, or Deerfield Partners, as the case may be has no binding commitment to dispose of any of the shares of DFHT Class A Common Stock received in connection with the PIPE Investment the Deerfield PIPE or the Deerfield Sponsor PIPE, as applicable, and IMC Parent and CareMax Group shall make no binding commitment to dispose of any of the shares of DFHT Class A Common Stock received pursuant to this Agreement. At least three (3) Business Days prior to the Closing, DFHT shall provide to IMC Parent and the CareMax Group the Specified Written Documentation.

(h)            The Parties agree that the CareMax Consideration shall be allocated in accordance with Section 1060 of the Code and the Treasury Regulations thereunder. The Parties agree that DFHT shall prepare and provide to the CareMax Group a draft allocation of the CareMax Consideration among the CareMax Assets within ninety (90) days after the Closing Date. The CareMax Group shall notify DFHT within thirty (30) days of receipt of such draft allocation of any objection the Sellers may have thereto. Unless the CareMax Group delivers a notice of objection with respect to the allocation of the CareMax Consideration by the conclusion of such thirty (30) day period, the draft allocation provided by DFHT to the CareMax Group pursuant to the second sentence of this Section 6.05(h) shall become final and binding upon the Parties. DFHT and the CareMax Group agree to resolve any disagreement with respect to such allocation in good faith. If DFHT and the CareMax Group are unable to timely resolve such disagreement within thirty (30) days following the delivery of such a notice of objection, then any remaining disputed matters shall be finally and conclusively determined by a mutually agreed arbitrator, the fees and expenses of which shall be paid by DFHT and the CareMax Group in a manner determined by such arbitrator. In addition, the Parties hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use an agreed allocation determined pursuant to this Section 6.05(h) in connection with the preparation of Internal Revenue Service Form 8594 as such Form relates to the CareMax Assets. No Party shall file any Tax Return or other document or otherwise take any position which is inconsistent with an agreed allocation determined pursuant to this Section 6.05(h), except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or as required by Law; provided, that no Party (nor their Affiliates) shall be obligated to litigate any challenge to such allocation of the CareMax Consideration by any Tax Authority. The Parties shall promptly inform one another of any challenge by any Tax Authority to any agreed allocation made pursuant to this Section 6.05(h) and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

(i)            Tax Controversy.

(i)            DFHT shall promptly notify the applicable Seller upon receipt by DFHT or any Affiliate thereof (including the Company Group after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which such Seller may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”).

(ii)            With respect to any Tax Matter for Income Taxes with respect to a member of the CareMax Company Group relating solely to a Tax period ending on or before the Closing Date, the CareMax Group shall have the authority, at its sole cost and expense, to represent the interests of the CareMax Company Group before any Tax Authority or any court and shall have the right to control the defense, compromise or other resolution of such Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter; provided, however, that neither the CareMax Group nor any of its Affiliates shall enter into any settlement of or otherwise compromise any Tax Matter without the prior written consent of DFHT, which consent shall not be unreasonably withheld, conditioned or delayed. The CareMax Group shall (i) keep DFHT reasonably well informed with respect to the commencement, status and nature of any Tax Matter, (ii) allow DFHT, at their sole cost, to participate in any such proceeding and (iii) allow DFHT to make comments to the CareMax Group regarding the conduct of or positions taken in any such proceeding.

(iii)           With respect to all other Tax Matters, DFHT shall have the authority to represent the interests of the Company Group with respect to such Tax Matter before any Tax Authority or any court and shall have the right to control the defense, compromise or other resolution of such Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matters; provided, however, that neither DFHT nor any of their Affiliates shall enter into any settlement of or otherwise compromise any Tax Matter that would increase the Tax liability of any Seller or would have an adverse effect on such Seller under this Agreement without the prior written consent of such Seller, which consent shall not be unreasonably withheld, conditioned or delayed. DFHT shall (i) keep such Seller reasonably well informed with respect to the commencement, status and nature of any such Tax Matter, (ii) allow such Seller, at its sole cost, to participate in any such proceeding and (iii) allow such Seller to make comments to DFHT regarding the conduct of or positions taken in any such proceeding.

(j)            After the Closing Date, DFHT and the Company Group, on the one hand, and the applicable Seller, on the other hand, shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books, records, work papers and Tax Returns for Pre-Closing Tax Periods) relating to the applicable Company Group as is reasonably necessary for the preparation of any Tax Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment. Upon reasonable notice, such Seller, DFHT, shall each make their, or shall cause the members of the Company Group to make their, employees and facilities available on a mutually convenient basis to provide reasonable explanation of any documents or information provided hereunder. Any request for information or documents pursuant to this Section 6.05(j) shall be made by the requesting Party in writing. The other Parties shall promptly (and in no event later than thirty (30) days after receipt of the request) provide the requested information. The requesting Party shall reimburse the other Party for any out-of-pocket expenses incurred by such Party in connection with providing any information or documentation pursuant to this Section 6.05(j). Any information obtained under this Section 6.05(j) shall be kept confidential, except as otherwise reasonably may be necessary in connection with the filing of Tax Returns or claims for refund or in conducting any Tax audit, dispute or contest.

(k)           CareMax or any Subsidiary of CareMax or any of the CareMax Contributed Entities (as applicable) that is, immediately prior to the Closing, treated as a partnership for U.S. federal income tax purposes, shall make an election under Section 754 of the Code that is effective with respect to the taxable year of such entity that includes the Closing Date.

(l)            Prior to the Closing Date, IMC Parent shall convert from a limited liability company to a limited partnership and shall provide DFHT with reasonable documentary evidence of such conversion.

Section 6.06     Publicity. The Sellers and DFHT shall reasonably cooperate to (i) prepare and make a public announcement regarding the Transactions on the date hereof and (ii) create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the Related Documents or the Transactions or any matter related to the foregoing, without the prior written consent of the Sellers, in the case of a public announcement by DFHT, or DFHT, in the case of a public announcement by the Sellers (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except (A) if such announcement or other communication is required by applicable Law, in which case the disclosing Party shall, to the extent permitted by applicable Law, first allow such other Parties to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (B) in the case of the Sellers, DFHT and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality, (C) to the extent provided for in the Communications Plan, internal announcements to employees of the Companies, (D) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.06, and (E) announcements and communications to Governmental Authorities in connection with filings or Permits relating to the Transactions required to be made under this Agreement.

Section 6.07     Post-Closing Board of Directors and Officers.

(a)           Except as otherwise agreed in writing by DFHT and the Sellers, prior to the Closing, and conditioned upon the occurrence of the Closing, the Parties shall take all necessary action, including causing the directors of DFHT to resign (effective as of the Closing), so that, effective as of immediately following the Closing, DFHT’s board of directors (the “Post-Closing DFHT Board”) will consist of (i) the number of directors as is specified in Section 6.07(a) of the DFHT Disclosure Schedules and (ii) the individuals set forth in Section 6.07(a) of the DFHT Disclosure Schedules. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing DFHT Board the individuals set forth in Section 6.07(a) of the DFHT Disclosure Schedules, and to the extent required by NASDAQ rules, at least a majority of such designees shall be required to qualify as independent directors under NASDAQ rules.

(b)          The Parties hereto shall take all action necessary, including causing the officers of DFHT to resign, so that, effective as of the Closing, the officers of DFHT will consist of the individuals listed on Section 6.07(b) of the DFHT Disclosure Schedules.

Section 6.08     Directors’ and Officers’ Indemnification and Insurance.

(a)           All rights to indemnification, exculpation and advancement existing in favor of the current or former directors and officers of any member of the Company Group (the “D&O Indemnified Persons”), as provided in the certificate of incorporation, articles of organization, bylaws, operating agreement or similar constituent documents of any member of the Company Group in effect on the date of this Agreement, or in any indemnification agreement or arrangement as in effect as of the date of this Agreement with respect to matters occurring prior to or at the Closing, shall survive the consummation of the Transactions and shall continue in full force and effect from and after the Closing for a period of six (6) years or until the settlement or final adjudication of any Action commenced during such period. From and after the Closing, DFHT shall assume, and shall cause the Companies to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.08.

(b)          From and following the Closing Date, DFHT shall, and shall cause the members of each Company Group to, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing, following receipt of any undertakings required by applicable Law) each of the D&O Indemnified Persons against any liabilities, losses, penalties, fines, claims, damages, reasonable out-of-pocket costs or expenses in connection with any actual or threatened, Action, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred in such D&O Indemnified Person’s capacity as a director, officer, member, trustee or fiduciary of the Company Group, or in such D&O Indemnified Person’s capacity as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of any member of the Company Group, before the Closing Date (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of any member of the Company Group). In the event of any such Action, DFHT and the members of the Company Group, as applicable, shall reasonably cooperate with the D&O Indemnified Person in the defense of any Action; provided that none of DFHT and the members of the Company Group shall be liable for any settlement effected without its prior written consent (not to be unreasonably withheld, conditioned, or delayed). Each of DFHT and the Companies hereby acknowledges that certain D&O Indemnified Persons may have rights to indemnification and advancement of expenses provided by a former equityholder of the Company or its respective Affiliates (each, a “Former Stockholder Indemnitor”) (directly or through insurance obtained by any such entity). Each of DFHT and the Companies hereby agrees and acknowledges that (i) it is the indemnitor of first resort with respect to the D&O Indemnified Persons and (ii) it shall be required to advance the full amount of expenses incurred by the D&O Indemnified Persons, as required by Law, the terms of the Companies’ Organizational Documents (provided, that such Organizational Documents shall not be amended to modify any such obligations), or otherwise, without regard to any rights the D&O Indemnified Persons may have against any Former Stockholder Indemnitors. Each of DFHT and the Companies further agrees that no advancement or payment by any Former Stockholder Indemnitor with respect to any claim for which the D&O Indemnified Persons have sought indemnification pursuant hereto shall affect the foregoing and such Former Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the D&O Indemnified Persons against the Companies and DFHT.

(c)           For a period of six (6) years after the Closing Date, DFHT shall cause the Companies to, and the Companies shall, maintain and fully pay for directors’ and officers’ liability insurance covering (as direct beneficiaries) all D&O Indemnified Persons, in each case of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the date of this Agreement by, or for the benefit of, the Company Group (the “Current Policies”), and with such other terms as are no less favorable than those in the Current Policies; provided, however, that (i) in no event shall the Companies be obligated to pay annual premiums greater than three hundred percent (300)% of such premiums paid or payable as of the date of this Agreement and (ii) if the annual premium for such coverage and amount of insurance would exceed three hundred percent (300%) of such current annual rate, the Companies shall provide the maximum coverage which shall then be available at an annual premium not exceeding three hundred percent (300%) of such rate. DFHT shall cause the Companies to, and the Companies shall, maintain any such directors’ and officers’ liability insurance in full force and effect for its full term, and honor all obligations thereunder (including the payment of any applicable premiums).

(d)          If DFHT, the Companies, or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of DFHT or the Companies, as the case may be, shall assume all of the obligations of DFHT or the Companies, as applicable, set forth in this Section 6.08.

(e)           The provisions of this Section 6.08 shall survive the Closing and are (i) intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Person, and each D&O Indemnified Person’s heirs, legatees, representatives, successors and assigns, and shall be binding on all successors and assigns of DFHT and the Companies and may not be terminated or amended in any manner adverse to such D&O Indemnified Person without its prior written consent and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

Section 6.09     Employment Agreements. Prior to the Closing, the Sellers and the Companies shall use their commercially reasonable efforts to cause each of the individuals set forth in Section 6.09 of the DFHT Disclosure Schedules to execute and deliver to DFHT an employment agreement setting forth the respective terms of each such individual’s employment with DFHT, effective at and contingent upon the Closing.

Section 6.10     280G Equityholder Vote.

(a)           IMC shall use its reasonable best efforts to, as soon as reasonably practicable following the date of this Agreement, but in no event later than five (5) Business Days prior to the Closing Date, IMC shall have obtained prior to the initiation of the requisite equityholder approval procedure under Section 6.10(b) below, a waiver of the right to receive payments that could constitute “parachute payments” under Section 280G of the Code and the regulations promulgated thereunder (a “Parachute Payment Waiver”), in a form reasonably acceptable to DFHT, from each Person whom IMC and/or DFHT reasonably believes is, with respect to IMC, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined immediately prior to the initiation of the requisite equityholder approval procedure under Section 6.10(b), and whom IMC and/or DFHT believes might otherwise receive, have received, or have the right or entitlement to receive any parachute payment under Section 280G of the Code, and IMC shall have delivered each such Parachute Payment Waiver to DFHT as soon as reasonably practicable on or before the Closing Date. IMC shall have delivered each such Parachute Payment Waiver it has received to DFHT as soon as reasonably practicable on or before the Closing Date.

(b)          IMC shall use its reasonable best efforts to obtain the approval by such number of equityholders of IMC as is required by the terms of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments and/or benefits provided pursuant to contracts or arrangements that, in the absence of the executed Parachute Payment Waivers by the affected Persons under Section 6.10(a), might otherwise result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, with such equityholder approval to be obtained in a manner which satisfies all applicable requirements of such Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-I of such Treasury Regulations. IMC shall forward to DFHT, and allow DFHT to review and comment upon, prior to submission to the equityholders of IMC, copies of all material documents prepared for purposes of complying with this provision and shall consider any such comments in good faith.

Section 6.11     Control of Operations.

(a)          Nothing contained in this Agreement shall give DFHT, directly or indirectly, the right to control or direct any of either Company Group’s operations prior to the Closing.

(b)          Nothing contained in this Agreement shall give IMC Parent or IMC, directly or indirectly, the right to control or direct any member of the CareMax Company Group’s operations prior to the Closing.

(c)          Nothing contained in this Agreement shall give the CareMax Group or CareMax, directly or indirectly, the right to control or direct any member of the IMC Company Group’s operations prior to the Closing.

(d)          Prior to the Closing, each Company Group shall exercise, consistent with the terms and conditions set forth in this Agreement, complete control and supervision over its operations.

Section 6.12     Exclusivity.   During the Interim Period, other than in connection with the Transactions, each Party shall not, and will not authorize or (to the extent within its control) permit any of its respective Subsidiaries or any of its or its Subsidiaries’ respective Affiliates, equityholders, directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants), in each case in such directors’, officers’, employees’, agents’ or representatives’ capacity in such role or otherwise on a Party’s behalf, to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, or continue in any way discussions in relation to, an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs the Party that it is considering making, an Acquisition Proposal in connection therewith or in anticipation thereof, or (iii) enter into any agreement, letter of intent or memorandum of understanding (or comparable document, whether stylized as a letter of intent, term sheet or otherwise) relating to an Acquisition Proposal. IMC and CareMax shall give notice of any Acquisition Proposal to DFHT as soon as practicable following its awareness thereof. For purposes of this Agreement, “Acquisition Proposal” means (A) with respect to IMC and CareMax, any Contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with DFHT and its Affiliates) involving any acquisition, merger, amalgamation, equity exchange, recapitalization, consolidation, liquidation or dissolution involving the acquisition of all or any material portion of IMC, CareMax, their Subsidiaries, their businesses or assets or any material portion of IMC’s or CareMax’s membership interests or other Equity Interests and (B) with respect to DFHT, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination or other acquisition or merger by DFHT. For the avoidance of doubt, this Section 6.12 shall not apply to AdaptHealth Corp., DFP Healthcare Acquisitions Corp. and HighCape Capital Acquisition Corp. and any of their Subsidiaries, directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants), when such directors, officers, employees, agents or representatives are acting on behalf of AdaptHealth Corp., DFP Healthcare Acquisitions Corp. and HighCape Capital Acquisition Corp.

Section 6.13     Trust Account.   Upon satisfaction or waiver of the conditions set forth in Article VII (Conditions Precedent) and provision of notice thereof to the Trustee (which notice DFHT shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, DFHT (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its commercially reasonable efforts to cause the Trustee to (A) pay as and when due all amounts payable to stockholders of DFHT Common Stock sold in DFHT’s initial public offering who shall have previously validly elected to redeem their shares of DFHT Common Stock pursuant to DFHT’s Second Amended and Restated Certificate of Incorporation, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to DFHT for immediate use (to be held as available cash on the balance sheet of DFHT, and to be used for working capital and other general corporate purposes of the business following the Closing), subject to this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.14     Proxy Statement; SEC Filings.

(a)           As promptly as practicable (provided that the Companies have provided to DFHT the Financial Statements and the information required to be provided by the Companies pursuant to this Section 6.14), DFHT and the Companies shall prepare and DFHT shall file with the SEC, a preliminary proxy statement and DFHT and the Companies shall use their respective reasonable best efforts to file a definitive proxy statement to be sent to the stockholders of DFHT relating to the DFHT Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”), which shall comply as to form, in all material respects, with the relevant provisions of the Exchange Act and other requirements applicable thereto. DFHT and the Companies shall use their respective reasonable best efforts to have any comments to the Proxy Statement (in consultation with the Sellers in accordance with this Section 6.14) received from the SEC “cleared” as promptly as reasonably practicable after receipt of any such comments, and DFHT shall thereafter, in compliance with the relevant requirements of the Exchange Act, mail or deliver to the stockholders of DFHT the definitive Proxy Statement.

(b)          Prior to filing with the SEC, DFHT will make available to the Companies and their respective counsel drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Companies and their respective counsel with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. DFHT shall not file any such documents with the SEC without the prior written consent (e-mail being sufficient) of the Companies (such consent not to be unreasonably withheld, conditioned or delayed). DFHT will advise the Companies and their respective counsels promptly after it receives notice thereof, of: (i) the time when the Proxy Statement has been filed; (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Proxy Statement; (v) the issuance of any stop order by the SEC; (vi) any request by the SEC for amendment of the Proxy Statement; (vii) any comments from the SEC relating to the Proxy Statement and responses thereto; and (viii) requests by the SEC for additional information. DFHT shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable; provided, that prior to responding to any requests or comments from the SEC, DFHT will make available to the Companies and their respective counsels drafts of any such response, provide the Companies and their respective counsels with a reasonable opportunity to comment on such drafts, allow the Companies and their respective counsels to participate in any discussions with the SEC (to the extent practicable) or its staff, and give due consideration to all reasonable additions, deletions or changes suggested thereby by the Companies and their respective counsels.

(c)           Each of the Companies and DFHT acknowledges that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by DFHT under the Exchange Act in connection with the Transactions (collectively, “Additional DFHT Filings”) will include disclosure regarding the Companies and their respective businesses, and their management, operations and financial condition. Accordingly, each Company agrees to promptly provide DFHT with all information concerning each member of the Company Group and the management, operations and financial condition of each member of the Company Group, in each case, reasonably requested by DFHT for inclusion in the Proxy Statement and any Additional DFHT Filings. Each Company shall cause the officers and employees of each member of the Company Group to be reasonably available (during normal business hours) to DFHT and its counsel in connection with the drafting of the Proxy Statement and any Additional DFHT Filings and responding in a timely manner to comments thereto from the SEC. Without limiting the generality of the foregoing, the Company shall cooperate with DFHT in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(d)          Each of the Companies and DFHT shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the DFHT’s stockholders, at the time of the DFHT Stockholders Meeting, or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing any information relating to the Companies, DFHT or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Companies or DFHT that is required to be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to DFHT’s stockholders.

(e)          DFHT shall use its reasonable best efforts to (i) cause the Proxy Statement to be mailed to DFHT’s stockholders and to hold the DFHT Stockholders Meeting as soon as reasonably practicable after the earlier of (A) clearance by the SEC of the Proxy Statement and (B) the conclusion of any SEC review of the Proxy Statement (including the conclusion of the ten (10)-day review period for preliminary proxy statements under Rule 14a-6(a) under the Exchange Act without receipt of any SEC comments) and (ii) solicit the DFHT Stockholder Approvals. Except as otherwise required by applicable Law, DFHT shall, through the board of directors of DFHT, recommend to its stockholders that they give the DFHT Stockholder Approvals and shall include such recommendation in the Proxy Statement. Notwithstanding the foregoing provisions of this Section 6.14(e), if on a date for which the DFHT Stockholders Meeting is scheduled, DFHT has not received proxies representing a sufficient number of shares of DFHT Common Stock to obtain the DFHT Stockholder Approvals, whether or not a quorum is present, DFHT shall have the right to make one or more successive reasonable postponements or adjournments of the DFHT Stockholders Meeting.

Section 6.15     Listing of DFHT Class A Common Stock.    DFHT will use its reasonable best efforts to cause the shares of DFHT Class A Common Stock constituting the IMC Closing Date Equity Consideration and the CareMax Closing Date Equity Consideration to be approved for listing on the NASDAQ as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing. During the Interim Period, DFHT shall use its reasonable best efforts to remain listed as a public company on the NASDAQ. During the Interim Period, DFHT will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws. During the Interim Period, if DFHT receives any written or, to the knowledge of DFHT, oral notice from NASDAQ that DFHT has failed, or would reasonably be expected to fail, to meet the NASDAQ listing requirements as of the Closing or within six (6) months thereafter for any reason, then DFHT shall give prompt written notice of such NASDAQ notice to the Companies, including a copy of any written notice received from NASDAQ or a summary of any oral notice received from NASDAQ.

Section 6.16     Notification of Certain Matters.   During the Interim Period, each of the Parties shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third (3rd) party (including any Governmental Authority) alleging (i) that the consent, approval, waiver or filing of such third (3rd) party is or may be required in connection with the Transactions or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the Transactions; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article VII (Conditions Precedent) not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

Section 6.17     Debt Payoff Letters; Change of Control Payments.   The Sellers shall negotiate the Debt Payoff Letters and submit the Debt Payoff Letters to DFHT no later than three (3) Business Days prior to the Closing Date. Without limiting the foregoing, the Sellers shall cause the applicable Company Group to cooperate with and take all actions reasonably requested by DFHT in order to facilitate the termination and payoff of all of the Payoff Indebtedness (and related release of Encumbrances) at the Closing. From and after the Closing, the Sellers shall be solely responsible for any Change of Control Payments that are not reflected in the applicable Estimated Closing Statement and neither DFHT nor any of its Affiliates (including, after the Closing, the Company Group) shall be responsible for the payment of any such Change of Control Payments.

Section 6.18     Confidentiality .  The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Parties, it shall not disclose any relevant confidential information to any third (3rd) parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed by Law; or (c) is required to be disclosed by any Party to its equityholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder; provided that such equityholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section 6.18. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement.

Section 6.19     Change of Name.  Prior to the Closing, DFHT shall apply for a new ticker symbol with NASDAQ that reflects the name “CareMax” contingent on obtaining DFHT Stockholder Approval and shall undertake commercially reasonable efforts to adopt the new name.

Section 6.20     Deerfield PIPE Agreement . DFHT hereby acknowledges and agrees that each of the Sellers and each of the Companies has the right to cause DFHT to enforce Deerfield Partners’ obligations under the Deerfield PIPE Agreement, and DFHT further acknowledges that money damages would not be an adequate remedy at Law if Deerfield Partners fails to perform in any material respect any of Deerfield Partners’ obligations under the Deerfield PIPE Agreement and accordingly, upon the written request of any of the Companies, DFHT shall, in addition to any other remedy at Law or in equity, seek an injunction or similar equitable relief restraining Deerfield Partners from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under the Deerfield PIPE Agreement without the posting of any bond, in accordance with the terms and conditions of the Deerfield PIPE Agreement in any court of the United States or any State thereof having jurisdiction, and if any Action should be brought in equity to enforce any of the provisions of the Deerfield PIPE Agreement, DFHT shall not raise the defense that there is an adequate remedy at Law.

Section 6.21     Deerfield Sponsor PIPE Agreement   .    DFHT hereby acknowledges and agrees that each of the Sellers and each of the Companies has the right to cause DFHT to enforce Sponsor’s obligations under the Deerfield PIPE Agreement, and DFHT further acknowledges that money damages would not be an adequate remedy at Law if Sponsor fails to perform in any material respect any of Sponsor’s obligations under the Deerfield PIPE Agreement and accordingly, upon the written request of any of the Companies, DFHT shall, in addition to any other remedy at Law or in equity, seek an injunction or similar equitable relief restraining Sponsor from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under the Deerfield Sponsor PIPE Agreement without the posting of any bond, in accordance with the terms and conditions of the Deerfield Sponsor PIPE Agreement in any court of the United States or any State thereof having jurisdiction, and if any Action should be brought in equity to enforce any of the provisions of the Deerfield Sponsor PIPE Agreement, DFHT shall not raise the defense that there is an adequate remedy at Law.

Section 6.22     DFHT Subscription Agreement  . DFHT hereby acknowledges and agrees that each of the Sellers and each of the Companies has the right to cause DFHT to (a) comply with its obligations under the Subscription Agreements and (b) to enforce the PIPE Investors’ respective obligations under the Subscription Agreements, and DFHT further acknowledges that money damages would not be an adequate remedy at Law if DFHT or the PIPE Investors, as applicable, fail to perform in any material respect any of their respective obligations under the Subscription Agreements and accordingly, upon the written request of the Company, DFHT shall, in addition to any other remedy at Law or in equity, seek an injunction or similar equitable relief restraining the applicable PIPE Investor from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under the Subscription Agreements without the posting of any bond, in accordance with the terms and conditions of the Subscription Agreements in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of the Subscription Agreements, DFHT shall not raise the defense that there is an adequate remedy at Law.

Section 6.23     CareMax Pre-Closing Reorganization . Prior to the Closing, the CareMax Group shall effect, and shall cause its Affiliates, including the CHG Equityholders and the MHP Equityholders, respectively, to effect, the CareMax Pre-Closing Reorganization, as set forth and described in Section 6.23 of the Company Disclosure Schedule to the reasonable satisfaction of DFHT.

Section 6.24     Pre-Closing Actions . Prior to the Closing the CareMax Group and IMC Parent shall each, as to those matters applicable to each such Party, take and cause its respective Affiliates to take at their own cost and expense all actions set forth and described in Section 6.24 of the Company Disclosure Schedules in a manner reasonably acceptable to DFHT (the “Pre-Closing Actions”).

Section 6.25     Dormant Entities . Prior to Closing, the CareMax Group or IMC Parent, as applicable, shall transfer or cause its applicable Subsidiary to transfer, convey and assign on an “as-is,” “where-is” basis, and without any liability or obligation on the part of the applicable transferor or any other member of the Company Group, all of the such transferor’s right, title and interest in and to the Equity Interests and other securities of the entities listed in Section 6.25 of the Company Disclosure Schedules (the “Dormant Entities”) to a Person other than a member of the Company Group (the “Pre-Closing Transfer”), and shall promptly provide true, correct and complete copies of all Contracts related to and implementing the Pre-Closing Transfer to DFHT.

Section 6.26     Deerfield Commitment . Deerfield Partners covenants and agrees that it shall not, at any time prior to the earlier of the Closing or the termination of this Agreement in accordance with Article IX, redeem any of the 3,360,000 shares of DFHT Class A Common Stock owned by it.

Section 6.27     Section 16 Matters . Prior to the Closing, the board of directors of DFHT, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of DFHT Class A Common Stock pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Sellers who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of DFHT following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 6.28     Financing .

(a)           Subject to the terms and conditions set forth in this Agreement, each of DFHT and each Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Financing on the terms and subject to the conditions described in the Commitment Letter (it being understood that (x) the assistance of CareMax shall be limited to the CareMax Group and matters related thereto, (y) the assistance of IMC shall be limited to IMC Parent and matters related thereto and (z) the assistance of DFHT shall be limited to DFHT and Deerfield Partners and matters related thereto), and without the consent of each of IMC and CareMax, DFHT shall not (x) permit any amendment or modification to be made to, (y) permit any waiver of any provision or remedy under, or (z) provide any consent under the Commitment Letter or the Fee Letter, in each case, which would (A) reduce the aggregate principal amount of the Financing (unless the Deerfield PIPE, the Deerfield Sponsor PIPE and/or the PIPE Investment is increased by an equal or greater amount) or (B) impose new or additional conditions, or otherwise expand or adversely amend or modify any of the conditions, to the receipt of the Financing in a manner that would reasonably be expected to (1) prevent or materially delay the consummation of the Transactions, including the Closing, (2) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) materially less likely to occur or (3) adversely impact the ability of DFHT to enforce its rights against the other parties to the Commitment Letter or the definitive agreements with respect thereto; provided, however, that DFHT may (x) amend or replace the Commitment Letter to add or replace lenders, arrangers, bookrunners, agents, syndication agents, documentation agents or similar entities, (y) amend or otherwise modify the Commitment Letter to implement any flex provisions applicable thereto and (z) otherwise amend, modify or replace, or agree to any waivers in respect of, the Commitment Letter so long as (I) such amendment, modification, replacement or waiver does not impose new terms or conditions that would reasonably be expected to prevent or materially delay the Closing, (II) the terms thereof are not less beneficial with respect to conditionality or enforcement to DFHT or the Sellers than those in the Commitment Letter as in effect on the date of this Agreement and (III) with respect to replacements, the replacement debt commitments otherwise satisfy the terms and conditions of an Alternate Financing set forth below. In the event of such amendment, modification, replacement or waiver of the Commitment Letter as permitted by the proviso to the immediately preceding sentence, the financing under such amended, modified, replaced or waived Commitment Letter will be deemed to be “Financing” as such term is used in this Agreement.

(b)          (i) DFHT and each party specified below, as applicable, shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to (i) with respect to DFHT, maintain in effect the Commitment Letter in accordance with the terms and subject to the conditions thereof, (ii) with respect to DFHT, negotiate and enter into, all definitive agreements with respect to the Financing contemplated by the Commitment Letter on the terms and subject to the conditions set forth in the Commitment Letter and the Fee Letter(s) (as modified, to the extent exercised, by the flex provisions applicable thereto subject to subclauses (A) and (B) or this clause (ii)) or otherwise consistent in all material respects with the Commitment Letter and on other terms that would not (A) reduce the aggregate principal amount of the Financing (unless the Deerfield PIPE, Deerfield Sponsor PIPE and/or the PIPE Investment is increased by a corresponding amount), or (B) impose new or additional conditions, or otherwise expand or adversely amend or modify any of the conditions, to the receipt of the Financing, (iii) with respect to each of DFHT and each Company, satisfy on a timely basis all conditions and covenants in such definitive agreements that are applicable to such party or that are within such party’s control and, with respect to DFHT, consummate the Financing at or prior to the Closing (including, if necessary, any “flex” provisions), (iv) with respect to DFHT, comply with its obligations under the Commitment Letter and the Fee Letter(s) and each definitive agreement with respect thereto and, to, with respect to DFHT and each Company, subject to Section 6.29 hereof, use its commercially reasonable efforts to timely assist in the preparation of the necessary offering circulars, private placement memoranda or other offering documents or marketing materials with respect to the Financing, and (v) with respect to DFHT, enforce its rights under the Commitment Letter in the event of a breach by the Financing Sources that impedes or delays the Closing, including by seeking specific performance of the parties thereunder if necessary. DFHT shall keep the other parties reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Financing as requested by the Companies for purposes of monitoring the progress of the financing activities and to the extent not prohibited by the confidentiality provisions thereof and shall promptly provide drafts and final copies of the definitive principal documents provided to or by the Financing Sources or otherwise related to the Commitment Letter. DFHT shall give the other party prompt written notice of (A) the receipt by such party of any written notice from any Person with respect to any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default), termination or repudiation by any party to the Commitment Letter, any Fee Letter or any other definitive document related to the Financing, (B)  the receipt of any written notice or other written communication from any Person with respect to any (i) actual or potential breach, default, termination or repudiation by any party to the Commitment Letter or any definitive document related to the Financing, (ii) material dispute or disagreement between or among any parties to the Commitment Letter or any definitive document related to the Financing, (iii) if for any reason DFHT believes in good faith that there is any event or condition that is reasonably likely to have, individually or in the aggregate, a material adverse impact on the Financing contemplated in the Commitment Letter, including a material possibility that DFHT will not be able to obtain all or any portion of the Financing on the terms, in the manner or form of the sources contemplated by the Financing or the Commitment Letter; provided, that in no event will any party be under any obligation to disclose any information that (x) is subject to attorney-client, attorney work product or other legal privilege or doctrine if such party shall have used its commercially reasonable efforts to disclose such information in a manner that would not waive such privilege or doctrine or (y) would contravene any applicable law. As soon as reasonably practicable, but in any event within two (2) Business Days after the date the Companies deliver to DFHT a written request, DFHT, shall provide any information reasonably requested by the Companies relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence. Notwithstanding anything to the contrary set forth herein, each Company’s obligations under this Section 6.28 and Section 6.29 below shall be limited to those actions reasonably requested by DFHT, and no Company shall take any substantive action in connection with the Financing, including those set forth in the preceding sentence, except at the request of DFHT and in each case, subject to the proviso and reimbursement obligations in Section 6.29(a).

(c)          DFHT shall use its commercially reasonable efforts to cause the lenders and any other Persons providing Financing to fund on the Closing Date the Financing required to consummate the transactions contemplated by this Agreement and the other transactions contemplated by the Commitment Letter.

(d)          If the Commitment Letter shall be terminated for any reason, or if any portion of the Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Commitment Letter, DFHT shall use its commercially reasonable efforts to obtain alternative financing from alternative sources as promptly as practicable following the occurrence of such event, on terms and conditions not materially less favorable (taken as a whole) to DFHT or the Companies than those set forth in the Commitment Letter and the related Fee Letter(s) (including any “flex” provisions) and in an amount at least equal to the Financing or such unavailable portion thereof, as the case may be (the “Alternate Financing”), and to obtain a new financing commitment letter with respect to such Alternate Financing (the “New Commitment Letter”), which shall replace the existing Commitment Letter, a true and complete copy of which (together with any related fee or other letter but excluding fee, “market flex” and other economic terms which are customarily redacted in transactions of this type) shall be promptly provided to the Companies; provided that, if the parties proceed with the Alternate Financing, they shall be subject to the same obligations as set forth in this Section 6.28. In the event any New Commitment Letter is obtained, (x) any reference in this Agreement to the “Financing” shall mean the financing contemplated by the Commitment Letter as modified pursuant to clause (y) below, (y) any reference in this Agreement to the “Commitment Letter” shall be deemed to include the Commitment Letter that is not superseded by a New Commitment Letter at the time in question and any New Commitment Letter to the extent then in effect and (z) any reference in this Agreement to “Fee Letter” shall be deemed to include any fee or other letter relating to the Commitment Letters that are not superseded by a New Commitment Letter at the time in question and any New Commitment Letter to the extent then in effect.

Section 6.29     Financing Cooperation.

(a)           Prior to the Closing, each Company shall, and shall cause each of its respective Subsidiaries to use commercially reasonable efforts to provide such cooperation as requested by DFHT and is customary for financings of the type contemplated by the Commitment Letter and as is reasonably necessary in connection with arranging and obtaining the Financing (it being understood that (i) the cooperation of CareMax shall be limited to the CareMax Group and matters related thereto and (ii) the cooperation of IMC shall be limited to IMC Parent and matters related thereto), including:

(i) reasonably assisting with the preparation of a confidential information memorandum or similar offering document for the Financing and customary rating agency presentations;

(ii) furnishing to the sources of Financing as promptly as practicable all financial information required to be made available pursuant to Sections 5 and 6 of Annex C to the Commitment Letter;

(iii) using commercially reasonable efforts to obtain accountants’ comfort letters, consents, legal opinions, surveys and title insurance, as reasonably requested by the Financing Sources;

(iv) taking all commercially reasonable actions necessary to (A) permit the prospective lenders involved in the Financing to evaluate such Company Group’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements to the extent customary and reasonable and (B) establish bank and other accounts and blocked account agreements and lock box arrangements to the extent necessary in connection with the Financing;

(v) assisting in preparation for and participation upon reasonable advance notice in a reasonable number of meetings and calls, drafting sessions, rating agency presentations, road shows and due diligence sessions (including accounting due diligence sessions) and sessions with prospective lenders, investors and ratings agencies, and assisting in obtaining ratings as contemplated by the Financing;

(vi) assisting the Financing Sources in the preparation of (A) offering documents, private placement memoranda, bank information memoranda, prospectuses and similar marketing documents for any of the Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders and identifying any portion of such information that constitutes material, nonpublic information regarding DFHT, each Company or any of their respective Subsidiaries or their respective securities, provided that any such letter executed by DFHT shall contain knowledge qualifiers with respect to information regarding DFHT or their respective Subsidiaries, and (B) customary materials for rating agency presentations;

(vii) as promptly as reasonably practicable (A) furnishing the Financing Sources and their respective Representatives with the applicable Required Information and (B) inform the parties hereto if the chief executive officer, chief financial officer, treasurer or controller of DFHT or a Company or any member of a Company Board shall have actual knowledge of any facts as a result of which a restatement of any financial statements comprising a portion of the applicable Required Information in order for such financial statements to comply with GAAP is probable;

(viii) providing customary representations in connection with the preparation of financial statements and other financial data of DFHT, the Companies and their respective Subsidiaries and requesting accountants’ consents in connection with the use of such Person’s financial statements in offering documents, prospectuses, Current Reports on Form 8-K and other documents to be filed with the SEC, if necessary;

(ix) using commercially reasonable efforts in connection with the preparation of pro forma financial information and financial statements to the extent required by SEC rules and regulations or necessary or reasonably required by the Financing Sources to be included in any offering documents; provided that neither the Company nor any of its Subsidiaries or Representatives shall be responsible in any manner for information relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates, dividends (if any) and fees and expenses relating to such debt and equity capitalization or (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Financing;

(x) executing and delivering (effective as of (but not before) the Closing) any credit agreements, indentures, pledge and security documents, other definitive financing documents, or other certificates, or documents as may be reasonably requested by the Financing Sources, including a certificate of the chief financial officer of the borrower or issuer of such Financing with respect to solvency matters in the form set forth as an annex to the Commitment Letter and otherwise facilitating the pledging of collateral (including (x) cooperation in connection with efforts to obtain environmental assessments and title insurance) and (y) using commercially reasonable efforts to procure customary (e.g., local counsel) legal opinions;

(xi) to the extent the same become necessary in connection with the Financing, obtaining waivers, consents, estoppels and approvals from other parties to material leases, encumbrances and Contracts relating to each member of any Company Group (including by arranging discussions among DFHT, each Company and the Financing Sources and their respective Representatives with other parties to such material leases, encumbrances and Contracts as of the Closing);

(xii) taking all corporate actions, subject to the occurrence of the Closing that are necessary or customary to permit the consummation of the Financing; and

(xiii) providing at least three (3) Business Days prior to the Closing Date all documentation and other information required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested at least ten (10) Business Days prior to the anticipated Closing Date;

provided that (1) nothing herein shall require such cooperation to the extent it would require a Company or DFHT or its respective Affiliates to waive or amend any terms of this Agreement or any other Contract to which any of them is a party or to agree to pay any fees, reimburse any expenses or, with respect to the Company, give any indemnities prior to the Closing, or to incur any liabilities or, with respect to the Company, give any indemnities, that are effective prior to the Closing, (2) nothing herein shall require such cooperation from each Company or its Affiliates to the extent it would, in such Company’s reasonable judgment, unreasonably interfere with the ongoing operations of the Company or its respective Affiliates, (3) no action, liability or obligation of the Company or its respective Affiliates under any certificate, agreement, arrangement, document or instrument relating to the Financing shall be effective until the Closing, (4) no Company or any of its respective Subsidiaries shall be required to take any action that would subject it to liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing, (5) neither the Companies nor any of their respective Affiliates shall be required to issue any offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in relation to the Financing, but such documents shall contain disclosure and financial statements reflecting the Company as an obligor following the Closing and the Companies shall prepare such documents and (6) notwithstanding anything to the contrary in this Section 6.29, neither the Companies nor any of its respective Affiliates shall be required prior to the Closing to undertake any obligation or execute any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Financing. Each of DFHT and each Company and its respective Representatives shall be given a reasonable opportunity to review and comment on any financing documents and any materials that are to be presented during any lender syndication or roadshow meetings conducted in connection with the Financing, and each of DFHT and each Company shall give due consideration to all reasonable additions, deletions or changes suggested by such Company or DFHT and its respective Representatives. DFHT will (x) reimburse each Company and its Subsidiaries for any out-of-pocket costs and expenses (including attorneys’ fees) incurred or otherwise payable by the Company or its Subsidiaries in connection with their cooperation pursuant to this Section 6.29 and (y) indemnify and hold harmless the Companies and their Subsidiaries, and the directors, officers, employees, attorneys, accountants, consultants, agents, successors and assigns of each of the foregoing Persons from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in complying with their obligations in connection with the arrangement of the Financing (including actions taken in accordance with this Section 6.29) and any information utilized in connection therewith.

(b) All information provided by each Company or any of its respective Affiliates or any of their respective Representatives pursuant to this Section 6.29 shall be kept confidential in accordance with each of the Confidentiality Agreements, except that DFHT shall be permitted to disclose such information to the parties to the Commitment Letter and to any other sources of the Financing, rating agencies and prospective lenders during syndication of the Financing subject to the sources of Financings, ratings agencies and prospective lenders entering into confidentiality undertakings with respect to such information on terms reasonably acceptable to the Companies (it being understood that the confidentiality undertakings in the Commitment Letter are acceptable to the Companies).

(c) Except for the representations and warranties of the Company set forth in Article IV of this Agreement, each Company shall not have any liability to DFHT, Deerfield Partners, the CareMax Group or IMC Parent in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 6.29.

(d) The Companies hereby consent to the use of each member of the Company Group’s logos in connection with the marketing of the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage any member of the Company Group or the reputation or goodwill of any member of the Company Group.

(e) Each of DFHT and each Company shall, and shall cause its respective Subsidiaries to, use commercially reasonable efforts to periodically update any Required Information as may be necessary so that such Required Information is compliant. DFHT agrees to (i) file all reports on Form 10-K and Form 10-Q and Form 8-K, to the extent required to include financial information pursuant to Item 9.01 thereof, and (ii) use commercially reasonable efforts to file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Financing, the Company reasonably requests DFHT to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to DFHT and its Subsidiaries, which the Company reasonably determines to include in a customary offering memorandum for the Financing, then, upon DFHT’s review of and reasonable satisfaction with such filing, DFHT shall file such Current Report on Form 8-K.

Section 6.30     PPP Escrow Account . With respect to each PPP Loan:

(a)           From time to time, upon the final, non-appealable and irrevocable determination by the applicable Governmental Authority that all or any portion of each respective PPP Loan has been forgiven (such forgiven amount with respect to such PPP Loan, the “Applicable Forgiven Amount”), the CareMax Representative and DFHT shall deliver joint written instructions to the PPP Escrow Agent instructing the PPP Escrow Agent to release from the applicable PPP Escrow Account an amount equal to the Applicable Forgiven Amount to the applicable member of the CareMax Group (subject to the adjustment for the final determination of additional Taxes described below in this Section 6.30(a)). Upon actual receipt of such amount equal to the Applicable Forgiven Amount from the PPP Escrow Agent, the Escrow Agent shall promptly pay to the applicable borrower of the CareMax Group, in cash by wire transfer of immediately available funds, to an account designated in writing to the Escrow Agent by the Sellers, an amount equal to (i) the Applicable Forgiven Amount minus (ii) the aggregate amount of any additional Taxes payable by DFHT or its Affiliates (including the applicable Company(ies)) (for these purposes, treating DFHT as an individual resident of the state of Florida) following the Closing that are directly attributable to the forgiveness of the Applicable Forgiven Amount (including, without limitations, non-deductibility of payments under IRS Notice 2020- 32 and Rev. Rul. 2020-27, 2020-50 IRB 1552, as such Notice or Revenue Ruling may be revised, modified, or amplified and any applicable state income tax legislation or guidance regarding the disallowance of deductions in connection with forgiven PPP Loans) (such net amount, the “Applicable Net Governmental PPP Program Proceeds Release Amount”). The amount of additional Taxes described in clause (ii) above shall be determined on a “with and without” basis, and shall equal the excess (if any) of (A) the aggregate amount of any Taxes payable by DFHT or its Affiliates (including the applicable Company(ies)) over (B) the aggregate amount of any Taxes payable by DFHT or its Affiliates (including the applicable Company(ies)) assuming that the Applicable Forgiven Amount were not forgiven. In the event the amount of additional Taxes described in clause (ii) above is not finally determined at the time of the determination of the Applicable Forgiven Amount, the CareMax Representative shall, in accordance with the procedures described above: (i) cause the PPP Escrow Agent to distribute sixty percent (60%) of the Applicable Forgiven Amount to the applicable member of the CareMax Group, which shall promptly pay such amount to the applicable borrower, and (ii) upon the final determination of such additional Taxes, cause the PPP Escrow Agent to distribute the remaining forty percent (40%) of the Applicable Forgiven Amount to the applicable member of the CareMax Group, which shall promptly pay an amount to the applicable borrower equal to (x) the remaining forty percent (40%) of the Applicable Forgiven Amount, minus (y) the amount of such additional Taxes, as finally determined. For the avoidance of doubt, no Applicable Net Governmental PPP Program Proceeds Release Amount shall exist in respect of any portion of the PPP Loan unless there is an Applicable Forgiven Amount that has been actually received by the applicable Company(ies) from the PPP Escrow Account.

(b)          From time to time, upon any determination by the applicable Governmental Authority that any application for forgiveness in respect of all or any portion of a PPP Loan amount has been denied (such amount, the “Applicable Return Amount”), the CareMax Representative shall deliver joint written instructions to the PPP Escrow Agent instructing the PPP Escrow Agent to (x) release from the PPP Escrow Account an amount equal to the Applicable Return Amount to the PPP Lender (or it designee) and (y) if applicable, use commercially reasonable efforts to take such further or other actions to cause the return of the Applicable Return Amount to the PPP Lender (or it designee).

(c)           The Sellers and DFHT shall work jointly on, and keep each apprised of, any and all communications with the PPP Lender and the applicable Governmental Authority with respect to matters involving the determination of the Applicable Forgiven Amount, and will provide, or cause to be provided, any records or other information requested by the PPP Lender or the applicable Governmental Authority in connection therewith. In connection with the foregoing, as and when reasonably requested by DFHT, the Sellers’ and the CareMax Representative will execute and deliver, or cause to be executed and delivered, all such documents, instruments and assurances and will take, or cause to be taken, all such further or other reasonable actions, as DFHT or may reasonably deem necessary or desirable in connection therewith.

(d)          The Sellers and DFHT shall, in accordance with Revenue Ruling 2020-27, report any payments which are non-deductible for Tax purposes under IRS Notice 2020-32 in a Pre-Closing Tax Period.

Section 6.31     Lockup Agreements . None of the Parties shall take any action or inaction that would cause any Lockup Agreement, the Deerfield PIPE Agreement, the Deerfield Sponsor PIPE Agreement, the Consent and Waiver Letter Agreement, the Subscription Agreements or the A&R Registration Rights Agreement, to be amended or not effective on or before the Closing.

Article VII

CONDITIONS PRECEDENT

Section 7.01     Conditions to Each Party’s Obligations . The respective obligations of each Party to effect the Transactions are subject to the satisfaction or written waiver (by the Party for whose benefit such condition exists ), in whole or in part, to the extent such conditions can be waived (to the extent permitted by applicable Law) at or prior to the Closing, of the following conditions:

(a)           Regulatory Approvals. All required waiting periods or approvals applicable to this Agreement and the transactions contemplated hereby under the HSR Act and all applicable Antitrust Laws shall have expired, been received or terminated.

(b)           No Injunctions or Restraints. No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

(c)           DFHT Stockholder Approvals. The DFHT Stockholder Approvals shall have been obtained.

(d)           Net Tangible Assets. DFHT shall not redeem DFHT Class A Common Stock in an amount that would cause DFHT to have net tangible assets of less than $5,000,001.

Section 7.02     Conditions to Obligations of DFHT . The obligations of DFHT to consummate Transactions are subject to the satisfaction (or written waiver by DFHT, in whole or in part, to the extent such conditions can be waived) at or prior to the Closing, of the following conditions:

(a)           Representations and Warranties of the Sellers. (i) the Fundamental Representations of each Seller shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) the other representations and warranties of each Sellers set forth in Article III (Representations and Warranties of the Sellers) of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) in all material respects as of the Closing Date, as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except where the failure of such representations and warranties in clause (ii) to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Material Adverse Effect.

(b)           Representations and Warranties of the Companies. (i) The Fundamental Representations of each Company shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date as though made on and as of the Closing Date (other than any such representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of each Company set forth in Article IV (Representation and Warranties of the Companies) of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) in all material respects as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except where the failure of such representations and warranties in clause (ii) to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Material Adverse Effect.

(c)           Performance of Obligations of the Company. Each Company and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by such Company or Seller prior to or at the time of the Closing.

(d)            No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event, circumstance, change, development or effect have occurred that, individually or in the aggregate, with or without the lapse of time, would result in a Material Adverse Effect.

(e)            Caremax Pre-Closing Reorganization. The Caremax Pre-Closing Reorganization shall have been consummated to the reasonable satisfaction of DFHT.

(f)            Pre-Closing Actions. The Pre-Closing Actions (which solely to the extent are specified as a “condition to close” on Section 6.24 of the Company Disclosure Schedules) shall have been completed to the reasonable satisfaction of DFHT.

(g)            Dormant Entities. The Pre-Closing Transfer shall have been consummated to the reasonable satisfaction of DFHT.

(h)            Closing Deliverables. The Sellers and the Companies shall have delivered (or be ready, willing and able to deliver at Closing) to DFHT, the documents and other items required to be delivered by them under Section 2.02(a) and Section 2.02(b).

Section 7.03     Conditions to the Obligations of the Sellers and the Companies .   The obligations of the Sellers and the Companies to consummate the Transactions are subject to the satisfaction (or written waiver by each Seller, in whole or in part, to the extent such conditions can be waived) at or prior to the Closing of the following conditions:

(a)            Representations and Warranties of DFHT. (i) The representations and warranties of DFHT set forth in Section 5.01(Corporate Organization), Section 5.02 (Due Authorization), Section 5.09 (Brokers), and Section 5.13 (Capitalization) shall be true and correct (without giving effect to any limitation as to “materiality” or “DFHT Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct in all material respects as of such earlier date) and (ii) the other representations and warranties of DFHT set forth in Article V (Representations and Warranties of DFHT) of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “DFHT Material Adverse Effect” or any similar limitation set forth herein ) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a DFHT Material Adverse Effect.

(b)            Performance of Obligations of DFHT. DFHT shall have performed or complied in all respects with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

(c)            Closing Deliverables. DFHT shall have delivered (or be ready, willing and able to deliver at Closing) to the Sellers the documents and other items required to be delivered by DFHT under Section 2.02(c).

(d)            Stock Exchange Listing. DFHT shall cause the DFHT Class A Common Stock to be issued in connection with the Transactions to be approved for listing on NASDAQ as immediately following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

(e)            Available Cash. After giving effect to (i) the exercise of redemption rights by holders of the outstanding shares of DFHT Class A Common Stock and (ii) the sale and issuance by DFHT of DFHT Class A Common Stock pursuant to the Deerfield PIPE Agreement, the Deerfield Sponsor PIPE Agreement, the Subscription Agreements and the sale and issuance by DFHT of any other securities of DFHT in accordance with the provisions of this Agreement between the date of this Agreement and the Closing, the amount of cash available to DFHT in the aggregate, including amounts held in the Trust Account shall be equal to at least $50,000,000.

Section 7.04     Frustration of Closing Conditions . Neither DFHT, the Sellers nor the Companies may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 6.03 (Efforts to Consummate; Consents and Filings).

Article VIII

survival; release; REMEDIES

Section 8.01     Survival .. The representations and warranties of the Parties contained in this Agreement will not survive beyond the Closing, and no claim for breach of any such representation or warranty with respect thereto may be brought after the Closing against any Party or any of their respective Affiliates or Representatives, and there will be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of any Party, their Affiliates, and their Representatives; except, that the covenants and agreements set forth in this Agreement that are required to be performed, in whole or in part, after the Closing, shall survive the Closing in accordance with their terms and nothing herein shall limit or restrict any rights, claims or remedies in respect thereof or liability with respect thereto.

Section 8.02     Mutual Release.

(a)            DFHT acknowledges and agrees (and shall cause its Subsidiaries (including, after the Closing, the Company Group) to acknowledge and agree) that, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, other claims and causes of Action it may have against the Sellers and their respective officers, directors, managers, employees, agents, and direct and indirect equityholders, and which are based on acts, events or omissions occurring from the beginning of time up to and including the Closing (other than with respect to matters and obligations that survive the Closing solely pursuant to Section 8.01), whether arising under, or based upon, any applicable Law or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law), in connection with the transactions contemplated by this Agreement and the Related Documents, are hereby irrevocably released and waived. Notwithstanding the foregoing, nothing in this Section 8.02(a) shall be construed to constitute a waiver or release of (i) any claim or cause of Action that DFHT may have under this Agreement or any Related Documents, (ii) any claim arising from any action or inaction constituting Fraud on the part of such Sellers, its Subsidiaries and their respective officers, directors, managers, employees, agents, and direct and indirect equityholders, or (iii) the obligations of any insurer under any insurance policy.

(b)            Each Seller acknowledges and agrees (and shall cause its Subsidiaries and each of their Representatives to acknowledge and agree) that, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, other claims and causes of Action it may have against DFHT and its Subsidiaries (including, after the Closing, the Company Group) and each of their respective past, present or future officers, directors, managers, employees, agents, and direct and indirect equityholders, and which are based on acts, events or omissions occurring from the beginning of time up to and including the Closing (other than with respect to matters and obligations that survive the Closing solely pursuant to Section 8.01), including in respect to the accuracy of the Estimated Closing Statement or otherwise relating to such Seller’s acquisition, ownership, control or sale of DFHT Class A Common Stock, whether arising under, or based upon, any applicable Law or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law), in connection with the transactions contemplated by this Agreement and the Related Documents are hereby irrevocably released and waived. Notwithstanding the foregoing, nothing in this Section 8.02(b) shall be construed to constitute a waiver or release of (i) any claim or cause of Action that Sellers may have under this Agreement or any Related Documents, (ii) any rights to indemnification to the extent provided for in the DFHT Organizational Documents, (iii) the obligations of any insurer under any insurance policy (including any insurance policy obtained pursuant to Section 6.08), or (iv) any claim arising from any action or inaction constituting Fraud on the part of DFHT, its Subsidiaries and each of their respective officers, directors, managers, employees, agents, and direct and indirect equityholders.

(c)            The Parties hereto agree that the limits imposed on each other’s remedies with respect to this Agreement and the transactions contemplated hereby were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the consideration to be paid hereunder. Each of the Parties acknowledges that the Laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each of the Parties acknowledges that such provisions are designed to protect a Party from waiving claims which it does not know exist or may exist. Nonetheless, each of the Parties agrees that, effective as of the Closing, it shall be deemed to waive any such provision and acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the claims released pursuant to Section 8.02(a) and Section 8.02(b), but that it intends to and, by operation of this Agreement shall have, fully, finally and forever waived and released any and all claims thereunder without regard to the subsequent discovery of existence of such different or additional facts.

Section 8.03     Exclusive Remedies. The remedies provided in this Article VIII and the rights to enforce this Agreement and the Related Documents in accordance with their terms shall be deemed the sole and exclusive remedies of the Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the Transactions, except that nothing in this Agreement (a) will limit the Parties’ rights to seek injunctive relief or other equitable remedies in accordance with this Agreement, (b) shall prevent the Parties from bringing an action for Fraud, or (c) limit the right of any Person to pursue remedies under any Related Documents pursuant to the terms thereto. Further, nothing herein will prohibit, restrict or limit DFHT or any of its Affiliates from obtaining any remedies they may have against any insurer so long as such policy does not provide subrogation rights against any Seller.

Article IX

TERMINATION

Section 9.01          Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a)            by mutual written consent of the Sellers, the Companies, DFHT;

(b)            by either Seller, the Companies or DFHT, if the Closing does not occur prior to August 6, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to (i)  a Party whose breach of or failure to perform any of its representations, warranties, covenants, agreements or other obligations contained in this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or prior to the Outside Date or (ii) DFHT if either Seller is pursuing an Action seeking an injunction or specific performance with respect to DFHT’s obligations under this Agreement;

(c)            by DFHT, upon written notice to each Company and each Seller, if any Company breaches or fails to perform in any material respect any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.01 (Conditions to Each Party’s Obligations) or Section 7.02 (Conditions to Obligations of DFHT), (B) cannot be or has not been cured by the earlier of the Outside Date or within thirty (30) days following delivery by DFHT of written notice to the Company or Seller, as applicable of such breach or failure to perform and (C) has not been waived in writing by DFHT;

(d)            by either Seller, upon written notice to DFHT and the other Seller, if DFHT breaches or fails to perform in any material respect any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.01 (Conditions to Each Party’s Obligations) or Section 7.03 (Conditions to the Obligations of the Companies and the Sellers), (B) cannot be or has not been cured by the earlier of the Outside Date or within thirty (30) days following delivery by the Company or Seller, as applicable, of written notice to DFHT of such breach or failure to perform and (C) has not been waived in writing by each Seller;

(e)            by either DFHT or either Seller if there shall be in effect a final non-appealable Law or injunction preventing the consummation of the Transactions; provided that neither DFHT nor the Sellers shall have the right to terminate this Agreement pursuant to this Section 9.01(e) if any action of such Party or failure of such Party to perform or comply with its obligations under this Agreement shall have caused such Law or injunction and such action or failure to perform constitutes a breach of this Agreement; and

(f)             by either Seller, the Companies or DFHT, upon written notice to the other Parties, if the DFHT Stockholder Approvals are not granted at the DFHT Stockholders Meeting (subject to any adjournment or recess of the meeting).

Section 9.02          Effect of Termination. If this Agreement is terminated and the Transactions are abandoned as described in Section 9.01 (Termination), this Agreement shall become null and void and of no further force and effect, without any liability on the part of any Party (or any equityholder, member, director, manager, officer, employee, Affiliate, agent, consultant or representative of such Party) to the other Parties or any other Person; provided, that (a) no such termination shall relieve any Party from liability incurred as a result of the Willful Breach by such Party of this Agreement or such Party’s Fraud, in which case such Party shall be fully liable for any and all liabilities and damages incurred or suffered by the other Party as a result of such Willful Breach or Fraud, and (b) the provisions of this Section 9.02 and Section 3.04 (Brokers’ and Finders’ Fees), Section 4.16 (Brokers’ Fees), Section 6.04(a) (Expenses), Section 6.18 (Confidentiality), Article X (GENERAL PROVISIONS), and any other Section or Article of this Agreement referenced in the aforementioned provisions that are required to survive in order to give appropriate effect to such provisions (including any corresponding definitions set forth in Annex II (Definitions)), shall in each case survive any termination of this Agreement.

Article X

GENERAL PROVISIONS

Section 10.01       Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or such other address for a Party as shall be specified in a notice given in accordance with this Section 10.01):

(a)	if to DFHT or, following the Closing, to the Companies, to:

Deerfield Healthcare Technology Acquisitions Corp.

780 Third Avenue

New York, New York 10017

Email:	chris.wolfe@dfbhealthcare.com
Attention:	Chris Wolfe

with copies to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Email:	joel.rubinstein@whitecase.com
bryan.luchs@whitecase.com
Attention:	Joel Rubinstein
Bryan J. Luchs

(b)	if, prior to the Closing, to the CareMax Group or CareMax, to:

CareMax Medical Group, L.L.C.

8700 West Flagler Street, St. 400

Email:	carlos@caremax.net and jdevera@caremax.net
Attention:	Carlos A. de Solo and Joseph N. DeVera

and

DLA Piper LLP (US)

200 S. Biscayne Blvd., St. 2500

Miami, Florida 33131

Email:	Joshua.Samek@us.dlapiper.com and
Russell.Sass@us.dlapiper.com
Attention:	Joshua M. Samek and Russell Sass

(c)	if, prior to the Closing, to IMC Parent or IMC, to:

IMC Holdings, LLC

c/o Comvest Investment Partners Holdings, LLC

525 Okeechobee Boulevard, Suite 1010

West Palm Beach, Florida 33401

Email:	r.marrero@comvest.com and m.griffin@comvest.com
Attention:	Roger Marrero and Marshall Griffin

with copies to:

McDermott Will & Emery LLP

333 Avenue of the Americas, Suite 4500

Miami, Florida 33131

Email:	flevenson@mwe.com, ibarakat@mwe.com and mhacker@mwe.com
Attention:	Fred Levenson, Ibrahim Barakat, and Michael Hacker

(d)	if to Deerfield Partners, to:

Deerfield Partners, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

E-mail:	dclark@deerfield.com
Attn:	David J. Clark

with copies to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Attn:	Mark D. Wood
Email:	mark.wood@katten.com

and

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Attention:	Brian Hecht
Email:	brian.hecht@katten.com

Section 10.02       Severability. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.03        Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and the Related Documents and to enforce specifically the terms and provisions of this Agreement and the Related Documents.

Section 10.04        Entire Agreement. This Agreement, the Related Documents and the Confidentiality Agreements (including the Exhibits and Schedules hereto and thereto) contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No Party shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Related Documents or the Confidentiality Agreements.

Section 10.05       Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any of the Parties, in whole or in part, without the prior written consent of each of the other Parties, which any such Party may withhold in its absolute discretion. Notwithstanding anything to the contrary herein, the provisions of this Section 10.05 and the provisions of Section 10.03, Section 10.08, Section 10.09, Section 10.10, Section 10.11 and Section 10.21, in each case, are intended to be, and shall be, for the benefit of and enforceable by the Financing Sources with respect to the Financing; provided that DFHT may, without the prior written consent of any Party hereto, collaterally assign their respective rights under this Agreement to any Financing Source or any party providing bona fide debt financing to the DFHT or its Affiliates as collateral security.

Section 10.06       No Third-Party Beneficiaries. Except as set forth in the last sentence of this Section 10.06, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and permitted assigns, any legal or equitable rights under this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, (a) if the Closing occurs, (i) each of the D&O Indemnified Persons shall be a third-party beneficiary of the provisions set forth in Section 6.08 (Directors’ and Officers’ Indemnification and Insurance) and (ii) the Sellers’ and the Companies’ Representatives shall be third-party beneficiaries of the last sentence of Section 6.08(a); and (b) each of the Financing Sources contemplated hereby shall be made third-party beneficiaries as to this Section 10.06 and the provisions of Section 10.03, Section 10.05, Section 10.08, Section 10.09, Section 10.10, Section 10.11 and Section 10.21(d).

Section 10.07       Trust Account Waiver. The Sellers and the Companies acknowledge that DFHT is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Companies and one or more businesses or assets, and the Sellers and the Companies have read DFHT’s final prospectus related to the initial public offering dated July 16, 2020 filed with the SEC on July 20, 2020, the DFHT Organizational Documents, and the Trust Agreement and understand that DFHT has established the Trust Account described therein for the benefit of DFHT’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Sellers and the Companies further acknowledge and agree that DFHT’s sole assets consist of the cash proceeds of DFHT’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Sellers and the Companies further acknowledge that, if the Transactions are not consummated by August 6, 2021 or such later date as approved by the shareholders of DFHT to complete a Business Combination, DFHT will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, each of the Sellers and the Companies (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against and any right to access the Trust Account to collect from the Trust Account any monies that may be owed to them by DFHT or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any Willful Breach of this Agreement. The provisions of this Section 10.07 shall survive the termination of this Agreement for any reason.

Section 10.08       Amendment. This Agreement may be amended by the Parties to this Agreement at any time before the Closing, by an instrument in writing signed on behalf of each Party, and cannot be amended or terminated orally or by course of conduct. Notwithstanding anything to the contrary herein, the provisions of this Section 10.08 and the provisions of Section 10.03, Section 10.05, Section 10.06, Section 10.09, Section 10.10, Section 10.11 and Section 10.21 (and any other provision (or any defined term) of this Agreement to the extent a waiver of such provision (or such defined term) would modify the substance of any of the foregoing provisions) may not be amended in a manner that is adverse in any material respect to a Financing Source, without the prior written consent of such Financing Source.

Section 10.09      No Waiver. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party or Parties against whom such waiver is to be effective. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, the provisions of this Section 10.09 and the provisions of Section 10.03, Section 10.05, Section 10.08, Section 10.10, Section 10.11 and Section 10.21 (and any other provision (or any defined term) of this Agreement to the extent a waiver of such provision (or such defined term) would modify the substance of any of the foregoing provisions) may not be waived in a manner that is adverse in any material respect to a Financing Source, without the prior written consent of such Financing Source.

Section 10.10       Governing Law; Jurisdiction.

(a)           This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts executed in and to be performed in that State; provided that, notwithstanding the foregoing, except as otherwise set forth in the Commitment Letter as in effect as of the date of this Agreement, all actions, proceedings, causes of actions, claims, cross-claims or third party claims of any kind or description (whether at law, in equity, in contract, in tort, or otherwise) against any of the Financing Sources and any rights or obligations with respect to any of the Financing Sources, in any way relating to this Agreement, the Financing and the Commitment Letter or any of the transactions contemplated hereby and thereby, including the performance thereof or the Financing, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York.

(b)          Each Party irrevocably agrees that any Action arising out of or relating to this Agreement brought by the other Party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in Wilmington, Delaware, or solely if such courts decline jurisdiction, in any state courts located in Wilmington, Delaware,), and each Party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the Transactions. Each Party agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and each Party further waives any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law. Notwithstanding the foregoing, each Party hereto agrees that it shall not, and it shall not permit any of its Affiliates to, bring or support anyone else in bringing any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Commitment Letter, in any forum other than any New York State court or federal court sitting in the City of New York in the Borough of Manhattan (and appellate courts thereof) and each party hereto submits itself to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York and any appellate courts thereof with respect to any suit, action or proceeding against any Financing Source in connection with this Agreement, the Financing, the Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, and hereby agrees that it will not bring or support any such suit, action or proceeding in any other forum.

Section 10.11      Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE FINANCING, THE COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12     Post-Closing Actions. The Parties acknowledge and agree that from and after the Closing, the consent of a majority of the independent members of the Post-Closing DFHT Board shall be required to enforce, waive, make a claim or settlement on behalf of DFHT arising under or relating to this Agreement and any Related Document to which DFHT is a party, including in respect of DFHT’s rights and obligations under Section 1.03 (Earnout Consideration).

Section 10.13       CareMax Representative.

(a)           Each of the members of the CareMax Group, on behalf of itself and its successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints O.M. Investment Group, Inc. as the CareMax Representative (the “CareMax Representative”), as each such Person’s agent, attorney-in-fact and Representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the date hereof in connection with this Agreement, and to act on behalf of each such Person in any amendment of or litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the CareMax Representative shall deem necessary or appropriate in conjunction with any of the Transactions, including: (i) sending or receiving notices or communications under this Agreement and the Related Documents to which the CareMax Representative is a Party, (ii) making or receiving any payments required to be made or received by the CareMax Group under this Agreement, (iii) negotiating, executing and delivering all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the Transactions, (iv) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Related Documents to which the CareMax Representative is a Party; (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Related Documents to which the CareMax Representative is a Party; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the CareMax Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the CareMax Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the Transactions; and (viii) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Related Documents to which the CareMax Representative is a Party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the CareMax Representative, shall be binding upon the members of CareMax Group, CareMax and its respective Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.13 are irrevocable and coupled with an interest and shall survive the bankruptcy, dissolution or liquidation of CareMax, the members of the CareMax Group or any of their respective Subsidiaries. The CareMax Representative hereby accepts its appointment and authorization as the CareMax Representative under this Agreement.

(b)           The CareMax Representative shall not be liable for any act done or omitted under this Agreement or any Related Document as the CareMax Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The CareMax Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any liability for relying on the CareMax Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the CareMax Representative shall have the right at any time and from time to time to select and engage, at the sole cost and expense of CareMax, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses (including court costs and filing fees), in each case, as the CareMax Representative may deem necessary or appropriate from time to time, and to the extent not directly paid by CareMax, CareMax shall promptly upon request by the CareMax Representative advance any such costs and expenses to the CareMax Representative in connection therewith. All of the immunities, releases and powers granted to the CareMax Representative under this Section 10.13 shall survive the Closing and continue indefinitely.

(c)           The Person serving as the CareMax Representative may resign upon ten (10) days’ prior written notice to CareMax, provided, that the CareMax Representative appoints in writing a replacement CareMax Representative. Each successor CareMax Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original CareMax Representative, and the term “CareMax Representative” as used herein shall be deemed to include any such successor CareMax Representatives.

Section 10.14       Disclosure Schedules. The information set forth in this Agreement and the Disclosure Schedules attached hereto is disclosed solely for purposes of this Agreement, and no information set forth herein or therein shall be deemed to be an admission by any Party to any Person (including any other Party) of any matter whatsoever (including any violation of Law or breach of Contract). Notwithstanding any provision of this Agreement or anything to the contrary contained in the Disclosure Schedules, the information and disclosures contained in any section or subsection of the Disclosure Schedules shall be deemed to be disclosed with respect to, and qualify, any representation or warranty of any Seller or any member of the Company Group to which the relevance of such information and disclosure is reasonably apparent. The fact that any item of information is disclosed in any section or subsection of the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement or is material to or outside the ordinary course of the business of any Seller or any member of the Company Group. Such information and the dollar thresholds set forth herein and therein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar qualifier in this Agreement. In addition, matters reflected in any section or subsection of the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

Section 10.15       Interpretation. The headings set forth in this Agreement, in any Exhibit or Disclosure Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except when the context requires otherwise, any reference in this Agreement to any Article, Section, clause, Schedule or Exhibit shall be to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation” and the term “dollar” or “$” means lawful currency of the United States. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date of this Agreement. Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to a Section, Exhibit or Disclosure Schedule, such reference shall be to a Section of, or an Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The words “made available” and words of similar import refer to materials posted to the Data Room no later than 11:59 pm EST on December 17, 2020.

Section 10.16       Provision Regarding Legal Representation. Recognizing that DLA Piper LLP (US) (“DLA Piper” and for purposes of this Section 10.16 only “Seller’s Counsel”) has acted as legal counsel to CareMax, the CareMax Group and their Affiliates prior to date hereof, and that Seller’s Counsel intends to act as legal counsel to CareMax and its respective Affiliates after the Closing, each of DFHT, IMC and IMC Parent hereby waives (on its own behalf) and agrees to cause its Affiliates to waive, any conflicts arising under such representation that may prevent Seller’s Counsel from representing DFHT, CareMax or any of its respective Affiliates after the Closing, including as such representation of CareMax may relate to DFHT or the transactions contemplated hereby. In addition, notwithstanding anything in this Agreement to the contrary, all communications involving attorney-client confidences between CareMax, the CareMax Group and their respective Affiliates, on the one hand, and Seller’s Counsel, on the other hand, in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to CareMax and their respective Affiliates. Accordingly, DFHT shall not have access to any such communications or to the files of Seller’s Counsel relating to such engagement from and after the Closing, and no actions taken by Seller or any of its Affiliates or Representatives to retain, remove or otherwise protect such communications will be deemed a breach or violation of this Agreement. Without limiting the generality of the foregoing, from and after the Closing, (a) Seller and its respective Affiliates shall be the sole holders of the attorney-client privilege with respect to such engagement in the negotiation, documentation and consummation of the transactions contemplated hereby, and DFHT shall not be a holder thereof, (b) to the extent that files of Seller’s Counsel in respect of such engagement constitute property of the client, only CareMax and its respective Affiliates shall hold such property rights and (c) Seller’s Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files by reason of any attorney-client relationship between Seller’s Counsel and CareMax or otherwise. For the avoidance of doubt and notwithstanding anything herein to the contrary, nothing contained in this Section 10.16 waives or transfers any attorney-client privilege to the extent relating to Seller’s Counsel representation of the CareMax and the CareMax Group with respect to any of their on-going or routine matters relating to their operations, business, assets or liabilities (other than in preparation for or otherwise related to or in connection with the transactions contemplated by this Agreement) and such attorney-client and other privileges shall continue to be the privilege of the CareMax and the CareMax Group. Further, notwithstanding the foregoing, if a dispute arises between DFHT or CareMax, any CareMax Group or an Affiliate, on the one hand, and a third party other than a Party to this Agreement, on the other hand, after the Closing, any such Party may assert the attorney-client privilege to prevent disclosure of confidential communications by DLA Piper to such third party and in any such dispute, CareMax and its Affiliates shall not waive such privilege without the prior written consent of the applicable Party.

Section 10.17       Provision Regarding Legal Representation. Recognizing that McDermott Will & Emery (“MWE” and for purposes of this Section 10.17 only, “Seller’s Counsel”) has acted as legal counsel to IMC, IMC Parent and their Affiliates prior to date hereof, and that Seller’s Counsel intends to act as legal counsel to IMC Parent and its respective Affiliates after the Closing, each of DFHT, CareMax and CareMax Group hereby waives (on its own behalf) and agrees to cause its Affiliates to waive, any conflicts arising under such representation that may prevent Seller’s Counsel from representing DFHT, IMC, CareMax, or any other Company, or any of their respective Affiliates after the Closing, including as such representation of IMC Parent may relate to DFHT or the transactions contemplated hereby. In addition, notwithstanding anything in this Agreement to the contrary, all communications involving attorney-client confidences between IMC, IMC Parent and their respective Affiliates, on the one hand, and Seller’s Counsel, on the other hand, in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to IMC Parent and their respective Affiliates. Accordingly, DFHT shall not have access to any such communications or to the files of Seller’s Counsel relating to such engagement from and after the Closing, and no actions taken by Seller or any of its Affiliates or Representatives to retain, remove or otherwise protect such communications will be deemed a breach or violation of this Agreement. Without limiting the generality of the foregoing, from and after the Closing, (a) Seller and its respective Affiliates shall be the sole holders of the attorney-client privilege with respect to such engagement in the negotiation, documentation and consummation of the transactions contemplated hereby, and DFHT shall not be a holder thereof, (b) to the extent that files of Seller’s Counsel in respect of such engagement constitute property of the client, only IMC Parent and its respective Affiliates shall hold such property rights and (c) Seller’s Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files by reason of any attorney-client relationship between Seller’s Counsel and IMC Parent or otherwise. For the avoidance of doubt and notwithstanding anything herein to the contrary, nothing contained in this Section 10.17 waives or transfers any attorney-client privilege to the extent relating to Seller’s Counsel representation of the IMC and IMC Parent with respect to any of their on-going or routine matters relating to their operations, business, assets or liabilities (other than in preparation for or otherwise related to or in connection with the transactions contemplated by this Agreement) and such attorney-client and other privileges shall continue to be the privilege of the IMC and IMC Parent. Further, notwithstanding the foregoing, if a dispute arises between DFHT or IMC, IMC Parent or an Affiliate, on the one hand, and a third party other than a Party to this Agreement, on the other hand, after the Closing, any such Party may assert the attorney-client privilege to prevent disclosure of confidential communications by MWE to such third party and in any such dispute, IMC Parent and its Affiliates shall not waive such privilege without the prior written consent of the applicable Party.

Section 10.18       No Presumption Against Drafting Party. Each of the Parties acknowledges that it has been represented by counsel in connection with this Agreement and the Transactions. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

Section 10.19       Execution of Agreement. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 10.20       Electronic Delivery. This Agreement (including the Disclosure Schedule, Exhibits, and Schedules attached hereto), the Related Documents, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties hereto. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

Section 10.21       Non-Recourse. This Agreement may only be enforced against, and any Actions or liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, arise out of or relate to (a) this Agreement, (b) the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement, or (d) any failure of the transactions contemplated by this Agreement to be consummated, may be made only against (and are those solely of) the Persons that are expressly identified as Parties to this Agreement. Except (i) to the extent named as a Party to this Agreement, and then only to the extent of the specific liabilities of such Parties set forth in this Agreement or (ii) in the case of a breach of any agreement, document or instrument delivered in connection with this Agreement (including the Related Documents), to the extent named as a party therein, and then only to the extent of the specific obligations of the applicable parties set forth therein, no past, present or future equity holder, member, partner, manager, director, officer, employee, Affiliate, agent, representative, or advisor of, or lender to (including the Financing Sources), any Party to this Agreement or any Company Subsidiary will have any liability (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any of the representations, warranties, covenants, agreements or other liabilities of any of the Parties to this Agreement or for any Action based upon, arising out of or related to (A) this Agreement, (B) the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (C) any breach of this Agreement, or (D) any failure of the transactions contemplated by this Agreement to be consummated, may be made only against (and are those solely of) the Persons that are expressly identified as Parties to this Agreement. Furthermore, the Sellers (1) waive any claims or rights against the Financing Sources or in any way relating to this Agreement, the Commitment Letter or any of the transactions contemplated hereby or thereby, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof or the Financing contemplated thereby, whether at law, in equity, in contract, in tort or otherwise, (2) hereby agree not to bring or support any suit, action or proceeding against any Financing Source in connection with this Agreement, the Financing, the Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, and (iii) hereby agree to cause any suit, action or proceeding asserted against any Financing Source by or on behalf of the Sellers or any of their respective Affiliates in connection with this Agreement, the Financing, the Commitment Letter and the transactions contemplated hereby and thereby to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged and agreed that no Financing Source shall have any liability for any claims or damages to the Sellers in connection with this Agreement, the Financing, the Commitment Letter and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, nothing in this Section 10.21 shall in any way limit or modify the rights and obligations of DFHT under this Agreement or any Financing Source’s obligations to DFHT under the Commitment Letter.

* * * *

IN WITNESS WHEREOF, the Parties have duly executed this Business Combination Agreement as of the date first written above.

DFHT:

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:	/s/ Christopher Wolfe
Name:	Christopher Wolfe
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Parties have duly executed this Business Combination Agreement as of the date first written above.

CAREMAX:

CAREMAX MEDICAL GROUP L.L.C.

By:	/s/ Carlos A. de Solo
Name:	Carlos A. de Solo
Title:	Manager

CAREMAX GROUP:

O.M. INVESTMENT GROUP, INC.

By:	/s/ Carlos A. de Solo
Name:	Carlos A. de Solo
Title:	Chief Executive Officer

C.G.D. INVESTMENT GROUP, INC.

By:	/s/ Alberto R. de Solo
Name:	Alberto R. de Solo
Title:	Chief Executive Officer

JOSEPH N. DE VERA, INC.

By:	/s/ Joseph N. De Vera
Name:	Joseph N. De Vera
Title:	Chief Executive Officer

NKP CAREMAX, LLC

By:	/s/ Nayan K. Pathak
Name:	Nayan K. Pathak
Title:	Manager

MOUQUIN TROTTER, INC.

By:	/s/ Benjamin Quirk
Name:	Benjamin Quirk
Title:	President

IN WITNESS WHEREOF, the Parties have duly executed this Business Combination Agreement as of the date first written above.

IMC:

IMC MEDICAL GROUP HOLDINGS, LLC

By:	/s/ William C. Lamoreaux
Name:	William C. Lamoreaux
Title:	Chief Executive Officer

IMC Parent:

IMC HOLDINGS, LLC

By:	/s/ William C. Lamoreaux
Name:	William C. Lamoreaux
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have duly executed this Business Combination Agreement as of the date first written above.

Soley for purposes of Sections 6.12 and 6.26 hereof:

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.
General Partner

By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Annex I

CAREMAX GROUP

O.M. Investment Group, Inc.

C.G.D. Investment Group, Inc.

Joseph n. De Vera, Inc.

NKP Caremax, LLC

Mouquin Trotter, Inc.

Annex II

DEFINITIONS

Capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms below.

“A&R Registration Rights Agreement” has the meaning set forth in the Recitals.

“Acquisition Proposal” has the meaning set forth in Section 6.12.

“Action” means any action, claim, complaint, petition, suit, investigation, litigation, arbitration or other proceeding whether civil or criminal, at law or in equity by or before any Governmental Authority or arbitrator.

“Additional DFHT Filings” has the meaning set forth in Section 6.14(c).

“Adjustment Determination Date” has the meaning set forth in Section 1.09(b).

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Alternate Financing” has the meaning set forth in Section 6.28(d).

“Annual Financial Statements” has the meaning set forth in Section 4.06(a).

“Anti-Corruption Laws” means any applicable Laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar Law that prohibits bribery or corruption.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Forgiven Amount” has the meaning set forth in Section 6.30(a).

“Applicable Net Governmental PPP Program Proceeds Release Amount” has the meaning set forth in Section 6.30(a).

“Applicable Return Amount” has the meaning set forth in Section 6.30(b).

“Approval” means any consent, approval, authorization, waiver or Permit, or expiration of applicable waiting period.

“Breach” has the meaning set forth in Section 4.09(h).

“Burdensome Condition” has the meaning set forth in Section 6.03(d).

“Business Combination” has the meaning ascribed to such term in the Second Amended and Restated Certificate of Incorporation.

-i-

“Business Day” means any day other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York are required or authorized by Law to be closed for business.

“Businesses” means, collectively the CareMax Business and the IMC Business; provided, that (i) for purposes of the representations and warranties made by IMC Parent and/or IMC in Article III and Article IV and the covenants of IMC Parent and/or IMC in Sections 6.01(a) and 6.01(b), the term Business shall mean the IMC Business and (ii) for purposes of the representations and warranties made by CareMax and/or the CareMax Group in Article III and Article IV and the covenants of CareMax and/or the CareMax Group in Sections 6.01(a) and 6.01(b), the term Business shall mean the CareMax Business.

“CareMax” has the meaning set forth in the preamble.

“CareMax Adjustment Equity” means a number of shares of DFHT Class A Common Stock, rounded down to the nearest whole number, equal to (i) thirty-two percent (32%) of the applicable Excess Amount, if any, divided by (ii) the Reference Price.

“CareMax Assets” has the meaning set forth in Section 6.05(g).

“CareMax Business” means the business and operations of the CareMax Company Group, as currently conducted or for which there are future plans in writing for it to be conducted.

“CareMax Closing Date Cash Consideration” means an amount in United States Dollars equal to (A) (i) the CareMax Enterprise Value, plus (ii) the applicable Cash Amount, minus (iii) the applicable Payoff Indebtedness, minus (iv) the CareMax Escrow Amount, minus (v) the PPP Escrow Amount, minus (vi) the amount by which the applicable Working Capital is less than the CareMax Target Working Capital Amount, if any, plus (vii) the amount by which the applicable Working Capital is greater than the CareMax Target Working Capital Amount, if any, multiplied by (B) sixty-eight percent (68%).

“CareMax Closing Date Equity Consideration” means a number of shares of DFHT Class A Common Stock, rounded down to the nearest whole number, equal to (A) (i) the CareMax Enterprise Value plus (ii) the applicable Cash Amount, minus (iii) the applicable Payoff Indebtedness, minus (iv) the CareMax Escrow Amount, minus (v) the PPP Escrow Amount, minus (vi) the amount by which the applicable Working Capital is less than the CareMax Target Working Capital Amount, if any, plus (vii) the amount by which the applicable Working Capital is greater than the CareMax Target Working Capital Amount, if any, multiplied by (B) thirty-two percent (32%) and divided by (C) the Reference Price.

“CareMax Closing Date Equity Consideration Absolute Value” means, in dollars, the product of (a) the CareMax Closing Date Equity Consideration, as finally determined in accordance with Section 1.09(a), and (b) the Reference Price.

“CareMax Company Group” means CareMax, CareMax’s Subsidiaries and the CareMax Contributed Entities.

“CareMax Consideration” has the meaning set forth in Section 1.01(b).

“CareMax Contributed Entities” means (i) Care Optimize, LLC, (ii) Care Alliance, LLC, (iii) Care World, LLC, (iv) Care Garage, LLC, (v) Healthcare Advisory Solutions, LLC, (vi) Care Holdings Group, LLC, (vii) Care Optimize MX, S. de R.L. de C.V., (viii) Analitico, LLC, and (ix) MHP.

“CareMax Disclosure Schedules” means the disclosure schedules of CareMax delivered to DFHT in connection with this Agreement.

“CareMax Earnout Consideration” has the meaning set forth in Section 1.03(b).

-ii-

“CareMax Earnout Shares” has the meaning set forth in Section 1.03(b).

“CareMax Enterprise Value” means $364,000,000.

“CareMax Escrow Account” has the meaning set forth in Section 1.07(b).

“CareMax Escrow Agreement” has the meaning set forth in Section 1.07(b).

“CareMax Escrow Amount” has the meaning set forth in Section 1.07(b).

“CareMax Fundamental Representations” means the representations and warranties of CareMax set forth in Section 4.01 (Standing; Qualification and Power), Section 4.02 (Due Authorization), Section 4.05 (Capitalization of the Company and the Company Subsidiaries) and Section 4.16 (Brokers’ and Finders’ Fees).

“CareMax Group” has the meaning set forth in the preamble.

“CareMax Group Disclosure Schedules” means the disclosure schedules of the CareMax Group delivered to DFHT in connection with this Agreement.

“CareMax Group Fundamental Representations” means the representations and warranties of CareMax Group set forth in Section 3.01 (Standing; Qualification and Power), Section 3.02 (Ownership), Section 3.03 (Authority; Execution and Delivery; Enforceability) and Section 3.04 (Brokers’ and Finders’ Fees).

“CareMax Pre-Closing Reorganization” has the meaning set forth in the Recitals.

“CareMax Representative” has the meaning set forth in Section 10.13(a).

“CareMax Share Price Trigger” has the meaning set forth in Section 1.03(b).

“CareMax Target Working Capital Amount” means $5,391,285.

“CareMax Units” has the meaning set forth in the Recitals.

“Cash Amount” means, with respect to the applicable Company Group and as of 12:01 a.m. on the Closing Date, all unrestricted cash, cash equivalents, deposits and marketable securities held by such Company Group at such time, as adjusted for any deposits in transit and outstanding checks, in each case, as determined in accordance with GAAP. For the avoidance of doubt, the Cash Amount shall be calculated net of issued but uncleared checks, drafts and outgoing wires.

“Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of, or in connection with this Agreement or the Transactions, together with the employer portion of all applicable and required payroll Taxes payable thereon or deferred pursuant to Section 2302 of the CARES Act thereon.

-iii-

“Change of Control Transaction” means the occurrence, in a single transaction or as the result of a series of related transactions, of one or more of the following events: (i) a merger, consolidation, reorganization or similar business combination transaction involving DFHT in which the holders of all of the outstanding Equity Interests in DFHT immediately prior to the consummation of such transaction do not directly or indirectly (including through Affiliates) own beneficially or of record immediately upon the consummation of such transaction outstanding Equity Interests that represent a majority of the combined outstanding voting securities of the surviving entity in such transaction or of a parent of the surviving entity in such transaction; (ii) a transaction (or series of related transactions) in which a majority of DFHT’s voting securities are transferred to any Person, or any two or more Persons acting as a group, and all Affiliates of such Person or Persons (each, a “Group”); or (iii) the consummation of the sale of all or substantially all of the assets of DFHT and its Subsidiaries (including the Companies), taken as a whole, to any Group, other than such a sale to a Group in which the equityholders of DFHT, directly or indirectly (including through Affiliates), beneficially or of record, own a majority of the combined voting securities.

“CHG” has the meaning set forth in the Recitals.

“CHG Contribution” has the meaning set forth in the Recitals.

“CHG Equityholder” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

“Closing Date Equity Consideration” means the IMC Closing Date Equity Consideration and the CareMax Closing Date Equity Consideration.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” has the meaning set forth in Section 5.21(a).

“Communications Plan” has the meaning set forth in Section 6.06.

“Company” and “Companies” has the meaning set forth in the preamble; provided, that (i) for purposes of the representations and warranties made by IMC Parent and/or IMC in Article III and Article IV (and the related definitions) and the covenants of IMC Parent and/or IMC in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Company shall mean IMC and (ii) for purposes of the representations and warranties made by CareMax and/or the CareMax Group in Article III and Article IV (and the related definitions) and the covenants of CareMax and/or the CareMax Group in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Company shall mean CareMax.

“Company Affiliate Agreement” has the meaning set forth in Section 4.21.

“Company Benefit Plan” has the meaning set forth in Section 4.13(a).

“Company Board” means the board of directors of a Company.

“Company Disclosure Schedule” means CareMax Disclosure Schedules and the IMC Disclosure Schedules, as the case may be.

-iv-

“Company Group” means, collectively, the CareMax Company Group and the IMC Company Group; provided, that (i) for purposes of the representations and warranties made by IMC Parent and/or IMC in Article III and Article IV (and the related definitions) and the covenants of IMC Parent and/or IMC in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Company Group shall mean the IMC Company Group and (ii) for purposes of the representations and warranties made by CareMax and/or the CareMax Group in Article III and Article IV (and the related definitions) and the covenants of CareMax and/or the CareMax Group in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Company Group shall mean the CareMax Company Group (including, for the avoidance of doubt, the CareMax Contributed Entities).

“Company Subsidiaries” means the Subsidiaries of CareMax and the Subsidiaries of IMC; provided, that (i) for purposes of the representations and warranties made by IMC Parent and/or IMC in Article III and Article IV (and the related definitions) and the covenants of IMC Parent and/or IMC in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Company Subsidiaries shall mean the Subsidiaries of IMC and (ii) for purposes of the representations and warranties made by CareMax and/or the CareMax Group in Article III and Article IV (and the related definitions) and the covenants of CareMax and/or the CareMax Group in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Company Subsidiaries shall mean the Subsidiaries of CareMax (including the CareMax Contributed Entities).

“Confidentiality Agreements” means, collectively, that certain (i) Confidentiality Agreement, dated as of September 23, 2020, between DFHT and CareMax and that certain (ii) Confidentiality Agreement, dated as of September 4, 2020, between DFHT and IMC.

“Consent and Waiver Letter Agreement” means that certain Consent and Waiver Letter of Deerfield Partners and the Sponsor executed and delivered to DFHT as of the date hereof.

“Contract” means any written contract, agreement, license, sublicense, lease, use or occupancy agreement, sublease, sales order, purchase order, credit agreement, indenture, mortgage, note, bond or warrant (including all amendments, supplements and modifications thereto), except any common law contracts with employees of any member of each Company Group.

“control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Copyleft Terms” has the meaning set forth in Section 4.11(i).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Actions” has the meaning set forth in Section 6.01(b).

“COVID-19 Measures” means any quarantine, ‘shelter in place,’ ‘stay at home,’ workforce reduction, social distancing, shut down, closure, sequester or similar Law or Order, by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act of 2020 and the Families First Coronavirus Response Act of 2020 (FFCRA).

“Current Policies” has the meaning set forth in Section 6.08(c).

-v-

“Customers” means all patients, employers, health care providers, Governmental Authorities (other than Third-Party Payors) and other Persons to which any Company provides products or services.

“D&O Indemnified Persons” has the meaning set forth in Section 6.08(a).

“Data Room” means, (i) with respect to CareMax, the online data room maintained by Datasite and made available to DFHT in connection with the Transactions and (ii) with respect to IMC, the online data room maintained by Firmex and made available to DFHT in connection with the Transactions.

“Debt Payoff Letters” means payoff letters, releases and Encumbrances discharges (or agreements therefor) with respect to Encumbrances (other than Permitted Encumbrances) as identified in Section 4.23 of the Company Disclosure Schedules and any hedging contracts entered into in connection therewith and other Indebtedness for borrowed money identified in Section 4.23 of the Company Disclosure Schedules, including any Change of Control Payments, but excluding the PPP Loans if an escrow is established in connection with the forgiveness of such loans as set forth in Section 6.30 (the “Payoff Indebtedness”), duly executed by each creditor with respect thereto, each in form and substance reasonably satisfactory to DFHT, in which the payee shall agree that upon payment of the amount specified in such payoff letter: (i) all outstanding obligations of the applicable member of the Company Group arising under or related to the applicable Payoff Indebtedness shall be repaid, discharged and extinguished in full; (ii) all Encumbrances (other than Permitted Encumbrances) in connection therewith shall be released on the Closing Date upon receipt of the requisite payoff amounts; (iii) the payee shall take all customary actions to evidence and record such discharge and release as promptly as practicable; and (iv) the payee shall return to the applicable member of the Company Group all instruments evidencing the applicable Payoff Indebtedness (including all notes) and all collateral including consisting of certificated securities securing the applicable Payoff Indebtedness.

“Deerfield Partners” has the meaning set forth in the preamble.

“Deerfield PIPE” has the meaning set forth in the Recitals.

“Deerfield PIPE Agreement” means that certain subscription agreement by and between DFHT and Deerfield Partners.

“Deerfield Sponsor PIPE” has the meaning set forth in the Recitals.

“Deerfield Sponsor PIPE Agreement” means that certain subscription agreement by and between DFHT and Sponsor.

“Derivative Rights” means, with respect to any Equity Interests of any Person, any and all options, warrants, rights, convertible or exchangeable securities, “phantom” equity rights, equity appreciation rights, profits interests, equity-based performance units, commitments, arrangements or undertakings of any kind to which such Person is a party or is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock or other equity interest in, such Person.

“DFHT” has the meaning set forth in the preamble.

“DFHT Affiliate Agreement” has the meaning set forth in Section 5.18.

“DFHT Amended and Restated Bylaws” has the meaning set forth in Section 2.02(c)(vii).

“DFHT Class A Common Stock” means a share of Class A ordinary common stock of DFHT, par value $0.0001 per share.

“DFHT Class B Common Stock” means a share of Class B ordinary common stock of DFHT, par value $0.0001 per share.

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“DFHT Common Stock” means, collectively, the DFHT Class A Common Stock and the DFHT Class B Common Stock.

“DFHT Disclosure Schedules” means the disclosure schedules of DFHT delivered to the Company in connection with this Agreement.

“DFHT Material Adverse Effect” means any event, change, development or effect that, individually or in the aggregate with all other events, changes, developments or effects, has had, or would have, a material adverse effect upon (a) the assets, liabilities, condition (financial or otherwise), the business or results of operations of DFHT, taken as a whole, or (b) the ability of DFHT to consummate the transactions contemplated hereunder in accordance with the terms and subject to the conditions set forth herein; provided that in the case of clause (a), the following shall not be taken into account in determining whether a “DFHT Material Adverse Effect” shall have occurred: (i) any national, international or any foreign or domestic regional economic, financial, social or political conditions (including changes therein) or events in general, (ii) changes in any financial, debt, credit, capital or banking markets or conditions, (iii) changes in applicable Law (including any COVID-19 Measures) or in accounting requirements or principles (including GAAP), (iv) changes that are generally applicable to the industries in which DFHT operates, (v) any failure by DFHT to meet any internal or external estimates, expectations, budgets, projections or forecasts (but not the underlying causes of such failure unless such underlying causes would otherwise be excluded from this definition); (vi) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism, cyber-terrorism, civil unrest, civil disobedience, riots or looting or military conflicts, whether or not pursuant to the declaration of an emergency or war, (vii) any hurricane, flood, tornado, earthquake, or other natural disaster, epidemic, pandemic or disease outbreak (including COVID-19 or any worsening thereof), or any COVID-19 Measures, or other natural or manmade disasters, acts of God or force majeure events; (viii) the negotiation, execution or announcement of this Agreement and the transactions contemplated hereby; provided, however, that with respect to each of clauses (i)-(iv) and (vi)-(viii), any such event, development, occurrence, fact, condition, or change referred to above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, development, occurrence, fact, condition, or change has a disproportionate effect on DFHT compared to other participants in the industry or market in which DFHT conducts its business.

“DFHT Organizational Documents” means DFHT’s Second Amended and Restated Certificate of Incorporation and DFHT’s Bylaws, in each case, as may be amended from time to time.

“DFHT Preferred Stock” means the preferred stock of DFHT, par value $0.0001 per share.

“DFHT Private Warrant” means a private placement warrant entitling the holder to purchase one (1) DFHT Class A Common Stock per warrant a at a price of $11.50 per share.

“DFHT Public Warrant” means a public warrant entitling the holder thereof to purchase one (1) DFHT Class A Common Stock per warrant at a price of $11.50 per share.

“DFHT SEC Reports” has the meaning set forth in Section 5.10.

“DFHT Stockholder Approvals” means the approval by the affirmative vote of the holders of the requisite number of shares of DFHT Common Stock, whether in person or by proxy at the DFHT Stockholders Meeting (or adjournment thereof) of: (i) the issuance by DFHT of shares of DFHT Class A Common Stock in connection with the transactions contemplated by this Agreement, (ii) the approval of this Agreement and the transactions contemplated hereby, and (iii) the amendments to DFHT’s Second Amended and Restated Certificate of Incorporation contemplated by the Third Amended and Restated Certificate of Incorporation.

“DFHT Stockholders Meeting” means a duly held meeting of DFHT’s stockholders for the purpose of the approval of the transactions contemplated hereby.

“DFHT Third Amended and Restated Certificate of Incorporation” has the meaning set forth in Section 2.02(c)(vi).

“DFHT Unit” means a unit of DFHT consisting of (i) one (1) share of DFHT Class A Common Stock and (ii) one-fifth (1/5) of one (1) DFHT Public Warrant.

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“DFHT Warrants” means, collectively, the DFHT Private Warrants and the DFHT Public Warrants.

“DGCL” has the meaning set forth in Section 5.19.

“Disclosure Schedules” means each of the CareMax Disclosure Schedules, the CareMax Group Disclosure Schedules, the IMC Disclosure Schedules, the IMC Parent Disclosure Schedules and DFHT Disclosure Schedules, as the case may be.

“Earnout Period” has the meaning set forth in Section 1.03(a).

“EBITDA” means earnings before interest, taxes, depreciation, and amortization.

“Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, license, easement, right-of-way, right of first offer, option, charge, deed of trust, hypothecation or restriction on transfer of title or voting, whether imposed by Contract, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities Laws.

“Enforceability Exceptions” has the meaning set forth in Section 3.03.

“Environmental Law” means any Law relating to pollution, the protection of the environment, natural resources, any Hazardous Material, or health and safety (with respect to exposure to Hazardous Materials).

“Equity Interests” shall mean with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock or other equity interests (including partnership or limited liability company interests in a partnership or limited liability company or any other interest or participation right that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person), and all Derivative Rights with respect to any of the foregoing.

“ERISA” has the meaning set forth in Section 4.13(a).

“ERISA Affiliate” has the meaning set forth in Section 4.13(f).

“Escrow Account” means the CareMax Escrow Account or the IMC Escrow Account, as applicable.

“Escrow Agent” means Acquiom Clearinghouse LLC.

“Escrow Amount” means the CareMax Escrow Amount or the IMC Escrow Amount, as applicable.

“Escrow Expiration Date” means with respect to the CareMax Escrow Account or the IMC Escrow Account, as applicable, three (3) Business Days after the applicable Adjustment Determination Date.

“Estimated CareMax Closing Date Cash Consideration” means an amount in United States Dollars equal to (A) (i) the CareMax Enterprise Value, plus (ii) the applicable Estimated Cash Amount, minus (iii) the applicable Estimated Payoff Indebtedness, minus (iv) the CareMax Escrow Amount, minus (v) the PPP Escrow Amount, minus (vi) the amount (if any) by which the applicable Estimated Working Capital is less than the CareMax Target Working Capital Amount, if any, plus (vii) the amount by which the applicable Estimated Working Capital is greater than the CareMax Target Working Capital Amount, if any, multiplied by (B) sixty-eight percent (68%).

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“Estimated CareMax Closing Date Equity Consideration” means a number of shares of DFHT Class A Common Stock, rounded down to the nearest whole number, equal to (A) (i) the CareMax Enterprise Value, plus (ii) the applicable Estimated Cash Amount, minus (iii) the applicable Estimated Payoff Indebtedness, minus (iv) the CareMax Escrow Amount, minus (v) the PPP Escrow Amount, minus (vi) the amount by which the applicable Estimated Working Capital is less than the CareMax Target Working Capital Amount, if any, plus (vii) the amount by which the applicable Estimated Working Capital is greater than the CareMax Target Working Capital Amount, if any, multiplied by (B) thirty-two percent (32%) and divided by (C) the Reference Price.

“Estimated CareMax Closing Date Equity Consideration Absolute Value” means, in dollars, the product of (a) the Estimated CareMax Closing Date Equity Consideration, as finally determined in accordance with Section 1.08(a), and (b) the Reference Price.

“Estimated Cash Amount” has the meaning set forth in Section 1.08(a).

“Estimated Closing Date Consideration” means (i) with respect to CareMax, the Estimated CareMax Closing Date Cash Consideration and the Estimated CareMax Closing Date Equity Consideration and (ii), with respect to IMC, the Estimated IMC Closing Date Cash Consideration and the Estimated IMC Closing Date Equity Consideration.

“Estimated Closing Statement” has the meaning set forth in Section 1.08(a).

“Estimated IMC Closing Date Cash Consideration” means an amount in United States Dollars equal to the product of (A) (i) the IMC Enterprise Value, plus (ii) the applicable Estimated Cash Amount, minus (iii) the applicable Estimated Payoff Indebtedness, minus (iv) the IMC Escrow Amount, minus (v) the amount (if any) by which the applicable Estimated Working Capital is less than the IMC Target Working Capital Amount, if any, plus (vi) the amount by which the applicable Estimated Working Capital is greater than the IMC Target Working Capital Amount, if any, multiplied by (B) forty-five percent (45%).

“Estimated IMC Closing Date Equity Consideration” means a number of shares of DFHT Class A Common Stock, rounded down to the nearest whole number, equal to (A) (i) the IMC Enterprise Value, plus (ii) the applicable Estimated Cash Amount, minus (iii) the applicable Estimated Payoff Indebtedness, minus (iv) the IMC Escrow Amount, minus (v) the amount by which the applicable Estimated Working Capital is less than the IMC Target Working Capital Amount, if any, plus (vi) the amount by which the applicable Estimated Working Capital is greater than the IMC Target Working Capital Amount, if any, multiplied by (B) fifty-five percent (55%) and divided by (C) the Reference Price.

“Estimated IMC Closing Date Equity Consideration Absolute Value” means, in dollars, the product of (a) the Estimated IMC Closing Date Equity Consideration, as finally determined in accordance with Section 1.08(a), and (b) the Reference Price.

“Estimated Payoff Indebtedness” has the meaning set forth in Section 1.08(a).

“Estimated Working Capital” has the meaning set forth in Section 1.08(a).

“Excess Amount” has the meaning set forth in Section 1.09(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibits” means the exhibits to this Agreement.

“Expenses” has the meaning set forth in Section 6.04(a).

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs with or for the benefit of any Governmental Authority.

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“Fee Letter” has the meaning set forth in Section 5.21(b).

“Financial Statements” has the meaning set forth in Section 4.06(a).

“Financing” has the meaning set forth in the definition of “Financing Sources.”

“Financing Source” means the agents, arrangers, bookrunners, lenders, initial purchasers and other entities that have committed to provide or arrange or otherwise have entered or will enter into agreements in connection with all or any part of the debt financing contemplated by the Commitment Letter or any other financing (other than any PIPE Investment) in connection with the transactions contemplated hereby (the “Financing”), including the parties named in the Commitment Letter and any joinder agreements, purchase agreements, indentures or credit agreements entered into in connection therewith, together with their respective affiliates and their and their respective affiliates’ officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives and their respective successors and assigns.

“First CareMax Share Price Trigger” has the meaning set forth in Section 1.03(b).

“First Earnout Period” has the meaning set forth in Section 1.03(a).

“First IMC Share Price Trigger” has the meaning set forth in Section 1.03(a).

“Former Stockholder Indemnitor” has the meaning set forth in Section 6.08(b).

“Founder Shares” means the 3,593,750 shares of DFHT Class B Common Stock originally issued to DFHTA Sponsor LLC.

“Fraud” means a claim for Delaware common law fraud brought against a Party hereto based on a representation of such Party contained in this Agreement; provided, that at the time such representation was made (i) such representation was inaccurate, (ii) such Party had actual knowledge (and not imputed or constructive knowledge) of the inaccuracy of such representation, (iii) such Party had the specific intent to deceive another Party hereto, and (iv) the other Party acted in reliance on such inaccurate representation and suffered losses as a result of such inaccuracy. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“Fundamental Representations” means, collectively, the CareMax Fundamental Representations, the CareMax Group Fundamental Representations, the IMC Fundamental Representations and the IMC Parent Fundamental Representations, as the case may be.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.

“Governmental Antitrust Authority” has the meaning set forth in Section 6.03(a).

“Governmental Authority” means any supranational, federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign.

“Governmental PPP Program” means the Paycheck Protection Program administered by the U.S. Small Business Administration under the Coronavirus Aid, Relief, and Economic Security Act.

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“Hazardous Materials” means (i) any substance that is listed as classified or regulated under any Environmental Law as a pollutant or contaminant or as hazardous or toxic, (ii) any petroleum product or byproduct, asbestos or asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive material or radon or (iii) any other substance that may give rise to liability under any Environmental Law, including any Medical Wastes or biological products.

“Health Care Laws” means all Laws and Orders relating to health care providers’ and health care facilities’ participation in Federal Health Care Programs, the practice of medicine, institutional and professional licensure, pharmacology (and the securing, administering and dispensing of drugs, devices and controlled substances), medical documentation and physician orders, medical record retention, laboratory services, diagnostic testing, unprofessional conduct, fee-splitting, referrals, patient brokering, kickbacks, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, medical privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Federal Health Care Programs, standards of care, quality assurance, risk management, utilization review, peer review, mandated reporting of incidents (including occurrences, diseases and events), advertising or marketing of health care services, state corporate practice of medicine, including Medicare, Medicaid, CHIP, the TRICARE laws (10 U.S.C. § 1071, et seq.), the False Claims Act (31 U.S.C. § 3729, et seq.), the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), federal and state anti-kickback statutes (including 42 U.S.C. § 1320a-7b), federal and state referral laws (including 42 U.S.C. §1395nn), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801, et seq.), the Beneficiary Inducement Statute (42 U.S.C. §1320a-7a(a)(5)), the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.), the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066), the Food, Drug and Cosmetic Act of 1938 (21 U.S.C. § 301, et seq.), the Prescription Drug Marketing Act of 1987 (P.L. 100-293, 102 Stat. 95), the Controlled Substances Act (21 U.S.C. § 801, et seq.) and HIPAA, the rules and regulations promulgated under the foregoing statutes, and the respective state law counterparts of any of the foregoing to the extent applicable.

“Health Care Professional” has the meaning set forth in Section 4.22(b).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (including the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information and the Standards for Electronic Transactions and Code Sets promulgated thereunder) and applicable state Laws regarding patient privacy and the security, use or disclosure of health care records.

“HIPAA Policies and Procedures” has the meaning set forth in Section 4.09(h).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IMC” has the meaning set forth in the preamble.

“IMC Adjustment Equity” means a number of shares of DFHT Class A Common Stock, rounded down to the nearest whole number, equal to (i) fifty-five percent (55%) of the applicable Excess Amount, if any, divided by (ii) the Reference Price.

“IMC Business” means the business and operations of the IMC Company Group, as currently conducted.

“IMC Closing Date Cash Consideration” means an amount in United States Dollars equal to (A) (i) the IMC Enterprise Value, plus (ii) the applicable Cash Amount, minus (iii) the applicable Payoff Indebtedness, minus (iv) the IMC Escrow Amount, minus (v) the amount by which the applicable Working Capital is less than the IMC Target Working Capital Amount, if any, plus (vi) the amount by which the applicable Working Capital is greater than the IMC Target Working Capital Amount, if any, multiplied by (B) forty-five percent (45%).

“IMC Closing Date Equity Consideration” means a number of shares of DFHT Class A Common Stock, rounded down to the nearest whole number, equal to (A) (i) the IMC Enterprise Value, plus (ii) the applicable Cash Amount, minus (iii) the applicable Payoff Indebtedness, minus (iv) the IMC Escrow Amount, minus (v) the amount by which the applicable Working Capital is less than the IMC Target Working Capital Amount, if any, plus (vi) the amount by which the applicable Working Capital is greater than the IMC Target Working Capital Amount, if any, multiplied by (B) fifty-five percent (55%) and divided by (C) the Reference Price.

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“IMC Closing Date Equity Consideration Absolute Value” means, in dollars, the product of (a) the IMC Closing Date Equity Consideration, as finally determined in accordance with Section 1.09(a), and (b) the Reference Price.

“IMC Company Group” means IMC and IMC’s Subsidiaries.

“IMC Consideration” has the meaning set forth in Section 1.02(b).

“IMC Disclosure Schedules” means the disclosure schedules of IMC delivered to DFHT in connection with this Agreement.

“IMC Earnout Consideration” has the meaning set forth in Section 1.03(a).

“IMC Earnout Shares” has the meaning set forth in Section 1.03(a).

“IMC Enterprise Value” means $250,000,000.

“IMC Escrow Account” has the meaning set forth in Section 1.07(a).

“IMC Escrow Agreement” has the meaning set forth in Section 1.07(a).

“IMC Escrow Amount” has the meaning set forth in Section 1.07(a).

“IMC Fundamental Representations” means the representations and warranties of IMC set forth in Section 4.01 (Standing; Qualification and Power), Section 4.02 (Due Authorization), Section 4.05 (Capitalization of the Company and the Company Subsidiaries) and Section 4.16 (Brokers’ Fees).

“IMC Parent” has the meaning set forth in the preamble.

“IMC Parent Fundamental Representations” means the representations and warranties of IMC Parent set forth in Section 3.01 (Standing; Qualification and Power), Section 3.02 (Ownership), Section 3.03 (Authority; Execution and Delivery; Enforceability) and Section 3.04 (Brokers’ and Finders’ Fees).

“IMC Share Price Trigger” has the meaning set forth in Section 1.03(a).

“IMC Target Working Capital Amount” means $10,592,000.

“IMC Units” has the meaning set forth in the Recitals.

“Income Tax” means any Tax imposed upon or measured by net income or gain (however denominated).

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, but excluding the PPP Loans if an escrow is established in connection with the forgiveness of such loans as set forth in Section 6.30, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar debt instruments, (iii) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) all obligations, contingent or otherwise, of such Person under banker’s acceptance, letters of credit or similar arrangements, in each case solely to the extent drawn as of the Closing Date, (v) any accrued Taxes of any member of the Company Group for any Pre-Closing Tax Period that are due and payable but that remain unpaid as of the Closing Date and the employer portion of any taxes required to be paid with respect to any compensatory payments contemplated by this agreement, even if the due date of remittance is deferred under applicable Law, (vi) all Indebtedness of others referred to in clauses (i) through (v) above guaranteed by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness or (B) otherwise to guarantee a creditor against loss and (vii) all Indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance (other than Permitted Encumbrances) on property (including account and contract rights) owned by such Person, provided, that Indebtedness shall not include capital leases or financing incurred in the ordinary course of the Business if such leases or financing was or is incurred to acquire equipment to satisfy requirements in Contracts with customers. Notwithstanding the foregoing, “Indebtedness” shall not include any item or amount that would otherwise be taken into account in the calculation of Working Capital.

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“Independent Accountant” has the meaning set forth in Section 1.03(e).

“Independent Auditor” has the meaning set forth in Section 1.09(a).

“Intellectual Property” means intellectual property rights arising anywhere in the world, including: (i) trademarks, trade names, service marks, trade dress, logos, domain names and all registrations of and applications to register any of the foregoing, including the goodwill symbolized thereby or associated therewith; (ii) patents, patent applications, invention disclosures, and all reissues, divisional, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (iii) copyrights, works of authorship, and copyright registrations and applications therefor; (iv) rights in proprietary computer software, programs and applications, including source code, object code, firmware and middleware; (v) rights in data and databases; (vi) rights of publicity and in social media usernames, handles and accounts; (vii) proprietary and confidential know-how and trade secrets; and (viii) the right to recover for damages and profits for past and future infringement of any part of the foregoing.

“Interim Period” has the meaning set forth in Section 6.01(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IT Systems” means any and all Software, hardware, databases, servers, systems, circuits, networks, data communications lines, workstations, routers, hubs, switches, interfaces, websites (including the content thereon), platforms, automated networks and control systems, and all other computer, telecommunications and information technology systems, assets and equipment, including outsourced or cloud computing arrangements, and all associated documentation.

“knowledge of DFHT” means the actual knowledge of Richard Barasch and Chris Wolfe, after reasonable inquiry and investigation.

“knowledge of Seller” means, (i) with respect to IMC, the actual knowledge of Bill Lamoreaux and Kevin Wirges, after reasonable inquiry and investigation, (ii) with respect to O.M. Investment Group, Inc., the actual knowledge of Carlos de Solo, after reasonable inquiry and investigation, (iii) with respect to C.G.D. Investment Group, Inc., the actual knowledge of Alberto de Solo, after reasonable inquiry and investigation, (iv) with respect to Joseph N. De Vera, Inc., the actual knowledge of Joseph N. de Vera, after reasonable inquiry and investigation, (v) with respect to Mouquin Trotter, the actual knowledge of Benjamin Quirk, after reasonable inquiry and investigation, and (vi) with respect to NKP Caremax, L.L.C., the actual knowledge of Danny Kawas, after reasonable inquiry and investigation.

“knowledge of the Company” means, (i) with respect to CareMax, the actual knowledge of Carlos de Solo and Alberto de Solo, after reasonable inquiry and investigation, and (ii) with respect to IMC, the actual knowledge of Bill Lamoreaux and Kevin Wirges, after reasonable inquiry and investigation.

“Law” means any law (including common law), statute, ordinance, rule, regulation, order, writ, judgment, injunction, decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.18(b).

“Lockup Stockholders” means each holder of Founder Shares, each holder of DFHT Class A Common Stock issued pursuant to the Deerfield PIPE and the Deerfield Sponsor PIPE, and each Seller.

“Lookback Date” means February 1, 2017.

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“Material Adverse Effect” means any event, change, development or effect that, individually or in the aggregate with all other events, changes, developments or effects, has had, or would have, a material adverse effect upon (a) the assets, liabilities, condition (financial or otherwise), the business or results of operations of the applicable Company Group, taken as a whole, or (b) the ability of the Seller or the applicable Company to consummate the transactions contemplated hereunder in accordance with the terms and subject to the conditions set forth herein; provided, that in the case of clause (a), the following shall not be taken into account in determining whether a “Material Adverse Effect” shall have occurred: (i) any national, international or any foreign or domestic regional economic, financial, social or political conditions (including changes therein) or events in general, (ii) changes in any financial, debt, credit, capital or banking markets or conditions, (iii) changes in applicable Law (including any COVID-19 Measures) or in accounting requirements or principles (including GAAP), (iv) changes that are generally applicable to the industries in which the applicable Company Group operates or seasonal fluctuations in the Businesses, (v) any failure by the applicable Company to meet any internal or external estimates, expectations, budgets, projections or forecasts (but not the underlying causes of such failure unless such underlying causes would otherwise be excluded from this definition); (vi) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism, cyber-terrorism, civil unrest, civil disobedience, riots or looting or military conflicts, whether or not pursuant to the declaration of an emergency or war, (vii) any hurricane, flood, tornado, earthquake, or other natural disaster, epidemic, pandemic or disease outbreak (including COVID-19 or any worsening thereof), or any COVID-19 Measures, or other natural or manmade disasters, acts of God or force majeure events; (viii) the negotiation, execution or announcement of this Agreement and the transactions contemplated hereby; provided, however, that with respect to each of clauses (i) through (iv) and (vi) through (viii), any such event, development, occurrence, fact, condition, or change referred to above shall be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur to the extent that such event, development, occurrence, fact, condition, or change has a disproportionate effect on the applicable Company Group compared to other participants in the industries or markets in which the applicable Company Group conducts its business.

“Material Contract” has the meaning set forth in Section 4.12(a).

“Medical Waste” means (a) pathological waste, (b) blood, (c) wastes from surgery or autopsy, (d) dialysis waste, including contaminated disposable equipment and supplies, (e) cultures and stocks of infectious agents and associated biological agents, (f) contaminated animals, (g) isolation wastes, (h) contaminated equipment, (i) laboratory waste and (j) other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals, including any substance, pollutant, material or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. § 6992, et seq.

“MHP” has the meaning set forth in the Recitals.

“MHP Contribution” has the meaning set forth in the Recitals.

“MHP Equityholder” has the meaning set forth in the Recitals.

“Multiemployer Plan” has the meaning set forth in Section 4.13(f).

“NASDAQ” means the Nasdaq stock market.

“Negotiation Period” has the meaning set forth in Section 1.09(a).

“New Commitment Letter” has the meaning set forth in Section 6.28(d).

“Objection Disputes” has the meaning set forth in Section 1.09(a).

“Objection Notice” has the meaning set forth in Section 1.03(e).

“Objection Statement” has the meaning set forth in Section 1.09(a).

“Open Source Materials” has the meaning set forth in Section 4.11(h).

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“Order” means any writ, award, determination, settlement, stipulation, injunction, judgment, decree, order, ruling, subpoena, notice of violation or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction, in each case whether preliminary or final.

“Organizational Documents” has the meaning set forth in Section 3.05.

“Outside Date” has the meaning set forth in Section 9.01(b).

“Owned Company Software” means any and all Software that is owned (or purported to be owned), in whole or in part, by the Company or one of its Subsidiaries, and with respect to the Caremax Group includes the Software known as “Care Optimize”, “Analitico,” and “Next Gen”.

“Owned Intellectual Property” means any and all Intellectual Property that is owned (or purported to be owned), in whole or in part, by the Company or one of its Subsidiaries and includes the Owned Company Software.

“Parachute Payment Waiver” has the meaning set forth in Section 6.10(a).

“Party” or “Parties” has the meaning set forth in the preamble.

“Payoff Indebtedness” has the meaning set forth in the definition of “Debt Payoff Letters”.

“Permits” means all licenses, permits, consents, registrations, accreditations, certifications, qualification, approvals, waivers, clearances, exemptions, provider agreements or numbers, enrollments, consents or other similar authorization (including any license to practice medicine, DEA certification, Medicare, Medicaid and other provider numbers) pending with or issued by Governmental Authorities, professional accreditation organization, professional standards setting organization or any other similar regulatory body.

“Permitted Encumbrances” means (i) those Encumbrances set forth in Section 1.01-PE of the Company Disclosure Schedules, (ii) those Encumbrances reflected in reserved against or otherwise disclosed on the Financial Statements, (iii) statutory Encumbrances of landlords and mechanics’, carriers’, workmen’s, repairmen’s or other similar Encumbrances arising or incurred in the ordinary course of such Business for amounts not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP, (iv) statutory liens for Taxes, assessments and other governmental charges that are not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP, (v) Encumbrances securing rental payments under capital leases, (vi) to the extent terminated in connection with the Closing, Encumbrances securing payment, or other obligations, of any member of the Company Group with respect to Payoff Indebtedness, and (vii) all covenants, conditions, restrictions, reservations, rights, easements, and other similar non-monetary matters appearing of record with respect to the Leased Real Property, in each case that do not materially interfere with the occupancy or use of such Leased Real Property for the purposes for which it is currently used in connection with the conduct of the Businesses.

“Person” means and includes any domestic or foreign individual, partnership, corporation, limited liability company, group, association, joint stock company, trust, estate, joint venture, unincorporated organization or any other form of business or professional entity or Governmental Authority (or any department, agency or political subdivision thereof).

“Personal Data” means any data or information in any media that is linked or reasonably linkable to the identity of a particular individual and any other data or information that constitutes personal data or personal information under any applicable Law.

“PIPE Investment” has the meaning set forth in the Recitals.

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“PIPE Investors” has the meaning set forth in the Recitals.

“Post-Closing Adjustment” has the meaning set forth in Section 1.09(b)(i).

“Post-Closing DFHT Board” has the meaning set forth in Section 6.07(a).

“PPP Escrow Account” means the separate account maintained by the PPP Escrow Agent to hold the PPP Escrow Amount (and any interest accrued thereon) pursuant to the terms of the Escrow Agreement.

“PPP Escrow Agent” means JPMorgan Chase Bank., N.A., in its capacity as the escrow agent under the PPP Escrow Agreement.

“PPP Escrow Agreement” means a Security Agreement re: Deposit Account in a form agreed upon between the PPP Escrow Agent, DFHT and the CareMax Representative, which form shall include joint instructions from the CareMax Representative and DFHT to release any funds in the PPP Escrow Account.

“PPP Escrow Amount” means $2,479,881.00.

“PPP Lender” means JPMorgan Chase Bank., N.A., in its capacity as the lender in connection with the PPP Loan.

“PPP Loans” means those loans of the CareMax Company Group under the Governmental PPP Program, each as set forth on Section 6.30 of the Company Disclosure Schedules.

“Pre-Closing Actions” has the meaning set forth in Section 6.24.

“Pre-Closing Return” has the meaning set forth in Section 6.05(b).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through the end of the close of business on the Closing Date.

“Pre-Closing Transfer” has the meaning set forth in Section 6.25.

“Process” or “Processing” means the collection, compilation, use, storage, processing, disposal, destruction, sharing, disclosure, transmission, or transfer of data.

“Proxy Statement” has the meaning set forth in Section 6.14(a).

“Purchased Equity” means (i) for purposes of the representations and warranties made by IMC Parent and/or IMC in Article III, the IMC Units and (ii) for purposes of the representations and warranties made by CareMax and/or the CareMax Group in Article III, the CareMax Units.

“Real Estate Documents” has the meaning set forth in Section 4.18(b).

“Reference Price” means ten dollars ($10).

“Referral Recipient” has the meaning set forth in Section 4.09(g).

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“Referral Source” has the meaning set forth in Section 4.09(g).

“Related Documents” means the A&R Registration Rights Agreement, the Lockup Agreement, the DFHT Third Amended and Restated Certificate of Incorporation, the DFHT Amended and Restated Bylaws, the Deerfield PIPE Agreement and the Deerfield Sponsor PIPE Agreement, the Restructuring Agreements, the CareMax Escrow Agreement, the IMC Escrow Agreement, the PPP Escrow Agreement, and such other agreements and documents contemplated by this Agreement, as amended, modified or supplemented from time to time.

“Related Person” means (i) any Affiliate of any member of either Company Group, (ii) any Person that beneficially owns at least five percent (5%) of the outstanding Equity Interests of either Company, or (iii) any parent, child, sibling or spouse who resides with, or is a dependent of, any Person described in clauses (i) through (ii) hereunder.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration in the indoor or outdoor environment.

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, agents and advisors (including accountants, consultants, investment bankers, legal counsel and other experts) and other representatives.

“Required Information” means all financial statements, financial data, audit reports and other information regarding DFHT, each Company and their Subsidiaries, as applicable, of the type required by Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1, but limited to the type and form customarily included in private placements of debt securities under Rule 144A of the Securities Act and subject to exceptions customary for a Rule 144A offering involving high yield debt securities, including that such information shall not be required to include financial statements or information required by Rules 3-10 or 3-16 of Regulation S-X, Compensation and Discussion Analysis otherwise required by Regulation S-K Item 402(b) or other information customarily excluded from a Rule 144A offering memorandum, to consummate the offering(s) of debt securities contemplated by the Commitment Letter, assuming that such offering(s) were consummated at the same time during the fiscal year as such offering(s) of debt securities will be made or as otherwise necessary in order to assist in receiving customary “comfort” (including as to “negative assurance” comfort and change period) from the applicable independent accountants in connection with the offering(s) of debt securities contemplated by the Financing.

“Restructuring Agreements” has the meaning set forth in Section 4.24.

“Right” means any rights, title, interest or benefit of whatever kind or nature.

“Schedules” means the schedules to this Agreement, including the Disclosure Schedules.

“SEC” means the Securities and Exchange Commission.

“Second CareMax Share Price Trigger” has the meaning set forth in Section 1.03(b).

“Second Earnout Period” has the meaning set forth in Section 1.03(a).

“Second IMC Share Price Trigger” has the meaning set forth in Section 1.03(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Risk Analysis” has the meaning set forth in Section 4.09(h).

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“Seller” and “Sellers” has the meaning set forth in the preamble; provided, that (i) for purposes of the representations and warranties made by IMC Parent and/or IMC in Article III and Article IV (and the related definitions) and the covenants of the IMC Parent and/or IMC in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Seller shall mean the IMC Parent and (ii) for purposes of the representations and warranties made by CareMax and/or the CareMax Group in Article III and Article IV (and the related definitions) and the covenants of CareMax and/or the CareMax Group in Sections 6.01(a) and 6.01(b) (and the related definitions), the term Seller shall mean the CareMax Group.

“Seller Disclosure Schedules” means the CareMax Group Disclosure Schedules and the IMC Disclosure Schedules.

“Shortfall Amount” has the meaning set forth in Section 1.09(b)(iii).

“Significant Referral Sources” has the meaning set forth in Section 4.09(k).

“Significant Suppliers” has the meaning set forth in Section 4.09(k).

“Significant Third-Party Payors” has the meaning set forth in Section 4.09(k).

“Software” means any and all (i) computer programs, applications, middleware, utilities, tools, drivers, firmware, microcode, scripts, batch files, instruction sets and macros, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other form, (ii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, (iii) data, databases and compilations and collections of data, whether machine readable or otherwise, and (iv) documentation and other materials related to any of the foregoing, including user manuals and training materials.

“Specified Written Documentation” means (i) a pro forma capitalization table setting forth the equity ownership in DFHT immediately following the Closing, (ii) each of the Subscription Agreements with the PIPE Investors, (iii) the Deerfield PIPE Agreement, and (iv) the Deerfield Sponsor PIPE Agreement.

“Sponsor” shall mean DFHTA Sponsor LLC, a Delaware limited liability company.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Straddle Period Returns” has the meaning set forth in Section 6.05(c).

“Subscription Agreements” has the meaning set forth in the Recitals.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person, of which (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the Equity Interests of which) is owned directly or indirectly by such first Person or (b) such Persons controls any other Person. For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary. For purposes of the representations and warranties of CareMax in Article IV, the term Subsidiaries shall include the CareMax Contributed Entities.

“Tax” or “Taxes” means, with respect to any Person, all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Authority including any income, gross income, franchise, gross receipts, sales, use, ad valorem, transfer, real property, personal property, escheat, franchise, license, stamp, custom, duty, fee, charge, withholding, payroll, employment or windfall profits taxes, alternative or add-in minimum taxes or other tax or charge of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority on such Person, whether disputed or not.

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“Tax Authority” means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Matter” has the meaning set forth in Section 6.05(i).

“Tax Returns” means any returns, reports, certificates, forms or similar statements or documents (including any related or supporting information or schedules attached thereto and any information returns, amended Tax returns, claims for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Third-Party Payor” means any insurer, health maintenance organization, health care benefit plan, third party administrator, employer, union, trust, governmental program (including any federal health care program), preferred provider organization, managed care program, or other consumer or customer of health care services that has authorized a Company as a provider or supplier of health care services to its members, beneficiaries, participants or the like thereof, or to whom a Company has submitted a claim for, or received reimbursement for, health care products or services.

“Trading Day” means any day on which the DFHT Class A Common Stock is traded on NASDAQ, or, if NASDAQ is not the principal trading market for the DFHT Class A Common Stock on such day, then on the principal national securities exchange or securities market on which the DFHT Class A Common Stock is then traded.

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing.

“Transfer Taxes” has the meaning set forth in Section 6.05(a).

“Treasury Regulations” means the permanent and temporary income tax regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of successor Treasury Regulations).

“Trust Account” has the meaning set forth in Section 5.07(a).

“Trust Agreement” has the meaning set forth in Section 5.07(a).

“Trustee” has the meaning set forth in Section 5.07(a).

“Unaudited Financial Statements” has the meaning set forth in Section 4.06(a).

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by a nationally recognized independent investment banking firm mutually agreed between the Sellers and DFHT.

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“Willful Breach” means, with respect to any agreement, a Party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such Party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

“Working Capital” means, with respect to the applicable Company Group, as of 12:01 a.m. on the Closing Date (a) the current assets (excluding any Cash Amount) of the applicable Company Group, minus (b) the current liabilities (excluding any Expenses and Payoff Indebtedness) of the applicable Company Group, in each case, calculated consistent with the principles and methodology set forth on Exhibit D, with respect to such Company Group; provided, that the calculation of Working Capital shall not include any current or deferred Tax assets or liabilities of the applicable Company Group.

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EXHIBIT A

CareMax Pre-Closing Reorganization

EXHIBIT B

A&R Registration Rights Agreement

EXHIBIT C

Lockup Agreement

EXHIBIT D

Working Capital Calculation

EXHIBIT E

Form of DFHT Third Amended and Restated Certificate of Incorporation

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

December __, 2020

Deerfield Healthcare Technology Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.                   The name of the Corporation is “Deerfield Healthcare Technology Acquisitions Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 8, 2020 (the “Original Certificate”).

2.                   The Corporation’s First Amended and Restated Certificate of Incorporation, which amended and restated the provisions of the Original Certificate, was filed with the Secretary of State of the State of Delaware on June 25, 2020 (as amended, the “First Amended and Restated Certificate”).

3.                   The Corporation’s Second Amended and Restated Certificate of Incorporation, which amended and restated the provisions of the First Amended and Restated Certificate, was filed with the Secretary of State of the State of Delaware on July 16, 2020 (as amended, the “Second Amended and Restated Certificate”).

4.                   This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which both restates and amends the provisions of the Second Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

5.                   This Third Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

6.                   Certain capitalized terms used in this Third Amended and Restated Certificate are defined where appropriate herein.

7.                   The text of the Second Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Deerfield Healthcare Technology Acquisitions Corp. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all of the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

Section 4.1      Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2      Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3      Common Stock.

(a)	Voting.

(i)        Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii)       Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii)      Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b)        Class B Common Stock.

(i)        Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically concurrently with or immediately following the closing of the Initial Business Combination (as defined below).

(ii)        Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to or in connection with the closing of the Initial Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the Initial Business Combination, the ratio for which the shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, 25% of the sum of (a) the total number of all shares of Class A Common Stock issued in the Offering (including any shares of Class A Common Stock issued pursuant to the underwriters’ over-allotment option) plus (b) the sum of (i) all shares of Class A Common Stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued in connection with or in relation to the consummation of the Initial Business Combination (including any shares of Class A Common Stock issued pursuant to a forward purchase agreement), excluding any shares of Class A Common Stock or equity-linked securities or rights issued, or to be issued, to any seller in the Initial Business Combination, any private placement warrants issued to DFHTA Sponsor LLC (the “Sponsor”), or an affiliate of the Sponsor or the Corporation’s officers and directors upon the conversion of working capital loans made to the Corporation and any warrants issued pursuant to a forward purchase agreement, minus (ii) the number of shares of Class A Common Stock redeemed in connection with the Initial Business Combination, provided that such conversion of shares of Class B Common Stock shall never be less than the Initial Conversion Ratio.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or equity-linked securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Third Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii)        Voting. Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Third Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation

(c)        Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d)        Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4        Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. No holder of shares of Common Stock shall be entitled to preemptive, subscription, conversion or redemption rights.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1       Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the By Laws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2       Number, Election and Term.

(a)        The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)        Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Third Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c)        Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)        Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3      Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4     Removal; Resignation. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director may resign at any time upon written notice to the Corporation.

Section 5.5      Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6      Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1      Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2      Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3      Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1      Limitation of Director Liability. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director. Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.

Section 8.2      Indemnification and Advancement of Expenses.

(a)        To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)        The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)        Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)        This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1      General.

(a)        The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Second Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b)        Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2020, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend such provisions of this Second Amended and Restated Certificate as described in Section 9.7. Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 9.2      Redemption Rights.

(a)        Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares in an amount that would cause the Corporation to have net tangible assets to be less than $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b)        If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) shall be equal to the quotient obtained by dividing: (x) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (y) the total number of then outstanding Offering Shares.

(c)        If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 20% of the Offering Shares without the prior consent of the Corporation.

(d)        In the event that the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its working capital requirements (subject to an annual limit of $500,000) (less taxes payable and up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e)        If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f)        If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3      Distributions from the Trust Account.

(a)        A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b)        Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c)        The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4      Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote as a class with the Class A Common Stock on any initial Business Combination, on any pre-Business Combination activity or on any amendment to this Article IX.

Section 9.5      Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6      No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7      Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to this Second Amended and Restated Certificate (a) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 24 months from the date of the closing of the Offering or (b) with respect to any other material provisions of this Second Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.

Section 9.8      Minimum Value of Initial Business Combination. The Corporation’s initial Business Combination must be comprised of one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time the Corporation signs a definitive agreement in connection with the initial Business Combination.

ARTICLE X
CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Third Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE XI
AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

ARTICLE XII
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 12.1      Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including, without limitation, any share of Common Stock) shall be deemed to have notice of and consented to the provisions of this Section 12.1.

Section 12.2      Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3      Severability. If any provision or provisions of this Third Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any sentence of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including, without limitation, any share of Common Stock) shall be deemed to have notice of and consented to the provisions of this Article XII.

[Signature Page Follows]

IN WITNESS WHEREOF, Deerfield Healthcare Technology Acquisitions Corp. has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:
Name:
Title:

[Signature Page to Third Amended and Restated Certificate of Incorporation]

EXHIBIT F

Form of DFHT Amended and Restated Bylaws

AMENDED AND RESTATED BYLAWS

OF

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Executive Chairman or Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s certificate of incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Amended and Restated Bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the Executive Chairman, or in his or her absence or inability to act, such person as the Executive Chairman may appoint, or in the absence thereof or failure of the Executive Chairman to make such appointment, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Executive Chairman of the Board (or, in the absence (or inability or refusal to act) of the Executive Chairman of the Board, the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such director as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders entitled to vote to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1. Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Executive Chairman, Chairman of the Board or President and (b) shall be called by the Executive Chairman, Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Executive Chairman or, in the absence (or inability or refusal to act) of the Executive Chairman, the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Partners, Managing Directors, Senior Managing Directors, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Board may at any time elect one of its members to Chairman or Executive Chairman of the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman or Executive Chairman of the Board. The Executive Chairman shall preside when present at all meetings of the stockholders and the Board. The Executive Chairman shall be responsible, together with the Chief Executive Officer, for formulating corporate objectives and strategies and monitoring their implementation and achievement. The Chairman and Executive Chairman shall have such additional powers and perform such additional duties as shall be prescribed from time to time by the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Executive Chairman of the Board, the Chairman of the Board or the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Executive Chairman and Chairman of the Board a may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Executive Chairman of the Board or the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Exhibit 10.1

LOCK-UP AGREEMENT

December 18, 2020

Deerfield Healthcare Technology Acquisitions Corp.

780 Third Avenue

New York, New York 10017

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to a Business Combination Agreement entered into as of December 18, 2020 (the “Business Combination Agreement”) by and among Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“DFHT”) and the other parties thereto. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.

1.	In order to induce all parties to consummate the transactions contemplated by the Business Combination Agreement, the undersigned hereby agrees that:

(a) with respect to the Founder Shares held by the undersigned, and any shares of DFHT Class A Common Stock issuable in exchange thereof, from the date hereof until the earliest of (1) twelve (12) months after the Closing Date, (2) the date on which the VWAP (as defined in the Business Combination Agreement) of DFHT Class A Common Stock is equal to or greater than $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred fifty (150) calendar days after the Closing Date, and (3) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction (as defined in the Business Combination Agreement);

(b) with respect to shares of DFHT Class A Common Stock purchased pursuant to the Deerfield PIPE and held by the undersigned (the “Deerfield PIPE Shares”), from the date hereof until the earliest of (1) nine (9) months after the Closing Date, (2) the date on which the VWAP of DFHT Class A Common Stock is equal to or greater than $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred fifty (150) calendar days after the Closing Date, and (3) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction; and

(c) with respect to the 3,360,000 shares of DFHT Class A Common Stock purchased by Deerfield Partners in the Company’s initial public offering (the “Deerfield IPO Shares”), from the date hereof until the earliest of (1) six (6) months after the Closing Date and (2) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction; and

(d) with respect to the shares of DFHT Class A Common Stock (i) received as Closing Date Equity Consideration, IMC Earnout Consideration or CareMax Earnout Consideration pursuant to the transactions contemplated by the Business Combination Agreement or (ii) held by any director or executive officer of DFHT immediately after the Closing (all such shares, together with the Founder Shares, and any shares of DFHT Class A Common Stock issuable in exchange thereof, the Deerfield PIPE Shares and the Deerfield IPO Shares, the “Lock-Up Shares”), from the date hereof until the earliest of (1) nine (9) months after the Closing Date, (2) the date on which the VWAP of DFHT Class A Common Stock is equal to or greater than $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred fifty (150) calendar days after the Closing Date, and (3) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction;

(the applicable period set forth in each of clauses (a), (b), (c) and (d), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Lockup Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2.	The undersigned hereby authorizes DFHT to cause its transfer agent for DFHT Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares during the Lock-Up Period, as applicable thereto.

3.	Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence):

(a)	if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(b)	as a bona fide gift or gifts;

(c)	to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(d)	to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members;

(e)	to a charitable foundation controlled by the undersigned, its equity holders or any of their respective immediate family members;

(f)	if the undersigned is not a natural person, to any affiliate, subsidiary, employee, officer, director, investment fund controlled or managed by the undersigned or its affiliates, or commonly controlled or managed investment fund; or

(g)	if the undersigned is not a natural person, through distributions to limited or general partners, members, managers, equity holders, stockholders or affiliates of the undersigned or via the admission of new equity holders, partners, members or managers into any entity holding any of the Lock-Up Shares.

provided, however, that in the case of any sale or transfer pursuant to clauses (a) through (g) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to DFHT, agreeing to be bound by the transfer restrictions and the other terms and conditions of this Agreement in the form attached as Exhibit A hereto.

4.	The restrictions set forth in this Agreement shall not apply to:

(a)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period;

(b)	any shares of DFHT Common Stock purchased by the undersigned in the open market or in any public or private capital raising transaction of DFHT (other than the Deerfield PIPE) or otherwise any shares of DFHT Common Stock (or other securities of DFHT) other than the Lock-Up Shares; or

(c)	the inclusion of any Lock-Up Shares (but not the subsequent sale or transfer of such Lock-Up Shares) as part of any resale shelf registration statement filed pursuant to the A&R Registration Rights Agreement.

5.	The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with enforcement hereof.

6.	This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. Each of DFHTA Sponsor LLC, a Delaware limited liability company (the “Sponsor”), the CareMax Representative and IMC Holdings, L.P. shall be an express third party beneficiaries of this Agreement and shall have the right to enforce the terms of this Agreement directly against the undersigned holders of Lock-Up Shares as if Sponsor, the CareMax Representative and IMC Holdings, L.P. were original parties hereto. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by DFHT, the undersigned, the Sponsor, the CareMax Representative and IMC Holdings, L.P.

7.	For the avoidance of any doubt, the parties hereto acknowledge and agree that the undersigned shall retain all of its rights as a stockholder of DFHT during the Lock-up Period, including the right to vote, and to receive any dividends and distributions in respect of, any DFHT Common Stock.

8.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

9.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, or if such court does not have subject matter jurisdiction, in any court of the United States located in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by overnight mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.

11.	This Agreement may be executed and delivered in one or more counterparts (including by facsimile, electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

12.	This Agreement shall become effective on the Closing Date. This Agreement and the obligations of each party hereunder shall automatically terminate upon the termination of the Business Combination Agreement in accordance with its terms. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

[Signature on the following page]

Very truly yours,

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.
General Partner

By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

DFHTA SPONSOR LLC

By:	/s/ Lawrence Atinsky
Name: Lawrence Atinsky
Title: Manager

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

/s/ Richard Barasch
Richard Barasch

/s/ Steven Hochberg
Steven Hochberg

/s/ Christopher Wolfe
Christopher Wolfe

/s/ Peter F. Fitzgerald
Dr. Peter F. Fitzgerald

/s/ Linda Grais
Dr. Linda Grais

/s/ David J. Shulkin
Hon. Dr. David J. Shulkin

[Signature Page to Lockup Agreement]

Very truly yours,

O.M. INVESTMENT GROUP, INC.

By:	/s/ Carlos A. de Solo
Name:	Carlos A. de Solo
Title:	Chief Executive Officer

Address:
Email:

C.G.D. INVESTMENT GROUP, INC.

By:	/s/ Alberto R. de Solo
Name:	Alberto R. de Solo
Title:	Chief Executive Officer

Address:
Email:

JOSEPH N. DE VERA, INC.

By:	/s/ Joseph N. De Vera
Name:	Joseph N. De Vera
Title:	Chief Executive Officer

Address:
Email:

NKP CAREMAX, LLC

By:	/s/ Nayan K. Pathak
Name:	Nayan K. Pathak
Title:	Manager

Address:
Email:

MOUQUIN TROTTER, INC.

By:	/s/ Benjamin Quirk
Name:	Benjamin Quirk
Title:	President

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

IMC HOLDINGS, LLC

By:	/s/ William C. Lamoreaux
Name:	William C. Lamoreaux
Title:	Chief Executive Officer

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:	/s/ Christopher Wolfe
Name:	Christopher Wolfe
Title:	Chief Financial Officer

[Signature Page to Lockup Agreement]

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

The undersigned is executing and delivering this Joinder to the Lock-up Agreement by and among Deerfield Healthcare Technology Acquisitions Corp. (the “Company”) dated ___, 2020 and the other parties thereto (as the same may hereafter be amended, the “Lock-Up Agreement”).

The undersigned received Lock-Up Shares (as defined in the Lock-Up Agreement) pursuant to a transaction set forth in Section 3 of the Lock-Up Agreement. By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Lock-Up Agreement as a holder of Lock-Up Shares in the same manner as if the undersigned were an original signatory to the Lock-Up Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ________, 20__.

[●]

By:

Its:

Address for Notices: [●]

[●]

[●]

[●]

Exhibit 10.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of December 18, 2020, by and among (i) Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“Pubco”), (ii) DFHTA Sponsor LLC, a Delaware limited liability company (“Sponsor”), (iii) each of the Persons listed on the Schedule of Investors attached hereto as of the date hereof, and (iv) each of the other Persons set forth from time to time on the Schedule of Investors who, at any time, own securities of Pubco and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (ii) through (iv), an “Investor” and, collectively, the “Investors”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 11 hereof.

WHEREAS, Pubco and certain of the Investors (the “Original Holders”) are parties to that certain Registration Rights Agreement, dated as of July 16, 2020 (the “Prior Agreement”);

WHEREAS, the Original Holders currently hold an aggregate of 3,593,750 shares (the “Founder Shares”) of Class B ordinary common stock of Pubco, par value $0.0001 per share, issued prior to Pubco’s initial public offering;

WHEREAS, the Original Holders currently hold an aggregate of 3,588,667 warrants (the “Private Placement Warrants”) to purchase, at an exercise price of $11.50 per share (subject to adjustment), shares of Common Stock;

WHEREAS, Pubco, CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”) and IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC” and, together with CareMax, each a “Company” and collectively, the “Companies”) have entered into a Business Combination Agreement, dated as of December 18, 2020 (the “Business Combination Agreement”), pursuant to which, and subject to the terms and conditions thereof, PubCo has agreed to acquire all of the issued and outstanding equity interests of the Companies (the “Business Combination”);

WHEREAS, in connection with the execution and delivery of the Business Combination Agreement, Pubco and certain of the Deerfield Investors have entered into subscription agreements, dated as of December 18, 2020 (the “Subscription Agreements”), pursuant to which, and subject to the terms and conditions thereof, such Deerfield Investors have agreed to purchase an aggregate of 10,000,000 shares of Common Stock (the “PIPE Shares”); and

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety on the terms and conditions included herein and to include the recipients of the other Registrable Securities identified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                   Resale Shelf Registration Rights.

(a)                Registration Statement Covering Resale of Registrable Securities. Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the consummation of the Business Combination (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the Registrable Securities held by the Investors (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-1; provided, that Pubco shall file, within thirty (30) days of such time as Form S-3 (“Form S-3”) is available for the Resale Shelf Registration Statement, a post-effective amendment to the Resale Shelf Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering the Registrable Securities for resale in accordance with the immediately preceding sentence on Form S-3 (provided that Pubco shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission). Pubco shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline and (ii) three (3) Business Days after the Commission notifies Pubco that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that, if the Registration Statement filed pursuant to this Section 1(a) is reviewed by, and Pubco receives comments from, the Commission with respect to such Registration Statement, the Effectiveness Deadline shall be extended to ninety (90) days following the Filing Deadline. Without limiting the foregoing, as soon as practicable, but in no event later than three (3) Business Days, following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review, Pubco shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required, by declaration or ordering of effectiveness, of such Registration Statement or amendment by the Commission) to a time and date not later than two (2) Business days after the submission of such request. Once effective, Pubco shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times for the public resale of all of the Registrable Securities until such date as all Registrable Securities covered by the Resale Shelf Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (the “Effectiveness Period”). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and Pubco shall file with the Commission the final form of such Prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the first (1st) Business Day after the Resale Shelf Registration Statement becomes effective. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 1 shall include a “plan of distribution” approved by the Majority Caremax and IMC Investors and the Majority Deerfield Investors.

(b)                Notwithstanding the registration obligations set forth in this Section 1, in the event that, despite Pubco’s efforts to include all of the Registrable Securities in any Registration Statement filed pursuant to Section 1(a), the Commission informs Pubco (the “Commission’s Notice”) that all of the Registrable Securities cannot, as a result of the application of Rule 415 or otherwise, be registered for resale as a secondary offering on a single Registration Statement, Pubco agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and (ii) as soon as practicable but in no event later than the New Registration Statement Filing Deadline, file an additional Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to Pubco for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Pubco shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. The Investors shall have the right to participate or have their respective legal counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their respective counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which any Investor’s counsel reasonably objects. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a holder as to its Registrable Securities directing the inclusion of less than such holder’s pro rata amount, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors. In the event Pubco amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Pubco will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Pubco or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement. If Pubco shall not be able to register for resale all of the Registrable Securities on the Resale Shelf Registration Statement within three (3) months following the date of Pubco’s receipt of the Commission’s Notice, then, until such Resale Shelf Registration Statement is effective, each of the Majority Caremax Investors, the Majority IMC Investors and the Majority Deerfield Investors shall be entitled to demand registration rights pursuant to Section 2 below as long as the demand request is a proposal to sell Registrable Securities with an aggregate market price at the time of request of not less than $5,000,000 (the “Shelf Demand Right”).

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(c)                Registrations effected pursuant to this Section 1 shall not be counted as Demand Registrations effected pursuant to Section 2.

(d)                No Investor shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 1 without the Investor’s prior written consent; provided that if the Commission requests that an Investor be identified as a statutory underwriter in the Registration Statement, then such Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco, in which case Pubco’s obligation to register such Investor’s Registered Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors prior to its filing with, or other submission to, the Commission; provided that, Pubco shall not be deemed to be in breach of any Effectiveness Deadline or other deadline set forth in this Agreement if the failure of Pubco to meet such deadline is the result of an Investor’s failure to approve such Registration Statement or amendment or supplement thereto or request for acceleration thereof.

(e)                In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Section 1 is insufficient to cover all of the Registrable Securities (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash), Pubco shall amend such Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash) as of the Registration Trigger Date as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date. Pubco shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event Pubco shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date (or ninety (90) days if the applicable Registration Statement or amendment is reviewed by, and comments are thereto provided from, the Commission) or as promptly as practicable in the event Pubco is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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2.                   Demand Registrations.

(a)                Requests for Registration. Subject to the terms and conditions of this Agreement and of the Lock-Up Agreements, at any time or from time to time, provided that Pubco does not then have an effective Registration Statement outstanding covering all of the Registrable Securities, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to Pubco (“Short-Form Registrations”), in accordance with Section 2(b) and Section 2(c) below (such holders being referred to herein as the “Initiating Investors” and all registrations requested by the Initiating Investors being referred to herein as “Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Subject to Sections 10(a) and 10(b) (collectively, the “MNPI Provisions”), within five (5) Business Days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five (5) Business Days after the receipt of Pubco’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)                Long-Form Registrations. (i) The Majority Caremax Investors, on behalf of any and all Caremax Investors, may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective, (ii) the Majority IMC Investors, on behalf of any and all IMC Investors, may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective and (iii) the Majority Deerfield Investors may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; in each case, provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration (x) unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $20,000,000 (or with respect to the Shelf Demand Right, $5,000,000) at the time of request, or (y) if Pubco has already effected a Demand Registration (which became effective) in the preceding 45-day period; provided, further, that Pubco shall only be obligated to effect, or take any action to effect, one (1) Long-Form Registration for each of the three groups identifed in the first sentence of this Section 2(b). A registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

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(c)                Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 2(b), each of (i) the Majority Careamax Investors, on behalf of any and all Caremax Investors, (ii) the Majority IMC Investors, on behalf of any and all IMC Investors, and (iii) the Majority Deerfield Investors shall be entitled to request Short-Form Registrations in which Pubco shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $5,000,000, (ii) if Pubco has already effected three (3) Short-Form Registrations (which became effective) for the holders of Registrable Securities requesting a Short-Form Registration pursuant to this Section 2(c), or (iii) if Pubco has already effected a Demand Registration (which became effective) in the preceding 90-day period. Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as Pubco is subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities, has filed with the Commission a Registration Statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act (without any restrictions as to volume or the manner of sale or otherwise and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash). If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form S-3, Pubco shall prepare and file with the Commission a Registration Statement or Registration Statements on such form that is available for the sale of Registrable Securities.

(d)                Shelf Takedowns. At any time when the Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”), is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 2(f) below, upon a written demand (a “Takedown Demand”) by any Investor that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), Pubco will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “take down offering”) and Pubco shall pay all Registration Expenses in connection therewith; provided that, subject to the MNPI Provisions, Pubco will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the consummation of the Business Combination, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering initiated prior to the three (3) year anniversary of the consummation of the Business Combination and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

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(e)                Priority on Demand Registrations and Takedown Offerings. Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities included in such underwritten offering, Pubco shall include in such offering, prior to the inclusion of any securities which are not Registrable Securities, the Registrable Securities requested to be included in such registration (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

(f)                 Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a Registration Statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Investor is party, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)                 Pubco shall not be obligated to effect any Demand Registration within 60 days prior to Pubco’s good faith estimate of the date of filing of a Registration Statement in respect of an underwritten public offering of Pubco’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 120 days from the date of the underwriting agreement entered into in respect of such underwritten public offering. Pubco may postpone, for up to 60 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a Registration Statement for a Demand Registration or suspend the use of a prospectus that is part of any Resale Shelf Registration Statement (and therefore suspend sales of the Registrable Securities included therein pursuant to such Resale Shelf Registration Statement) by providing written notice to the holders of Registrable Securities in accordance with Section 2(f)(ii) if the board of directors of Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a detrimental effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Registration Statement filed hereunder or takedown offering pursuant to this Section 2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 5(g) to enable it to comply with its obligations set forth in Section 5(f).

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(ii)               In the case of an event that causes Pubco to suspend the use of any Resale Shelf Registration as set forth in Section 2(f)(i) or pursuant to Section 5(g) (a “Suspension Event”), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”), no later than three (3) Business Days from the date of such Suspension Event, to suspend sales of the Registrable Securities and, subject to the MNPI Provisions, such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing (provided that in each notice Pubco shall not disclose the basis for such suspension or any material non-public information to any Investor unless otherwise requested in writing by such Investor). Pubco shall use commercially reasonable efforts to make the Resale Shelf Registration Statement available for the sale by Investors of Registrable Securities as soon as practicable following a Suspension Event. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from Pubco and prior to receipt of an End of Suspension Notice (as defined below); provided, for the avoidance of doubt, that the foregoing shall not restrict or otherwise affect the consummation of any sale pursuant to a contract entered into, or order placed, by any holder prior to the delivery the Suspension Notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)             Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 2(f), Pubco agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g)                Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Investors proposing to distribute their securities through underwriting shall (together with Pubco) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

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(h)                Other Registration Rights. Pubco represents and warrants to each holder of Registrable Securities that the registration rights granted in this Agreement do not conflict with any other registration rights granted by Pubco. Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

(i)                 Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

3.                   Piggyback Registrations.

(a)                Right to Piggyback. Whenever Pubco proposes to register under the Securities Act an offering of any of its securities on behalf of any holders thereof (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) pursuant to a Demand Registration (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 2 hereof), (iii) pursuant to a Takedown Demand (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 2 hereof), (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) pursuant to a registration relating solely to employment benefit plans, or (vi) in connection with a registration the primary purpose of which is to register debt securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within ten (10) Business Days after the delivery of Pubco’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable Registration Statement becoming effective.

(b)                Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

(c)                Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

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(d)                Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco’s securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e)                Other Registrations. If Pubco has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form or the Resale Shelf Registration Statement or a New Registration Statement) at the request of any holder or holders of such Registrable Securities until a period of at least 90 days has elapsed from the effective date of such previous registration; provided, however, that Pubco shall at all times remain obligated to file, supplement and/or amend, as applicable, each Registration Statement required to be filed pursuant to Section 1 in accordance with Sections 1(a) and 1(b), as applicable.

(f)                 Right to Terminate Registration. Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 7.

4.                   Agreements of Certain Holders.

(a)                If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, any Investor that beneficially owns 1% or more of the outstanding Common Stock on the date of such underwritten Public Offering shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s). In no event shall any Investor holding Registrable Securities that is not a director or executive officer of Pubco on the date of such underwritten Public Offering be required to enter into any such lock-up agreement (i) that contains less favorable terms than the terms offered to any other Investor, or (ii) unless such Investor has requested its Registrable Securities be included in such underwritten registration, after the first anniversary of the Closing Date (as defined in the Business Combination Agreement) if it owns less than 5% of the outstanding Common Stock on the date of such underwritten Public Offering. In addition, (i) in no event shall any Investor that is not a director or executive officer of Pubco on the date of such underwritten Public Offering be required to enter into lockup agreements pursuant to this Section 4(a) on more than two (2) occasions (unless such Investor is including its Registrable Securities in an underwritten registration and such lockup is requested by the managing underwriter(s) in connection therewith), (ii) any lock-up agreement into which any Investor enters into pursuant to this Section 4(a) shall be for a period of not more than sixty (60) days, (iii) the obligations of the Investors to enter into lockup agreements pursuant to this Section 4(a) shall terminate on the second anniversary of the Closing Date, (iv) no Investor shall be required to enter into a lock-up agreement pursuant to this Section 4(a) within six (6) months following the expiration of a previous lock-up agreement entered into by such Investor pursuant to this Section 4(a), (v) no Investor shall be required to be subject to a lockup agreement pursuant to this Section 4(a) during the sixty (60) day period commencing immediately following the date the Lock-Up Period (as defined in the Lock-Up Agreement) with respect to the Common Stock issued to the Deerfield Investors in Pubco’s initial public offering terminates, and (vi) except with respect to an offering made pursuant to a Shelf Demand Right, no Investor shall be required to be subject to a lockup agreement pursuant to this Section 4(a) during the sixty (60) day period commencing immediately following the date the Lock-Up Period with respect to the Common Stock issued to the IMC Investors and the Caremax Investors terminates.

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(b)                The holders of Registrable Securities shall use commercially reasonable efforts to provide such information as may reasonably be requested by Pubco, or the managing underwriter, if any, in connection with the preparation of any Registration Statement in which the Registrable Securities of such holder are to be included, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3. Notwithstanding anything else in this Agreement, Pubco shall not be obligated to include such holder’s Registrable Securities to the extent Pubco has not received such information, and received any other reasonably requested selling stockholder questionnaires, on or prior to the later of (i) the fifth (5th) Business Day following the date on which such information is requested from such holder and (ii) the second (2nd) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Agreement.

5.                   Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

(a)                prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a Registration Statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that at least two (2) Business Days before filing a Registration Statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel, and no such document shall be filed with the Commission to which any Investor or its counsel reasonably objects);

(b)                notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each Registration Statement filed hereunder;

(c)                prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement and the prospectus used in connection therewith current, effective and available for the resale of all of the Registrable Securities required to be covered thereby for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such Registration Statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

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(d)                furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)                during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f)                 use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g)                promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) subject to the MNPI Provisions after receipt thereof, of any request by the Commission for the amendment or supplementing of such Registration Statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)                cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if similar securities are not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i)                 if applicable, promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Resale Shelf Registration Statement (an “Issuer Filing”), pay the filing fee required by such Issuer Filing and use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Resale Shelf Registration Statement.

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(j)                 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(k)                enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(l)                 make available for inspection by a representative of the Investors, other than the Deerfield Investors (such representative to be selected by the Majority Caremax and IMC Investors), a representative of the Deerfield Investors, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such representative or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be reasonably requested to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any such representative or underwriter enters into a confidentiality agreement, in form and substance reasonably satisfactory to Pubco, prior to the release or disclosure of any such information;

(m)              take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n)                otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(o)                permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

(p)                in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(q)                use its reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(r)                 cooperate with the holders of Registrable Securities covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

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(s)                 cooperate with each holder of Registrable Securities covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t)                 if such registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(u)                provide a legal opinion of Pubco’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(v)                if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(w)              if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(x)                subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the Registration Statement on Form S-3 and keep such Registration Statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such Registration Statement is required to be kept effective;

(y)                cooperate with each Investor that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, in any such case as such Investor or the managing underwriter or underwriters, if any, may reasonably request; and

(z)                for so long as this Agreement remains effective, (a) cause the Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) ensure that the transfer agent for the Common Stock is a participant in, and that the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

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6.                   Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Investor to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that (i) such Investor (together with its affiliates) beneficially owns less than 1% of the outstanding Common Stock, (ii) has has held the securities for one year and (iii) may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, however, that with respect to any Investor whose rights have terminated pursuant to this Section 6, if following such a termination, such Investor loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise due to a change in interpretive guidance by the Commission or otherwise, then such Investor’s right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Investor is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

7.                   Registration Expenses.

(a)                All expenses incident to Pubco’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called “Registration Expenses”), shall be borne by Pubco as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities hereunder shall bear and pay all underwriting discounts and commissions, underwriter marketing costs, brokerage fees and transfer taxes applicable to the securities sold for such Person’s account and all reasonable fees and expenses of any legal counsel representing any such Person.

(b)                Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party in connection with any underwritten Demand Registration.

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8.                   Indemnification.

(a)                Pubco agrees to (i) indemnify, defend and hold harmless, to the fullest extent permitted by law, each Investor, each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act) each Investor’s and control Person’s respective officers, directors, members, partners, managers, agents, affiliates and employees from and against all losses, claims, actions, damages, liabilities and expenses (“Losses”) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which the statements therein were made), and (ii) pay to each Investor and their respective officers, directors, members, partners, managers, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except in each case of (i) or (ii) insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by or on behalf of such Investor expressly for use therein; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it arises out of or is based upon an untrue or alleged untrue statement of any material fact contained in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Investor expressly for use in connection with such Registration Statement or to the extent that such Loss results from an Investor’s initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Investor by Pubco in accordance with Section 2(f)(ii) hereof. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)                In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information relating to such holder as Pubco reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission is contained in any information so furnished in writing by or on behalf of such holder or to the extent that such Loss results from an Investor’s initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Investor by Pubco in accordance with Section 2(f)(ii) hereof; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)                Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in defending such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. Notwithstanding anything to the contrary contained herein, Pubco shall not, without the prior written consent of the Person entitled to indemnification, consent to entry of any judgment or enter into any settlement or other compromise with respect to any claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified Persons of a full release from all liability with respect to such claim or which includes any admission as to fault or culpability or failure to act on the part of any indemnified Person.

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(d)                Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 8(a) or 8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by or on behalf of such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 8(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 8(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration (less the aggregate amount of any damages or other amounts such Investor has otherwise been required to pay (pursuant to Section 8(b) or otherwise) as a result of any untrue statements, alleged untrue statements, omissions or alleged omissions in connection with such registration).

(e)                The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

9.                   Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 8. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 9 or that are necessary to give further effect thereto, and Pubco shall execute and deliver such other agreements as may be reasonably requested by the lead managing underwriter(s) (if applicable) in order to effect any registration required hereunder. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 9, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 9.

10.               Other Agreements.

(a)                For so long as any Investor holds Registrable Securities that may be sold pursuant to Rule 144 only if Pubco is in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), Pubco will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 and, in furtherance thereof, (i) remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and (ii) timely (without giving effect to any extensions pursuant to Rule 12b-25 under the Exchange Act, as applicable) file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (provided, that the failure to file Current Reports on Form 8-K, other than the Super 8-K (as defined in the Subscription Agreement), shall not be deemed to violate this Section 10(b) to the extent that Rule 144 remains available for the resale of Registrable Securities). Upon reasonable prior written request, Pubco shall deliver to the Investors a customary written statement as to whether it has complied with such requirements.

(b)                Notwithstanding anything in this Agreement to the contrary, and subject to Section 8(s) of the Subscription Agreements, in the event that Pubco believes that a notice or communication required by this Agreement to be delivered to any Investor contains material, nonpublic information relating to Pubco, its securities, any of its affiliates or any other Person, Pubco shall so indicate to such Investor contemporaneously with delivery of such notice or communication, and such indication shall provide such Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the Investors and their respective affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to Pubco, its securities, any of its affiliates or any other Person. In the event of a breach of any of the foregoing covenants by Pubco, any of its affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, agents or representatives, in addition to any other remedies otherwise available at law or in equity, each of the Investors shall have the right to make a public disclosure in the form of a press release or otherwise, of the applicable material nonpublic information without the prior approval by Pubco or any of its affiliates, officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives, and no Investor (nor any of its affiliates, agents or representatives) shall have any liability to Pubco, any of its affiliates or any of its or their respective officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives for any such disclosure.

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(c)                Notwithstanding the foregoing, to the extent Pubco reasonably and in good faith determines that it is necessary to disclose material non-public information to a Investor in order to comply with its obligations hereunder (a “Necessary Disclosure”), Pubco shall inform counsel to such Investor (which, with respect to the Deerfield Investors, shall be Katten Muchin Rosenman LLP (Attn: Mark D. Wood and Jonathan D. Weiner)) of such determination without disclosing the applicable material non-public information, and Pubco and such counsel on behalf of the applicable Investor shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Investor or its representatives that is mutually acceptable to such Investor and Pubco (an “Agreed Disclosure Process”). Thereafter, Pubco shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process.

(d)                The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Investor shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, or (B) if such Investor provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate paperwork provided by such Investor, or (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Investor certifies that it is not an affiliate of Pubco and that such Investor’s holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to Pubco or set forth in a legal opinion delivered by nationally recognized counsel to the Holder (collectively, the "Unrestricted Conditions"). Pubco agrees that following the Registration Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by an Investor to Pubco or Pubco’s transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by an Investor to Pubco or Pubco’s transfer agent of a legend removal request) deliver or cause to be delivered to such Investor a certificate or, at the request of such Investor, deliver or cause to be delivered such Registrable Securities to such Investor by crediting the account of such Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. For purposes hereof, “Registration Date” shall mean the date that the Resale Shelf Registration Statement covering the Registration Statement has been declared effective by the Commission. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities (e.g., upon exercise of warrants), then such securities shall be issued free of all legends. Each Investor shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to Pubco’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.

11.               Definitions.

(a)                “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering or, in the case of a Short-Form Registration effected pursuant to Section 2(c), the holders of a majority of the type of Registrable Securities that initiated such Short-Form Registration.

(b)                “Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

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(c)                “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco’s chief executive office is located or in New York, NY.

(d)                “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

(e)                “Caremax Group” means each of O.M Investment Group, Inc., C.G.D. Investment Group, Inc., Joseph n. De Vera, PA, NKP Caremax, LLC and Mouquin Trotter, Inc. and their direct and indirect transferees, if any, who become a party to this Agreement pursuant to Section 12(f) of this Agreement.

(f)                 “Caremax Investors” means the Caremax Group and their direct and indirect transferees, if any, who become a party to this Agreement pursuant to Section 12(f) of this Agreement.

(g)                “Commission” means the U.S. Securities and Exchange Commission.

(h)                “Common Stock” means the Class A Common Stock of Pubco, par value $0.0001 per share.

(i)                 “Deerfield Investors” means the Sponsor, Deerfield Partners, L.P., Steven Hochberg and any Related Deerfield Fund that becomes a party to this Agreement following the date hereof by execution of a joinder hereto or other written agreement between such Related Deerfield Fund and Pubco, and any of their respective affiliates and their direct and indirect transferees, if any, who become a party to this Agreement pursuant to Section 12(f) of this Agreement.

(j)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(k)                “FINRA” means the Financial Industry Regulatory Authority or any successor thereto.

(l)                 “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(m)              “Form 10 Disclosure Filing Date” means the date on which Pubco shall file with the Commission a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting Pubco’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

(n)                “IMC Investors” means IMC Holdings, LLC and its direct and indirect transferees, if any, who become a party to this Agreement pursuant to Section 12(f) of this Agreement.

(o)                “Lock-Up Agreements” means those certain Lock-Up Agreements, dated as of December 18, 2020 by and among Pubco and certain of the Investors.

(p)                “Majority Caremax Investors” means, as of any date of determination, the holders of a majority of the Registrable Securities held by the Caremax Investors and their successors and assigns.

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(q)                “Majority Deerfield Investors” means, as of any date of determination, the holders of a majority of the Registrable Securities held by the Deerfield Investors as of such date; provided, that if any of the shares of Common Stock held by any of the Deerfield Investors are converted into, or exchanged for, any other securities of Pubco (“Replacement Securities”) or are convertible into, or exercisable or exchangeable for, Common Stock, then for purposes of this definition, each holder of such Replacement Securities shall be deemed to hold such Common Stock, and such Common Stock shall be deemed “Registrable Securities.”

(r)                 “Majority IMC Investors” means, as of any date of determination, the holders of a majority of the Registrable Securities held by the IMC Investors and their successors and assigns.

(s)                 “New Registration Statement Filing Deadline” means, with respect to any New Registration Statements that may be required pursuant to Section 1(b), (i) the tenth (10th) day following the first date on which such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required to be filed because the Commission shall have informed Pubco that certain Registrable Securities were not eligible for inclusion in a previously filed Registration Statement, or (B) if such New Registration Statement is required for a reason other than as described in clause (i) of this definition, the fifteenth (15th) day following the date on which Pubco first knows that such New Registration Statement is required.

(t)                 “Permitted Transferees” means any Person to whom an Investor is permitted to transfer Registrable Securities prior to the expiration of the applicable Lock-Up Period (as defined under the applicable Lock-Up Agreement), under the Lock-Up Agreements, this Agreement or the Business Combination Agreement, and to any permitted transferee thereafter.

(u)                “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other legal entity or business organization and a governmental entity or any department, agency or political subdivision thereof.

(v)                “Prospectus” means (i) the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus and (ii) any free writing prospectus (within the meaning of Rule 405 under the Securities Act) relating to any offering of Registrable Securities pursuant to a Registration Statement.

(w)              “Public Offering” means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(x)                “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

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(y)                “Registrable Securities” means (i) any Founder Shares held by the Investors, (ii) any shares of Common Stock issued to an Investor, or issuable upon exercise of warrants issued to an Investor, in Pubco’s initial public offering, (iii) any Private Placement Warrants (or underlying securities) held by the Investors, (iv) any PIPE Shares held or later acquired by the Investors, (v) any shares of Common Stock issued to an Investor pursuant to the terms of the Business Combination Agreement, (vi) any other shares of Common Stock or warrants to purchase shares of Common Stock held or later acquired by an Investor, (vii) any shares of Common Stock issued or issuable upon the exercise, conversion or exchange of, or pursuant to anti-dilution provisions applicable to, securities hereafter issued in exchange or substitution for, or otherwise with respect to, securities referred to in clauses (i) through (vi) by way of reclassification, exchange or otherwise, and (vii) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) through (vii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following the consummation of the Business Combination or repurchased by Pubco or any of its subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person holds such Registrable Securities of record or in “street name” or has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right and, in the case of Registrable Securities issuable upon exercise of warrants, assuming the exercise thereof for cash), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

(z)                “Registration Statement” means any registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

(a)               “Related Deerfield Fund” means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Deerfield Partners, L.P.

(aa)             “Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(bb)            “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(cc)             “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(dd)            “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

12.               Miscellaneous.

(a)                No Inconsistent Agreements. Pubco shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Investors in this Agreement.

(b)                Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof, and amends and restates the Prior Agreement its entirety.

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(c)                Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)                Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and the holders of a majority of the Registrable Securities then outstanding; provided, that (i) such majority shall include the Majority Deerfield Investors for so long as the Majority Deerfield Investors hold at least 5% of the outstanding Common Stock on the date of such amendment or waiver, provided that for so long as the Deerfield Investors hold any Registrable Securities, such majority shall include the Majority Deerfield Investors in all cases to amend or waive any provision of Section 1, Section 2(f), Section 4(a), Section 10 and this Section 12(d) hereof and any related definitions (including the definition of “Deerfield Investors” and “Majority Deerfield Investors”), (ii) such majority shall include the Majority IMC Investors for so long as the Majority IMC Investors hold at least 5% of the outstanding Common Stock on the date of such amendment or waiver and (iii) such majority shall include the Majority Caremax Investors for so long as the Majority Caremax Investors hold at least 5% of the outstanding Common Stock on the date of such amendment or waiver, provided, further, that no amendment may materially and disproportionately adversely affect the rights of any holder of Registrable Securities compared to other holders of Registrable Securities without the consent of such adversely affected holder. Any amendment or waiver effected in accordance with this Section 12(d) shall be binding upon each Investor and Pubco. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)                Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities and any subsequent holder of securities that are convertible into, or exercisable or exchangeable for, Registrable Securities. Pubco shall not assign its obligations hereunder without the prior written consent of the holders of a majority of the Registrable Securities then outstanding; provided, that such majority shall include the Majority Deerfield Investors for so long as the Majority Deerfield Investors hold at least 5% of the outstanding Common Stock on the date such consent is sought.

(f)                 Transfer of Rights. An Investor may transfer or assign, in whole or from time to time in part, to one or more Permitted Transferees, its rights and obligations under this Agreement and such rights will be transferred to such transferee effective upon receipt by Pubco of (A) written notice from such Investor stating the name and address of the transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred), and (B) except in the case of a transfer to an existing Investor, a written agreement from such transferee to be bound by the terms of this Agreement. A transferee of Registrable Securities who satisfies the conditions set forth in this Section 12(f) shall henceforth be an “Investor” for purposes of this Agreement and in the case of a transfer from a Caremax Investor, IMC Investor or Deerfield Investor, a transferee shall be considered a Caremax Investor, IMC Investor or Deerfield Investor as shall be applicable. In the event a holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such holder, Pubco shall use its reasonable best efforts to amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Resale Shelf Registration Statement; provided that in no event shall Pubco be required to file a post-effective amendment to the Resale Shelf Registration Statement unless Pubco receives a written request from the subsequent transferee, requesting that its shares of Common Stock be included in the Resale Shelf Registration Statement, with all information reasonably requested by Pubco.

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(g)                Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(h)                Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile, electronic mail, portable data format (PDF) or other electronic signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i)                 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless the context otherwise required: (i) the use of the word “including” herein shall mean “including without limitation,” (ii) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, and (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter.

(j)                 Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(k)                Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by or email or by registered or certified mail (postage prepaid, return receipt requested) to each Investor at the address indicated on the Schedule of Investors attached hereto and to Pubco at the address indicated below (or at such other address as shall be specified in a notice given in accordance with this Section 12(k)):

Deerfield Healthcare Technology Acquisitions Corp.

780 Third Avenue

New York, New York 10017

Email: chris.wolfe@dfbhealthcare.com

Attention: Chris Wolfe

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with a copy to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Email:           joel.rubinstein@whitecase.com

                     bryan.luchs@whitecase.com

Attention:     Joel Rubinstein

                     Bryan J. Luchs

(l)                 Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(m)              No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:	/s/ Christopher Wolfe
Name: Christopher Wolfe
Title: Chief Financial Officer

INVESTORS:

DFHTA SPONSOR LLC

By:	/s/ Lawrence Atinsky
Name: Lawrence Atinsky
Title: Manager

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.
General Partner

By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

IMC HOLDINGS, LLC

By:	/s/ William C. Lamoreaux
Name: William C. Lamoreaux
Title: Chief Executive Officer

O.M. INVESTMENT GROUP, INC.

By:	/s/ Carlos A. de Solo
Name: Carlos A. de Solo
Title: Chief Executive Officer

C.G.D. INVESTMENT GROUP, INC.

By:	/s/ Alberto R. de Solo
Name: Alberto R. de Solo
Title: Chief Executive Officer

JOSEPH N. DE VERA, PA

By:	/s/ Joseph N. De Vera
Name: Joseph N. De Vera
Title: Chief Executive Officer

NKP CAREMAX, LLC

By:	/s/ Nayan K. Pathak
Name: Nayan K. Pathak
Title: Manager

MOUQUIN TROTTER, INC.

By:	/s/ Benjamin Quirk
Name: Benjamin Quirk
Title: President

/s/ Richard Barasch
Richard Barasch

/s/ Steven Hochberg
Steven Hochberg

/s/ Christopher Wolfe
Christopher Wolfe

/s/ Dr. Peter J. Fitzgerald
Dr. Peter J. Fitzgerald

/s/ Dr. Linda Grais
Dr. Linda Grais

/s/ Hon. Dr. David J. Shulkin
Hon. Dr. David J. Shulkin

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SCHEDULE OF INVESTORS

Investor	Address
DFHTA Sponsor LLC

DFHTA Sponsor LLC
780 Third Avenue, 37th Floor

New York, NY 10017

E-mail: latinsky@deerfield.com
Attn: Lawrence Atinsky

With a copy (which shall not be deemed to constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Facsimile No.: (312) 902-5493

Telephone No.: (312) 902-1061

Attn: Mark D. Wood

Email: mark.wood@katten.com

Deerfield Partners, L.P. Steven Hochberg

Deerfield Partners, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

E-mail: dclark@deerfield.com

Attn: David J. Clark

With a copy (which shall not be deemed to constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Facsimile No.: (312) 902-5493

Telephone No.: (312) 902-1061

Attn: Mark D. Wood

Email: mark.wood@katten.com

IMC Holdings, LLC

IMC Holdings, LLC

c/o Comvest Investment Partners Holdings, LLC

525 Okeechobee Boulevard, Suite 1010

West Palm Beach, Florida 33401

Email: r.marrero@comvest.com and m.griffin@comvest.com

Attention: Roger Marrero and Marshal Griffin

With a copy (which shall not be deemed to constitute notice) to:

McDermott Will & Emery LLP

333 Avenue of the Americas, Suite 4500

Miami, Florida 33131

Email: flevenson@mwe.com and ibarakat@mwe.com

Attention: Fred Levenson and Ibrahim Barakat

O.M. Investment Group, Inc.	O.M. Investment Group, Inc. 8700 West Flagler Street Ste. 400 Miami, FL 33174 Attn: Carlos A. de Solo Email: carlos@caremax.net

C.G.D. Investment Group, Inc.	C.G.D. Investment Group, Inc. 8700 West Flagler Street Ste. 400 Miami, FL 33174 Attn: Alberto R. de Solo Email: ardesolo@caremax.net
Joseph N. De Vera, Inc.	Joseph N. De Vera, Inc. 8700 West Flagler Street Ste. 400 Miami, FL 33174 Attn: Joseph N. De Vera, Inc. Email: jdevera@caremax.net
NKP Caremax, LLC	NKP Caremax, LLC 8423 SW 137th Street Palmetto Bay, FL 33158 Attn: Nayan K. Pathak Email: nayan.pathak@nkpcapital.com
Mouquin Trotter, Inc.	Mouquin Trotter, Inc. 8700 West Flagler Street Ste. 400 Miami, FL 33174 Attn: Benjamin Quirk Email: ben.quirk@careoptimize.com
Richard Barasch Christopher Wolfe Dr. Peter J. Fitzgerald Dr. Linda Grais Hon. Dr. David J. Shulkin	c/o Deerfield Healthcare Technology Acquisitions Corp. 780 Third Avenue, 37th Floor New York, NY 10017 E-mail: chris.wole@dfbhealthcare.com Attn: Chris Wolfe

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AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Registration Rights Agreement dated as of _______________ (as the same may hereafter be amended, the “Registration Rights Agreement”), among Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“Pubco”), and the other persons named as parties therein.

By executing and delivering this Joinder to Pubco, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ________, 20__.

INVESTOR:

[●]

By:

Its:

Address for Notices: [●]

[●]

[●]

[●]

Agreed and Accepted as of _________________

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:

Its:

Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on December [●], 2020, by and between Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (the “Company”), and each of the undersigned subscribers (each a “Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into a definitive agreement with CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC”, together with CareMax, the “Targets”), and certain other parties thereto, providing for the acquisition by the Company of all of the issued and outstanding equity interests of the Targets (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, that number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Subscribers have agreed to purchase on the closing date of the Transaction, inclusive of the Subscribed Shares, an aggregate amount of 40,500,000 shares of Class A Common Stock, at the Per Share Price (the shares of the Other Subscribers, the “Other Subscribed Shares”) for an aggregate purchase price, inclusive of the Purchase Price, of $405,000,000 (the “PIPE Transaction”); and

WHEREAS, the contributions by the CareMax Group (as defined in the Transaction Agreement) and IMC Parent (as defined in the Transaction Agreement) of outstanding equity interests in the Targets, as the case may be, to the Company in exchange for equity interests in the Company and cash, and the contributions by the Subscribers of cash to the Company in exchange for equity interests in the Company, pursuant to, and in accordance with, the terms of the Transaction Agreement and the Subscription Agreements, together are intended to be treated as an integrated transaction qualifying under Section 351 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.                   Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2.                   Closing.

(a)                The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”), immediately prior to and conditioned upon the effectiveness of the consummation of the Transaction.

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(b)                At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the Closing Date as set forth in the Closing Notice, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. Notwithstanding the foregoing two sentences, for any Subscriber that informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: such Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to Subscriber of a new Closing Notice in accordance with this Section 2 and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

(c)                The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived in writing by the person with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur on the Closing Date; and

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(ii)	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)                The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)	except as otherwise provided under Section 2(d)(ii), all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a material adverse effect on the legal authority and ability of the Subscriber to comply in all material respects with the terms of this Subscription Agreement;

(ii)	the representations and warranties of Subscriber contained in Section 4(r) of this Subscription Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of such representations and warranties; and

(iii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e)                The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects), other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified, with the same force and effect as if they had been made on and as of such date, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

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(ii)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)	the Common Stock (I) shall be designated for quotation or listed on The Nasdaq Stock Market (“Nasdaq”) and (II) shall not have been suspended, as of the applicable Closing Date, by the United States Securities and Exchange Commission (the “Commission”) or Nasdaq from trading on Nasdaq;

(iv)	there shall have been no amendment, waiver or modification to the Transaction Agreement that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent (not to be unreasonably withheld, conditioned or delayed); and

(v)	the Company’s stockholders shall have approved the issuance of the Subscribed Shares and Other Subscribed Shares as and if required by Nasdaq rules.

(f)                 Prior to or at the Closing, Subscriber shall deliver all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or the Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate form W-8.

Section 3.                   Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)                The Company (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial), stockholders’ equity or results of operations of the Company or a material adverse effect on the legal authority and ability of the Company to comply in all material respects with the terms of this Subscription Agreement, including the issuance and sale of the Subscribed Shares.

(b)                The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions, and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents or the laws of the State of Delaware.

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(c)                This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)                The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Subscribed Shares hereunder, the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e)                 The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) notice filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by Nasdaq, including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect.

(f)                 Except for such matters as have not had and would not have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g)                Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(h)                Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Shares as contemplated hereby or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

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(i)                  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j)                 The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k)                The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC.

(l)                 Except for UBS Securities LLC, Deutsche Bank Securities, Inc., and Morgan Stanley & Co. LLC (the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber. The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(m)                The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Subscribed Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(n)                As of their respective dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). A copy of each SEC Document is available to each Subscriber via the Commission’s EDGAR system. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Common Stock with the Commission. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents as of the date hereof.

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(o)                As of the date hereof, the authorized share capital of the Company consists of 110,000,000 shares of common stock (the “Common Stock”), including 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof and immediately prior to the Closing and prior to giving effect to the Transaction: (i) 14,375,000 shares of Class A Common Stock, 3,593,750 shares of Class B Common Stock (the “Founder Shares”) and no Preferred Shares were issued and outstanding; (ii) 2,875,000 warrants, each exercisable to purchase a share of Class A Common Stock at $11.50 per full share, and 2,916,667 private placement warrants, each exercisable to purchase a share of Class A Common Stock at $11.50 per full share (together “Warrants”), were issued and outstanding; and (iii) no Common Stock was subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (A) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (B) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (1) the Other Subscription Agreements, or (2) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Transaction Agreement. Other than the Founder Shares, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

(p)                The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “DFHT.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

(q)                Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

(r)                 The Company has not entered into any subscription agreement, side letter or similar agreement with any investor in connection with such investor’s participation in the PIPE Transaction other than (i) the Transaction Agreement (including any agreements as exhibits thereto), and (ii) the Other Subscription Agreements. The Other Subscription Agreements reflect the same Per Share Price and, with the exception of the Other Subscription Agreements entered into by Deerfield Partners, L.P. and DFHTA Sponsor LLC, other terms with respect to the purchase of the Common Stock that are no more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement and they shall not be amended after the date hereof to provide for terms with respect to the purchase of the Common Stock that are more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement, unless such terms are also offered to the Subscriber.

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(s)                The Company is not, and immediately after receipt of payment for the Subscribed Shares and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)                 There has been no action taken by the Company, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Company has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

Section 4.                   Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a)                Subscriber (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, if applicable, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)                This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)                 The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)                Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto).

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(e)                 Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Subscribed Shares shall contain a legend to such effect. As a result of these transfer restrictions, Subscriber understands that Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)                 Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement.

(g)                In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Company concerning the Company or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that (i) none of the Placement Agents, or any affiliate of the Placement Agents, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired and (ii) none of the Placement Agents nor any of their respective affiliates has provided Subscriber with any disclosure or offering document in connection with the offer and sale of the Subscribed Shares. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company, the Targets or the quality or value of the Subscribed Shares and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company or the Targets which Subscriber agrees need not be provided to it. However, neither any inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Subscription Agreement. In connection with the issuance of the Subscribed Shares to Subscriber, none of the Placement Agents or any of their respective affiliates has acted as a financial advisor or fiduciary to Subscriber. The Subscriber agrees that none of the Placement Agents shall be liable to any Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Subscriber’s purchase of the Subscribed Shares.

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(h)                Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or a representative of the Company, or by means of contact from the Placement Agents, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or a representative of the Company. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares were not offered by any form of advertising or, to its knowledge, general solicitation.

(i)                  Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares. Subscriber understands and acknowledges that the purchase and sale of the Subscribed Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j)                 Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)                Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l)                  Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

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(m)               No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(n)                If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(o)                Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(p)                Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any of its affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber agrees that neither (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of shares of Common Stock (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Company, its affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents, employees or representatives, shall be liable to any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of Common Stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares hereunder.

(q)                No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Shares to Subscriber.

(r)                 At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares.

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Section 5.                   Registration of Subscribed Shares.

(a)                The Company agrees that, within thirty (30) calendar days following the Closing Date, the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further the Company shall have the Registration Statement declared effective within five (5) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company shall provide a draft of the Registration Statement to the Subscriber for review at least four (4) Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”), and Subscriber shall provide any comments on the Registration Statement to the Company no later than the day immediately preceding the Filing Date. The Company shall promptly notify Subscriber of the effectiveness of the Registration Statement. Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, and the Company shall remain obligated to register the resale of the Subscribed Shares under the Securities Act at a future time when, in the reasonable judgement of counsel to the Subscriber, the Subscribed Shares can be registered without Subscriber being identified as a statutory underwriter. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission. In such event, the number of Subscribed Shares or other shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional Subscribed Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to ninety (90) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further the Company shall have such Registration Statement declared effective within five (5) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 5.

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(b)                The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (i) the date on which all of the Subscribed Shares shall have been sold or (ii) on the first date on which the Subscriber can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. For so long as the Registration Statement shall remain effective, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Subscribed Shares pursuant to the Registration Statement, qualify the Subscribed Shares for listing on the applicable stock exchange on which the Company’s Common Stock are then listed and update or amend the Registration Statement as necessary to include Subscribed Shares. The Company will use its commercially reasonable efforts to (i) for so long as the Subscriber holds Subscribed Shares, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements to enable the Subscriber to resell the Subscribed Shares pursuant to Rule 144, (ii) cause the removal of all restrictive legends from any Subscribed Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Subscribed Shares and, at the request of a Holder, cause the removal of all restrictive legends from any Subscribed Shares held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (iii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (ii) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. “Holder” shall mean the Subscriber or any affiliate of the Subscriber to which the rights under this Section 5 shall have been assigned. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscribed Shares to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

(c)                The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares and provided further, that the Company shall request such information from Subscriber, including the selling stockholder questionnaire, at least ten (10) Business Days prior to the anticipated filing date of the Registration Statement. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or if such filing or use would materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that would materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.

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(d)                Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will promptly discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality). If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (w) to the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(e)                For purposes of this Section 5 of this Subscription Agreement, (i) “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 5 shall have been duly assigned.

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(f)                 The Company shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein, provided that the Company has given notice of such event to the Subscriber in accordance with the terms of this Agreement. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by Subscriber. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(g)                Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein and that Subscriber has received notice from the Company of such Suspension Event in accordance with the terms of this Agreement. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(h)                Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(i)                 The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(j)                 If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Subscribed Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(j) from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 6.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement, or (c) August 6, 2021, if the Closing has not occurred by such date other than as a breach of Subscriber’s obligations hereunder; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the termination hereof in accordance with this Section 6, any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

Section 7.                   Trust Account Waiver. Subscriber hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated July 16, 2020 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Subscription Agreement; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s certificate of incorporation in respect of any redemptions by Subscriber in respect of Common Stock acquired by any means other than pursuant to this Subscription Agreement.

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Section 8.                   Miscellaneous.

(a)                All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)                Subscriber acknowledges that the Company, the Placement Agents and others, including after the Closing, the Targets, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 8(b) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that each purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date. The Company acknowledges that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects. The Company acknowledges and agrees that each sale by the Company of Subscribed Shares to Subscriber will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Company as of the time of such purchase except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date.

(c)                Each of the Company, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)                Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)                Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 5) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

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(f)                All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)               The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq. Subscriber acknowledges that the Company may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(h)               This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i)                This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)                 Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 5, Section 8(b), Section 8(c) and this Section 8(j) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription

Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k)               The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l)                If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m)              No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

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(n)                This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in ..pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o)                This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p)               EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q)                The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York, and sitting in the County of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r)                 This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary.

(s)                 The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Subscription Agreement and the Other Subscription Agreements and the transactions contemplated hereby and thereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber or any of Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, the form of this Subscription Agreement and the Other Subscription Agreement (in each case, without redaction). Upon the issuance of the Disclosure Document, Subscriber and Subscriber’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company, the Targets or any of their respective affiliates, officers, directors, or employees or agents, and Subscriber and Subscriber’s affiliates, attorneys, agents and representatives shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Company, the Targets, the Placement Agents, or any of their affiliates or agents in connection with the Transaction. Notwithstanding anything in this Subscription Agreement to the contrary, the Company (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case of clause (A) or (B), the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

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(t)                 As applicable, for ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any other Subscriber so listed. In addition, the obligations of Subscribers under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, the Targets or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(u)                The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(v)                The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Subscription Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date first set forth above.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:
Name:
Title:

Address for Notices:

Deerfield Healthcare Technology Acquisitions Corp.
780 Third Avenue
New York, New York 10017
Email: chris.wolfe@dfbhealthcare.com
Attention: Chris Wolfe

with a copy (not to constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Email: joel.rubinstein@whitecase.com
bryan.luchs@whitecase.com
Attention: Joel Rubinstein
Bryan J. Luchs

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2020

Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Purchase Price: $	Price Per Share: $10

[Signature Page to Subscription Agreement]

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** AND **

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, provides that an “accredited investor” includes any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

[Signature Page to Subscription Agreement]

Exhibit 99.3

Deerfield Healthcare Technology Acquisitions Corp.

Announcement of Proposed Business Combination with CareMax

December 18, 2020 12:00 PM ET

Presenters

Chris Wolfe, Chief Financial Officer

Richard Barasch, Executive Chairman

Carlos de Solo, Chief Executive Officer

Operator

Greetings and welcome to the Deerfield Healthcare Technology Acquisitions Corp Announces Proposed Business Combination with CareMax. At this time, all participants are on a listen-only mode. If anyone is connected via the phone and require operator assistance during the conference, please press star zero on your telephone keypad. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Mr. Chris Wolfe, CFO of DFHT. Thank you, sir, you may begin.

Chris Wolfe

Thank you, and good afternoon, everyone. Thank you for your patience, and we apologize for the scheduling difficulties. Thank you for joining the Transaction Announcement Conference Call set up by Deerfield Healthcare Technology Acquisitions Corp. I am Chris Wolfe, the CFO of Deerfield Technology Acquisitions Corp. Now, before we begin, please note that on Form 8-K of Deerfield's Healthcare Technology Acquisitions Corp will be filed with the SEC, containing a copy of our press release and investor presentation, and it can be found at the website of the SEC at www.sec.gov.

I'd like to remind you that our remarks contain forward-looking statements, and we refer you to slide two of the presentation and to our press release for a detailed discussion of these forward-looking statements and associated risks. In addition, the presentation contains detailed reconciliations of non-GAAP financial information discussed on this call. DFHT and the target companies will not be fielding questions at this time. With that, I'd like to introduce today's speaker, Richard Barasch, Executive Chairman of DFHT and Carlos de Solo who will become CEO of the company that will be combined with DFHT.  Kicking off the call will be Richard Barasch. Mr. Barasch, I now pass it to you.

Richard Barasch

Alright, great. Thanks, Chris, and let me--excuse me, also apologize for the time delay. Good afternoon. This is Richard Barasch, Executive Chairman of DFHT. We appreciate everyone patiently dialing into this call to learn more about this upcoming opportunity. Early today, we issued a press release announcing that we have signed a definitive agreement to combine DFHT with CareMax Medical Centers: IMC Health and CareOptimize, two proprietary technology platforms developed within CareMax. As of the closing, the company will be renamed CareMax Inc., and will remain listed on NASDAQ.

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Since our IPO this past summer, we've been actively looking to combine with a company that fits within the key investment theses we have identified. I'm very happy to report that we have succeeded. CareMax represents an ideal opportunity to invest in a tech-enabled, senior-focused platform with a focus on primary care. As many of you know, Universal American, which I led for more than 20 years, was a pioneer in partnering with primary care physicians to improve both quality and cost in Medicare Advantage. We see a tremendous opportunity to work with payers to expand this model, and I'm delighted to be back in this field of endeavor.

The company will be led, it's CEO, by Carlos de Solo, the founder and CEO of both CareMax Medical Centers and CareOptimize. Bill Lamoro, the current IMC Health CEO will serve as Executive Vice President. Carlos has successfully built CareMax from scratch, and Bill has done a superb job managing IMC. They're supported by many talented folks who will be crucial to the growth of the business. I will take on the role as Executive Chairman to help the company execute on its strategic vision, and to guide the transition from private to public. Personally, I'm very excited to work with Carlos, Bill, and the rest of the team.

I urge you to review the deck that will be posted, but in summary, the transaction will be funded by cash from the DFHT trust account, currently approximately 144 million, and approximately 405 million from committed pipe investors, including Deerfield and several other blue chip healthcare investors. In addition, we plan to bring on approximately 125 million of committed debt. After closing, we will have an initial enterprise value of approximately 692 million, and market cap of approximately 800 million.

We expect to have approximately 233 million of cash on the balance sheet to support our growth. We were very gratified by the response of our pipe investors to our business plan and prospects, and we appreciate their support. I'm very pleased to note that we are bringing a fully-financed transaction to the market. Now I'd like to turn it over to Carlos de Solo to give you greater insights into the CareMax platform and our strategy for growth. Carlos?

Carlos de Solo

Great. Thanks, Richard. So, we're excited to work with Richard and the DFHT team, and believe that this transaction will give us breadth and financial strength to expand our reach and profitability. I think it goes without saying that Medicare Advantage is growing rapidly, and that the payers are looking to partner with providers like CareMax to help them achieve better health outcomes, better quality, and lower cost for their members. We believe that our platform, powered by our proprietary technology, will make us the partner of choice for payers.

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At the outset, the combined company will own and operate 26 multi-specialty medical centers in south and central Florida, with approximately 16,000 Medicare Advantage members in value-based contracts. Additionally, at CareOptimize, we support over 2.4 million patients and over 20,000 providers across 33 different states. CareOptimize is integrated with all of our 26 centers, and this will support the seamless integration of IMC Health. At CareMax, we build our centers with the vertically-integrated, one-stop-shop solution that focuses on whole-person health including primary care, specialty care, dental, optometry, and transportation.

In addition, all of our locations have wellness centers which include educational classes, fitness programs, and social services. We are particularly proud of the work that we do in communities where we can have the greatest impact on the health outcomes. Approximately 64% of our members and Medicare patients are dual eligible and have low-income subsidies.

CareOptimize is our proprietary end-to-end technology platform that aggregates data and analyzes that data using artificial intelligence and machine learning, and then it applies it at the point of care to assist our providers in making more informed care delivery decisions. This is designed to drive better outcomes and lower costs.

The result of our high-touch model powered by sophisticated technology has enabled us to significantly outperform fee-per-service benchmarks in metrics like hospital admission, ER visits, and readmission rates. We see our future growth coming primarily from organic growth in our existing centers where we have capacity. Next, we will actively pursue accretive acquisitions, as we have done successfully in the past. We have built a large pipeline through different sourcing initiatives which range from small tuck-ins to larger enterprises.

And finally, and perhaps the most exciting, we are pursuing a strategic partnership with payers to open de novo clinics throughout the country. To that end, we are pleased to report that CareMax and Anthem plan to expand their relationship and open new senior care centers in the eastern region of the United States. More details will be announced at a later date as these plans are formalized. We are thrilled to be partnering with DSHT and Richard as we begin our next chapter and look forward to our continued growth and profitability as a publicly-traded company. And now, I'll hand it back to Richard to provide an overview of the financial aspects of the deal.

Richard Barasch

Thanks, Carlos. I'd like to make some brief comments on the financial aspects of the transaction. First, CareMax and IMC are currently profitable with attractive percent or economics. Along with growth of membership, we believe that one of the near-term opportunities for increased profitability will be to improve the margins of IMC Health closer to those of CareMax. We are projecting 2021 pro forma adjusted EBITDA of 52.2 million, before factoring in the full-year effective acquisitions that we believe we can close in 2021.

From here, we project organic revenue growth of approximately 15% from pro forma calendar year 2020 through 2023, with the ability to add to that growth rate if we execute on our acquisition and payer-sponsored de novo strategy. We plan to close the balance sheet that has sufficient cash and borrowing capacity to allow us to execute on our robust acquisition pipeline, and to invest in opening centers with our payer partners.

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Finally, we believe that our beginning financial metrics are quite compelling for investors. We think the transaction--our transaction provides an attractive entry price at roughly 13.2x 2021 pro forma EBITDA from current operations, and 10.4x if we had the full-year effect of acquisitions that we will look to do. This equates to a pro forma revenue multiple of 1.3x 2021.

Both of the companies have completed PCAOB audits, so we intend to file our proxy quickly, with a view toward closing the transaction in the first quarter. Thanks very much for your time this morning. Carlos and I look forward to briefing you as the story develops. Thanks very much, everyone. Thanks again for your patience, and have a nice day.

Operator

Ladies and gentlemen, thank you for your participation. You may disconnect your phone line or log off the webcast at this time, and have a wonderful day.

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Exhibit 10.4

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on December [●], 2020, by and between Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (the “Company”), and each of the undersigned subscribers (each a “Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into a definitive agreement with CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC”, together with CareMax, the “Targets”), and certain other parties thereto, in substantially the form provided to Subscriber prior to the date hereof, providing for the acquisition by the Company of all of the issued and outstanding equity interests of the Targets (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, that number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and the Subscriber are entering into the Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit [A] (the “Registration Rights Agreement” and, together with this Subscription Agreement, the “Subscription Documents”), superseding that certain Registration Rights Agreement, dated as July 1, 2020, by and among the Company, DHTA Sponsor LLC and the other parties thereto;

WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Subscribers have agreed to purchase on the closing date of the Transaction, inclusive of the Subscribed Shares, an aggregate amount of 40,500,000 shares of Class A Common Stock, at the Per Share Price (the shares of the Other Subscribers, the “Other Subscribed Shares”) for an aggregate purchase price, inclusive of the Purchase Price, of $405,000,000; and

WHEREAS, the contributions by the CareMax Group (as defined in the Transaction Agreement) and IMC Parent (as defined in the Transaction Agreement) of outstanding equity interests in the Targets, as the case may be, to the Company in exchange for equity interests in the Company and cash, and the contributions by the Subscribers of cash to the Company in exchange for equity interests in the Company, pursuant to, and in accordance with, the terms of the Transaction Agreement and the Subscription Agreements, together are intended to be treated as an integrated transaction qualifying under Section 351 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.                   Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

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Section 2.                   Closing.

(a)                The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”), immediately prior to and conditioned upon the effectiveness of the consummation of the Transaction.

(b)                At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than one (1) Business Day prior to the Closing Date set forth in the Closing Notice, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form (or, at the request of Subscriber, by issuance of a certificate, duly executed on behalf of the Company and countersigned by the Company’s transfer agent, representing such Subscribed Shares), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. Notwithstanding the foregoing two sentences, for any Subscriber that informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: such Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled and any certificates shall be returned. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to Subscriber of a new Closing Notice in accordance with this Section 2 and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

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(c)                The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived in writing by the person with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur on the Closing Date; and

(ii)	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)                The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)	except as otherwise provided under Section 2(d)(ii), all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a material adverse effect on the legal authority and ability of the Subscriber to comply in all material respects with the terms of this Subscription Agreement;

(ii)	the representations and warranties of Subscriber contained in Section 4(r) of this Subscription Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of such representations and warranties; and

(iii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

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(e)                The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects), other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified, with the same force and effect as if they had been made on and as of such date, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

(ii)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)	the Common Stock (I) shall be designated for quotation or listed on The Nasdaq Stock Market (“Nasdaq”) and (II) shall not have been suspended, as of the applicable Closing Date, by the United States Securities and Exchange Commission (the “Commission”) or Nasdaq from trading on Nasdaq;

(iv)	there shall have been no amendment, waiver or modification to the Transaction Agreement that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent (not to be unreasonably withheld, conditioned or delayed);

(v)	the Company’s stockholders shall have approved the issuance of the Subscribed Shares and Other Subscribed Shares as and if required by Nasdaq rules; and

(vi)	any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the purchase of the Subscribed Shares (the “HSR Filings”) shall have been completed, and any applicable waiting period (and any extensions thereof) applicable to the purchase of the Subscribed Shares under the HSR Act shall have expired or been terminated.

(f)                 Prior to or at the Closing, Subscriber shall deliver all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued a duly completed and executed Internal Revenue Service Form W-9 or appropriate form W-8.

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Section 3.                   Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)                The Company (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under the Subscription Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial), stockholders’ equity or results of operations of the Company or a material adverse effect on the legal authority and ability of the Company to comply in all material respects with the terms of the Subscription Documents, including the issuance and sale of the Subscribed Shares.

(b)                The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions, and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents or the laws of the State of Delaware.

(c)                The Subscription Documents have been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, each of the Subscription Documents shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)                The execution, delivery and performance of the Subscription Documents, including the issuance and sale of the Subscribed Shares hereunder, the compliance by the Company with all of the provisions of the Subscription Documents and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e)                The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of the Subscription Documents (including, without limitation, the issuance of the Subscribed Shares), other than (i) notice filings required by applicable state securities laws, (ii) the filing of a registration statement as contemplated by the Registration Rights Agreement and the declaration of effectiveness with respect thereto by the Commission, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by Nasdaq, including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the HSR Act, if applicable and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect.

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(f)                 Except for such matters as have not had and would not have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g)                Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(h)                Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Shares as contemplated hereby or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(i)                 No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j)                 The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k)                The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC.

(l)                 Except for UBS Securities LLC, Deutsche Bank Securities, Inc., and Morgan Stanley & Co. LLC (the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber. The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(m)              The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Subscribed Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

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(n)                As of their respective dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). A copy of each SEC Document is available to each Subscriber via the Commission’s EDGAR system. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Common Stock with the Commission. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents as of the date hereof.

(o)                As of the date hereof, the authorized share capital of the Company consists of 110,000,000 shares of common stock (the “Common Stock”), including 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof and immediately prior to the Closing and prior to giving effect to the Transaction: (i) 14,375,000 shares of Class A Common Stock, 3,593,750 shares of Class B Common Stock (the “Founder Shares”) and no Preferred Shares were issued and outstanding; (ii) 2,875,000 warrants, each exercisable to purchase a share of Class A Common Stock at $11.50 per full share, and 2,916,667 private placement warrants, each exercisable to purchase a share of Class A Common Stock at $11.50 per full share (together “Warrants”), were issued and outstanding; and (iii) no Common Stock was subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (A) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (B) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (1) the Other Subscription Agreements, or (2) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Transaction Agreement. Other than the Founder Shares, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

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(p)                The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “DFHT.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

(q)                Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

(r)                 The Company has not entered into any subscription agreement, side letter or similar agreement with any investor in connection with such investor’s participation in the PIPE Transaction other than (i) the Transaction Agreement (including any agreements as exhibits thereto), and (ii) the Other Subscription Agreements. The Other Subscription Agreements reflect the same Per Share Price and other terms with respect to the purchase of the Common Stock that are no more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement and they shall not be amended after the date hereof to provide for terms with respect to the purchase of the Common Stock that are more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement, unless such terms are also offered to the Subscriber.

(s)                The Company is not, and immediately after receipt of payment for the Subscribed Shares and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)                  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable section 203 of the Delaware General Corporation Law, and any other control share acquisition, business combination or other similar anti-takeover provision under the organizational documents of the Company or applicable law that is or could become applicable to Subscriber as a result of the transactions contemplated by this Subscription Agreement, including the Company's issuance of the Subscribed Shares and Subscriber’s ownership of the Subscribed Shares. The Company has not adopted a shareholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(u)                There has been no action taken by the Company, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Company has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

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Section 4.                   Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a)                Subscriber (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, if applicable, and (ii) has the requisite power and authority to enter into and perform its obligations under the Subscription Documents.

(b)                The Subscription Documents have been duly authorized, executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, the Subscription Documents shall each constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)                 The execution and delivery of the Subscription Documents, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of the Subscription Documents and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)                 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto).

(e)                 Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal Commission interpretation or guidance, such as a so-called “4(a)(1) and a half” sale, and that any certificates representing the Subscribed Shares shall contain a legend to such effect, which legend shall be subject to removal as set forth in the Registration Rights Agreement.

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As a result of these transfer restrictions, Subscriber understands that Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. By making the representations herein, Subscriber does not agree to hold any of the Subscribed Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Subscribed Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act, except as explicitly provided for in the Lock-Up Agreement (as defined in the Transaction Agreement) to which Subscriber is a party.

(f)                 Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement.

(g)                In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Company concerning the Company or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that (i) none of the Placement Agents, or any affiliate of the Placement Agents, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired and (ii) none of the Placement Agents nor any of their respective affiliates has provided Subscriber with any disclosure or offering document in connection with the offer and sale of the Subscribed Shares. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company, the Targets or the quality or value of the Subscribed Shares and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company or the Targets which Subscriber agrees need not be provided to it. However, neither any inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Company’s representations, warranties, covenants and agreements contained in the Subscription Documents. In connection with the issuance of the Subscribed Shares to Subscriber, none of the Placement Agents or any of their respective affiliates has acted as a financial advisor or fiduciary to Subscriber. The Subscriber agrees that none of the Placement Agents shall be liable to any Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Subscriber’s purchase of the Subscribed Shares.

(h)                Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or a representative of the Company, or by means of contact from the Placement Agents, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or a representative of the Company. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares were not offered by any form of advertising or, to its knowledge, general solicitation.

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(i)                  Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares. Subscriber understands and acknowledges that the purchase and sale of the Subscribed Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j)                 Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)                 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l)                  Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

(m)                No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

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(n)                 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(o)                Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(p)                Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any of its affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber agrees that neither (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of shares of Common Stock (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Company, its affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents, employees or representatives, shall be liable to any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of Common Stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares hereunder.

(q)                 No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Shares to Subscriber.

(r)                 At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares.

(s)                 The aggregate value of the shares of Subscribed Shares subscribed for by DFHTA Sponsor LLC pursuant to this Subscription Agreement is at least 10 percent of the aggregate value of the shares of the Class B Common Stock owned by DFHTA Sponsor LLC immediately prior to the Closing; it being understood, for the avoidance of doubt, that for purposes hereof the value of each share of Class B Common Stock at the time of determination shall be the same as the value of each share of Class A Common Stock at such time.

Section 5.                   [Reserved].

Section 6.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement, or (c) August 6, 2021, if the Closing has not occurred by such date other than as a breach of Subscriber’s obligations hereunder; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the termination hereof in accordance with this Section 6, any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

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Section 7.                   Trust Account Waiver. Subscriber hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated July 16, 2020 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Subscription Agreement; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s certificate of incorporation in respect of any redemptions by Subscriber in respect of Common Stock acquired by any means other than pursuant to this Subscription Agreement.

Section 8.                   Miscellaneous.

(a)                All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(a).

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(b)                Subscriber acknowledges that the Company, the Placement Agents and others, including after the Closing, the Targets, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 8(b) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that each purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date. The Company acknowledges that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects. The Company acknowledges and agrees that each sale by the Company of Subscribed Shares to Subscriber will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Company as of the time of such purchase except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date.

(c)                 Each of the Company, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)                The Company shall, regardless of whether the transactions contemplated hereby are consummated, reimburse the Subscriber for its reasonable and documented out-of-pocket third-party costs and expenses (including legal fees) incurred in connection with due diligence, the negotiation and preparation of the Subscription Documents, including this Subscription Agreement, the agreements and instruments contemplated hereby, and any other agreement or transaction contemplated hereby or thereby and the undertaking of the transactions contemplated pursuant to this Subscription Agreement. Such reimbursement shall be made promptly following submission of invoices in respect of the costs and expenses at or following the first to occur of (x) the closing of the transactions contemplated by this Subscription Agreement, and (y) the termination of this Subscription Agreement. The Company shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)                 Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

(f)                 All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)                The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq. Subscriber acknowledges that the Company may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

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(h)                This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i)                 This Subscription Agreement and the Registration Rights Agreement constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

(j)                  Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 8(b), Section 8(c) and this Section 8(j) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k)                The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l)                 If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m)                No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

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(n)                This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in ..pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o)                This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p)                 EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q)                The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York, and sitting in the County of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r)                 This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary.

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(s)                 The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Subscription Agreement and the Other Subscription Agreements and the transactions contemplated hereby and thereby and including as exhibits to the Disclosure Document, the form of this Subscription Agreement and the Other Subscription Agreement (in each case, without redaction). No later than 9:00 a.m., New York City time, on the fourth (4th) Business Day following the earlier to occur of the Closing Date or the termination of the Transaction Agreement, the Company shall file with the Commission a Current Report on Form 8-K (the “Super 8-K”) disclosing the requisite Form 10 information (within the meaning of Rule 144), the consummation of the transactions contemplated hereby, the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement, or if applicable, the termination of the Transaction Agreement, and, in each case, any other material, nonpublic information that the Company has provided or made available to Subscriber or any of Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Super 8-K with respect to the Targets, the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement, and which then continues to constitute material, nonpublic information. The Company (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case of clause (A) or (B), the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure. Notwithstanding anything in any of the Subscription Documents to the contrary, the Company shall not, and shall cause each of its officers, directors, employees. attorneys, representatives and agents to not, provide Subscriber or any of Subscriber’s affiliates, attorneys, agents or representatives with any material non-public information regarding the Company from and after the filing with the Commission of the Super 8-K without the express prior written consent of Subscriber or as agreed upon in a customary oral (confirmed by email) or written “wall-cross” agreement between the Company and Subscriber. For the avoidance of doubt, the provision of any material non-public information to the Subscriber or any of its affiliates, attorneys, agents or representatives specifically in response to a direct written inquiry by such person, which inquiry has included express confirmation from Subscriber that material non-public information may be provided in response thereto, shall be deemed to have made with such person’s express prior written consent. The Company understands, acknowledges and agrees that (a) Subscriber, its affiliates and persons acting on their behalf will rely on the provisions of this Section 8(s) in effecting transactions in the Subscribed Shares and other securities of the Company and of other persons, and (b) notwithstanding anything to the contrary contained herein, Subscriber shall not (nor shall any of Subscriber’s affiliates, attorneys, agents or representatives) have any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company, any of its affiliates or any of its officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in this Section 8(s) or (ii) otherwise possessed (or continued to be possessed) by Subscriber (or any affiliate, agent or representative thereof) as a result of any breach or violation by the Company of any representation, covenant, provision or agreement set forth in this Section 8(s). Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

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(t)                 As applicable, for ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any other Subscriber so listed. In addition, the obligations of Subscribers under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, the Targets or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(u)                The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

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(v)                To the extent Subscriber determines it is required to make an HSR Filing and observe the requisite waiting period under the HSR Act, each party agrees to, as reasonably promptly as possible following the date hereof, make any required HSR Filings and supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable. Each party shall, in connection therewith, use its commercially reasonable efforts to: (i) cooperate in all respects with the other party or its affiliates in connection with any filing or submission; (ii) keep the other party reasonably informed of any communication received by such party or its representatives from, or given by such party or its representatives to, any governmental authority and of any communication received or given in connection with any proceeding by a private person or governmental authority, in each case regarding the purchase of the Subscribed Shares; (iii) except to the extent would result in a waiver of attorney-client privilege or is prohibited by applicable law, permit a representative of the other party and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any governmental authority or, to the extent permitted by such governmental authority, give a representative or representatives of the other party the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s representative is prohibited from participating in or attending any meetings or conferences, the other party shall keep such party promptly and reasonably apprised with respect thereto; and (v) subject to applicable law relating to the exchange of information, prior to the Closing, use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the purchase of the Subscribed Shares, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any governmental authority. Notwithstanding the foregoing, nothing herein shall require Subscriber to defend against or oppose any lawsuit, motion for preliminary or permanent injunction, temporary restraining order or other actions brought by any governmental authority or private party seeking to block the transactions contemplated hereby under the HSR Act or other competition laws or propose, negotiate, offer to commit to enter into or effect, by consent decree, hold separate order or otherwise, to sell, offer to sell or otherwise dispose of, properties of Subscriber, its respective affiliates or hold separate such properties pending such sale or other disposition in order to resolve any objections to the transactions contemplated hereby raised by any governmental authority or private party. No party to this Subscription Agreement shall consent to any voluntary delay of the consummation of the transactions contemplated hereby at the behest of any governmental authority without the consent of the other party to this Subscription Agreement. Notwithstanding the forgoing, the parties shall mutually agree to the strategy, manner and process relating to seeking the expiration or termination of the waiting period under the HSR Act, including, if applicable, to pull and refile thereunder or to extend the period for any action.

(w)                The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Subscription Agreement.

(x)                 The Company acknowledges and agrees that, so long as Steven Hochberg serves on the Company’s board of directors, representing the interests of Subscriber and its affiliates, Subscriber and its affiliates that beneficially own (for any purpose of Section 16 of the Exchange Act) any shares of Common Stock (or any derivative securities with respect thereto) shall be and remain, a “director by deputization” for purposes of Section 16 of the Exchange Act, including Rule 16b-3 thereunder and related guidance of the Commission. Prior to the Closing Date the Company shall use commercially reasonable efforts to cause the acquisition (or deemed acquisition) from the Company of Subscribed Shares by Subscriber, and by each other individual who Subscriber in good faith determines, and notifies the Company in writing in advance of Closing, is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the transactions contemplated by this Subscription Agreement, to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder (if and to the extent any such transaction or acquisition (or deemed acquisition) would otherwise be subject to Section 16(b) of the Exchange Act), in a manner mutually acceptable to Subscriber and the Company. Upon the reasonable request of Subscriber, the Company shall provide to Subscriber excerpts of resolutions of the Company’s board of directors approving such transactions for purposes thereof, certified by the secretary of the Company.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date first set forth above.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:
Name:
Title:

Address for Notices:

Deerfield Healthcare Technology Acquisitions Corp.
780 Third Avenue
New York, New York 10017
Email: chris.wolfe@dfbhealthcare.com
Attention: Chris Wolfe

with a copy (not to constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Email:	joel.rubinstein@whitecase.com
bryan.luchs@whitecase.com
Attention:	Joel Rubinstein
Bryan J. Luchs

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2020

Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Purchase Price: $	Price Per Share: $10

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661
Facsimile No.: (312) 902-5493
Telephone No.: (312) 902-1061
Attn: Mark D. Wood
Email: mark.wood@katten.com

[Signature Page to Subscription Agreement]

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** AND **

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐       is:

☐      is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, provides that an “accredited investor” includes any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

[Signature Page to Subscription Agreement]

Exhibit 10.5

December 18, 2020

Deerfield Healthcare Technology Acquisitions Corp.

780 Third Avenue, 37th Floor
New York, NY 10017

Re: Deerfield Healthcare Technology Acquisitions Corp.

Gentlemen:

This consent and waiver letter (this “Consent and Waiver Letter”) is being executed and delivered in connection with the proposed Business Combination Agreement, dated as of the date hereof, by and among Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (the “Company”), CareMax Medical Group, LLC, IMC Medical Group Holdings, LLC, the other members of the CareMax Group named therein, IMC Holdings, LLC and Deerfield Partners, L.P. (“Deerfield”) (in the form attached hereto as Exhibit A, without giving effect to any material amendment, waiver or modification thereto, the “Business Combination Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the meanings given thereto under the Business Combination Agreement.

In consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition to the Company’s entry into the Business Combination Agreement, the parties hereto agree as set forth below.

Deerfield Letter Agreement

Reference is made to that certain Letter Agreement, dated as of July 16, 2020 by and between the Company and Deerfield (the “July 16 Letter Agreement”). Pursuant to the terms of the July 16 Letter Agreement, the Company agreed to not consummate its initial Business Combination (as defined in the July 16 Letter Agreement) without the consent of Deerfield.

Deerfield hereby consents, solely for purposes of the July 16 Letter Agreement, to the consummation of the Business Combination and the transactions contemplated thereby, in each case, as contemplated by the Business Combination Agreement.

Company Charter

Further reference is made to the Second Amended and Restated Certificate of Incorporation of the Company, dated as of July 16, 2020 (the “Company Charter”). Pursuant to Section 4.3(b)(ii) of the Company Charter, in the case that shares of Class A Common Stock (as defined in the Company Charter) or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Company’s initial public offering of securities and related to or in connection with the closing of the initial Business Combination (as defined in the Company Charter), all issued and outstanding shares of Class B Common Stock (as defined in the Company Charter) shall automatically convert into shares of Class A Common Stock at the time of the closing of the such initial Business Combination and the ratio for which the shares of Class B Common Stock shall convert into shares of Class A Common Stock shall be adjusted as set forth therein.

Simultaneously with, and conditioned upon, the consummation of the Business Combination contemplated by the Business Combination Agreement, pursuant to the terms thereof, DFHTA Sponsor LLC (the “Sponsor), which represents that it is the holder of a majority of the Class B Common Stock outstanding, hereby waives, in accordance with Section 4.3(b)(ii) of the Company Charter, to the fullest extent permitted by law and the Company Charter, any adjustment of the conversion provisions in Section 4.3(b)(ii) of the Company Charter that would, as a result of the consummation of the Business Combination or the transactions contemplated by the Business Combination Agreement, including the issuance of the Closing Date Equity Consideration, the issuance, if at all, of IMC Adjustment Equity or CareMax Adjustment Equity, the IMC Earnout Consideration, or CareMax Earnout Consideration, the PIPE Investment or the Deerfield PIPE, in each case, cause the Class B Common Stock to convert to Class A Common Stock at a ratio of greater than one-for-one upon consummation of the Business Combination contemplated by the Business Combination Agreement.

Miscellaneous

Except as expressly set forth in this Consent and Waiver Letter, the terms of the July 16 Letter Agreement and the Company Charter remain in full force and effect, without modification or waiver thereof.

This Consent and Waiver Letter and the obligations of each party hereunder shall automatically terminate upon the termination of the Business Combination Agreement in accordance with its terms.

This Consent and Waiver Letter may not be changed, amended, modified or waived, except by a written instrument executed by all parties hereto.

This Consent and Waiver Letter may be executed and delivered in one or more counterparts (including by facsimile, electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

This Consent and Waiver Letter shall be binding on the parties hereto and each of their permitted successors and assigns.

This Consent and Waiver Letter shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Consent and Waiver Letter shall be brought and enforced in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in Wilmington, Delaware, or solely if such courts decline jurisdiction, in any state courts located in Wilmington, Delaware), and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature Page follows]

In Witness whereof, the parties have caused this Consent and Waiver Letter to be executed as of the date first written above.

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.
General Partner

By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DFHTA Sponsor LLC

By:	/s/ Lawrence Atinsky
Name: Lawrence Atinsky
Title: Manager

Acknowledged and Agreed:

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

DEERFIELD PARTNERS, L.P.

By:	/s/ Christopher Wolfe
Name: Christopher Wolfe
Title: Chief Financial Officer

Exhibit A

Business Combination Agreement

Exhibit 99.3

Deerfield Healthcare Technology Acquisitions Corp.

Announcement of Proposed Business Combination with CareMax

December 18, 2020 12:00 PM ET

Presenters

Chris Wolfe, Chief Financial Officer

Richard Barasch, Executive Chairman

Carlos de Solo, Chief Executive Officer

Operator

Greetings and welcome to the Deerfield Healthcare Technology Acquisitions Corp Announces Proposed Business Combination with CareMax. At this time, all participants are on a listen-only mode. If anyone is connected via the phone and require operator assistance during the conference, please press star zero on your telephone keypad. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Mr. Chris Wolfe, CFO of DFHT. Thank you, sir, you may begin.

Chris Wolfe

Thank you, and good afternoon, everyone. Thank you for your patience, and we apologize for the scheduling difficulties. Thank you for joining the Transaction Announcement Conference Call set up by Deerfield Healthcare Technology Acquisitions Corp. I am Chris Wolfe, the CFO of Deerfield Technology Acquisitions Corp. Now, before we begin, please note that on Form 8-K of Deerfield's Healthcare Technology Acquisitions Corp will be filed with the SEC, containing a copy of our press release and investor presentation, and it can be found at the website of the SEC at www.sec.gov.

I'd like to remind you that our remarks contain forward-looking statements, and we refer you to slide two of the presentation and to our press release for a detailed discussion of these forward-looking statements and associated risks. In addition, the presentation contains detailed reconciliations of non-GAAP financial information discussed on this call. DFHT and the target companies will not be fielding questions at this time. With that, I'd like to introduce today's speaker, Richard Barasch, Executive Chairman of DFHT and Carlos de Solo who will become CEO of the company that will be combined with DFHT.  Kicking off the call will be Richard Barasch. Mr. Barasch, I now pass it to you.

Richard Barasch

Alright, great. Thanks, Chris, and let me--excuse me, also apologize for the time delay. Good afternoon. This is Richard Barasch, Executive Chairman of DFHT. We appreciate everyone patiently dialing into this call to learn more about this upcoming opportunity. Early today, we issued a press release announcing that we have signed a definitive agreement to combine DFHT with CareMax Medical Centers: IMC Health and CareOptimize, two proprietary technology platforms developed within CareMax. As of the closing, the company will be renamed CareMax Inc., and will remain listed on NASDAQ.

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Since our IPO this past summer, we've been actively looking to combine with a company that fits within the key investment theses we have identified. I'm very happy to report that we have succeeded. CareMax represents an ideal opportunity to invest in a tech-enabled, senior-focused platform with a focus on primary care. As many of you know, Universal American, which I led for more than 20 years, was a pioneer in partnering with primary care physicians to improve both quality and cost in Medicare Advantage. We see a tremendous opportunity to work with payers to expand this model, and I'm delighted to be back in this field of endeavor.

The company will be led, it's CEO, by Carlos de Solo, the founder and CEO of both CareMax Medical Centers and CareOptimize. Bill Lamoro, the current IMC Health CEO will serve as Executive Vice President. Carlos has successfully built CareMax from scratch, and Bill has done a superb job managing IMC. They're supported by many talented folks who will be crucial to the growth of the business. I will take on the role as Executive Chairman to help the company execute on its strategic vision, and to guide the transition from private to public. Personally, I'm very excited to work with Carlos, Bill, and the rest of the team.

I urge you to review the deck that will be posted, but in summary, the transaction will be funded by cash from the DFHT trust account, currently approximately 144 million, and approximately 405 million from committed pipe investors, including Deerfield and several other blue chip healthcare investors. In addition, we plan to bring on approximately 125 million of committed debt. After closing, we will have an initial enterprise value of approximately 692 million, and market cap of approximately 800 million.

We expect to have approximately 233 million of cash on the balance sheet to support our growth. We were very gratified by the response of our pipe investors to our business plan and prospects, and we appreciate their support. I'm very pleased to note that we are bringing a fully-financed transaction to the market. Now I'd like to turn it over to Carlos de Solo to give you greater insights into the CareMax platform and our strategy for growth. Carlos?

Carlos de Solo

Great. Thanks, Richard. So, we're excited to work with Richard and the DFHT team, and believe that this transaction will give us breadth and financial strength to expand our reach and profitability. I think it goes without saying that Medicare Advantage is growing rapidly, and that the payers are looking to partner with providers like CareMax to help them achieve better health outcomes, better quality, and lower cost for their members. We believe that our platform, powered by our proprietary technology, will make us the partner of choice for payers.

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At the outset, the combined company will own and operate 26 multi-specialty medical centers in south and central Florida, with approximately 16,000 Medicare Advantage members in value-based contracts. Additionally, at CareOptimize, we support over 2.4 million patients and over 20,000 providers across 33 different states. CareOptimize is integrated with all of our 26 centers, and this will support the seamless integration of IMC Health. At CareMax, we build our centers with the vertically-integrated, one-stop-shop solution that focuses on whole-person health including primary care, specialty care, dental, optometry, and transportation.

In addition, all of our locations have wellness centers which include educational classes, fitness programs, and social services. We are particularly proud of the work that we do in communities where we can have the greatest impact on the health outcomes. Approximately 64% of our members and Medicare patients are dual eligible and have low-income subsidies.

CareOptimize is our proprietary end-to-end technology platform that aggregates data and analyzes that data using artificial intelligence and machine learning, and then it applies it at the point of care to assist our providers in making more informed care delivery decisions. This is designed to drive better outcomes and lower costs.

The result of our high-touch model powered by sophisticated technology has enabled us to significantly outperform fee-per-service benchmarks in metrics like hospital admission, ER visits, and readmission rates. We see our future growth coming primarily from organic growth in our existing centers where we have capacity. Next, we will actively pursue accretive acquisitions, as we have done successfully in the past. We have built a large pipeline through different sourcing initiatives which range from small tuck-ins to larger enterprises.

And finally, and perhaps the most exciting, we are pursuing a strategic partnership with payers to open de novo clinics throughout the country. To that end, we are pleased to report that CareMax and Anthem plan to expand their relationship and open new senior care centers in the eastern region of the United States. More details will be announced at a later date as these plans are formalized. We are thrilled to be partnering with DSHT and Richard as we begin our next chapter and look forward to our continued growth and profitability as a publicly-traded company. And now, I'll hand it back to Richard to provide an overview of the financial aspects of the deal.

Richard Barasch

Thanks, Carlos. I'd like to make some brief comments on the financial aspects of the transaction. First, CareMax and IMC are currently profitable with attractive percent or economics. Along with growth of membership, we believe that one of the near-term opportunities for increased profitability will be to improve the margins of IMC Health closer to those of CareMax. We are projecting 2021 pro forma adjusted EBITDA of 52.2 million, before factoring in the full-year effective acquisitions that we believe we can close in 2021.

From here, we project organic revenue growth of approximately 15% from pro forma calendar year 2020 through 2023, with the ability to add to that growth rate if we execute on our acquisition and payer-sponsored de novo strategy. We plan to close the balance sheet that has sufficient cash and borrowing capacity to allow us to execute on our robust acquisition pipeline, and to invest in opening centers with our payer partners.

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Finally, we believe that our beginning financial metrics are quite compelling for investors. We think the transaction--our transaction provides an attractive entry price at roughly 13.2x 2021 pro forma EBITDA from current operations, and 10.4x if we had the full-year effect of acquisitions that we will look to do. This equates to a pro forma revenue multiple of 1.3x 2021.

Both of the companies have completed PCAOB audits, so we intend to file our proxy quickly, with a view toward closing the transaction in the first quarter. Thanks very much for your time this morning. Carlos and I look forward to briefing you as the story develops. Thanks very much, everyone. Thanks again for your patience, and have a nice day.

Operator

Ladies and gentlemen, thank you for your participation. You may disconnect your phone line or log off the webcast at this time, and have a wonderful day.

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